As filed with the Securities and Exchange Commission on December 22, 2025

Registration No. 333-290996

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Graphjet Technology

(Exact name of registrant as specified in its charter)

Cayman Islands	3620	N/A
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

Lot 3895, Lorong 6D, Kampung Baru Subang

Seksyen U6, 40150 Shah Alam

Selangor, Malaysia

Telephone: +60 019 850 0895

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Tucker

Duane Morris LLP

901 New York Avenue N.W., Suite 700 East

Washington, DC 20001-4795

Telephone: (202) 776-5248

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 22, 2025

Graphjet Technology

Up to 17,772,578 Class A Ordinary Shares

This prospectus relates to the offer and resale from time to time, upon expiration of lock-up agreements, if applicable, by the selling securityholders named in this prospectus (including their permitted transferees, donees, pledgees, and other successors-in-interest) (collectively, the “Selling Securityholders”) of up to an aggregate of 17,772,578 Class A ordinary shares, par value $0.006 (the “Class A Ordinary Shares”) of Graphjet Technology (the “Company,” “Graphjet Technology,” “Graphjet,” “our,” “us,” or “we”), consisting of up to (i) 3,333,340 Class A Ordinary Shares issuable upon the exercise of 333,334 warrants (the “Warrants”) at an exercise price of $3.30, which were originally issued to Aiden Lee Ping Wei pursuant to a Warrant Subscription Agreement; (ii) 11,065,513 Class A Ordinary Shares issuable to Tan Chin Teong, at $4.44 per share, pursuant to a Sale and Purchase Agreement, dated August 19, 2025, by which the Company purchased the property from which the Company currently operates from (the “Sale and Purchase Agreement”); (iii) 28,464 Class A Ordinary Shares, issued to Tan Chin Teong, at $4.44 per share, pursuant to the Sale and Purchase Agreement; (iv) 185,000 Class A Ordinary Shares, issued at $3 per share, to Goh Meng Keong, as settlement of a debt owed by the Company to Goh Meng Keong; (v) 3,261 Class A Ordinary Shares, issued at $6.48 per share, to Yasuka Infinity Sdn Bhd, as settlement of a debt owed by the Company to Yasuka Infinity Sdn Bhd; and (vi) 3,157,000 Class A Ordinary Shares issuable to International Liquidity, LLC (“ILP”), pursuant to a Master Loan Agreement and a Master Pledge Agreement entered into by the Company and ILP, dated October 16, 2025, by which the Company will issue such Class A Ordinary Shares as collateral for a loan of USD$7,000,000 made by ILP to the Company. To the extent the Warrants are exercised for cash, we will receive the proceeds from such exercises. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Securityholders.

As described herein, the Selling Securityholders named in this prospectus or their permitted transferees, may resell from time to time up to 17,772,578 Class A Ordinary Shares. We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of our Class A Ordinary Shares. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Class A Ordinary Shares. See section entitled “Plan of Distribution” beginning on page 63 of this prospectus.

The Class A Ordinary Shares being registered for resale in this prospectus represent a substantial percentage of our public float and of our outstanding Class A Ordinary Shares. The number of Class A Ordinary Shares being registered in this prospectus (which include shares issuable upon exercise of the Warrants) represents more than 100% of the total 3,845,062 Class A Ordinary Shares outstanding as of December 22, 2025. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Class A Ordinary Shares.

In addition, some of the Class A Ordinary Shares being registered for resale were acquired by the Selling Securityholders at prices considerably below the current market price of the Class A ordinary shares. Even though the current market price is significantly below the price at the time of the Company’s initial public offering, certain Selling Securityholders have an incentive to sell because they will still profit on sales due to the lower price at which they acquired their Class A Ordinary Shares as compared to the public investors. Based on the last reported sale price of Class A Ordinary Shares referenced below, shares acquired for less than such last reported sale price, the Selling Securityholders may experience potential profit up to $[--] per share.

Our Class A Ordinary Shares currently trade on the OTC Markets under the symbol “GTIJF” and our Public Warrants trade on the OTC Markets under the symbol “GTIW.” On December 16, 2025, the closing price of our Class A Ordinary Shares was $1.00 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2025

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. Under this registration process, the Selling Securityholders may sell up to 17,772,578 Class A Ordinary Shares from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Securityholders. To the extent the Warrants are exercised for cash, we will receive the proceeds from such exercises. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Securityholders.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of the Class A Ordinary Shares, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell the Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, is accurate only as of the date on the respective cover. Our business, prospects, financial condition or results of operations may have changed since those dates. This prospectus contains, and any prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable. Accordingly, investors should not place undue reliance on this information.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Graphjet Technology,” “Graphjet,” “we,” “us,” “our” and similar terms refer to Graphjet Technology.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “outlook,” “forecast,” “possible,” “potential,” “predict,” “project” or the negative of such terms or other similar expressions. These forward- looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

●	the ability of the Company to grow and manage growth profitably;

●	our financial and business performance, including financial projections and business metrics;

●	our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	performance by counterparties, including suppliers of palm kernel shells and transportation providers of the Company’s products;

●	the implementation, market acceptance and success of our business model;

●	our market opportunity and the potential growth of that market;

●	the ability of the Company to compete effectively in a competitive industry;

●	the ability to protect and enhance the Company’s corporate reputation and brand;

●	the impact from future regulatory, judicial, and legislative changes in the Company’s industry;

●	our ability to effect our growth strategies, acquisitions or investments successfully;

●	our future capital requirements and sources and uses of cash;

●	our business, expansion plans and opportunities.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. The following factors, among others, may cause actual results to differ materially from those expressed or implied in our forward-looking statements:

●	the outcome of any legal proceedings;

●	changes in applicable laws or regulations;

●	that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

●	future exchange and interest rates;

●	the ability to regain the listing of our securities on Nasdaq or any other exchange; and

●	the possibility that we may be adversely affected by other economic, business or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

Graphjet is the owner of the state-of-the-art technology for the manufacture of artificial graphene and graphite, critical raw materials used in a variety of industries. The technology was developed through Graphjet’s collaboration with UKM and UTEM. Graphjet’s breakthrough technology transforms an abundant and renewable waste product, palm kernel shells, into highly valued artificial graphene and graphite. Graphjet prepared patent applications on its bio-mass processes and production methods, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale. Graphjet received approval of its patent application (i) for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022; and (ii) a palm-based synthetic graphene and the preparation method thereof on March 27, 2024.

Graphjet’s innovative manufacturing process controls the quality of both the graphite and the resulting graphene, resulting in higher quality products than are produced using either mined graphite or artificial graphite derived from coal -based or petroleum-based production. Since Graphjet uses a widely available waste product as its source, Graphjet expects to be able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

Background

Graphjet Technology (formerly known as Energem Corp. or “Energem”) was a blank check company originally incorporated under the laws of the Cayman Islands on August 6, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. On November 18, 2021, Energem consummated an initial public offering (the “IPO”), after which its securities began trading on the Nasdaq Stock Market LLC (“Nasdaq”). On August 1, 2022, Energem entered into that certain Share Purchase Agreement by and among Energem, Graphjet Technology Sdn. Bhd., a Malaysian private limited company (“Graphjet Sdn”), Swee Guan Hoo, solely in his capacity as the representative for the shareholders of Energem after the closing of the sale and purchase of the Graphjet Sdn issued and outstanding shares (the “Graphjet Pre-Transaction Shares”) (the “Closing”) for Energem’s shareholders (the “Purchaser Representative”), the individuals listed on the signature page of the Share Purchase Agreement under the heading “Selling Shareholders” (each, a “Selling Shareholder” and together, the “Selling Shareholders”), and Lee Ping Wei in his additional capacity as representative for the Selling Shareholders (the “Shareholder Representative”).

On March 14, 2024 (the “Closing Date”), we consummated the previously announced business combination (the “Business Combination”), and related transactions (the “Transactions”) contemplated by the Share Purchase Agreement, pursuant to which Energem acquired all of the issued and outstanding shares of Graphjet Sdn Pre-Transaction Shares from the Selling Shareholders and Graphjet Sdn became a wholly owned subsidiary of Energem; and Energem changed its name to Graphjet Technology. On March 15, 2024, our Class A Ordinary Shares, par value $0.0001 per share began trading on The Nasdaq Global Market under the symbol “GTI”.

As a result of the Transactions, we are a holding company, all of whose assets are held directly by, and all of whose operations are conducted through, Graphjet Sdn and whose only direct asset consists of equity ownership of Graphjet Sdn.

On August 7, 2025, we held an extraordinary general meeting of our shareholders to vote and approve certain proposals, including a share consolidation proposal to consolidate every issued and unissued Class A ordinary share, par value $0.0001 per share at a ratio within a range of not less than 1-for-50 and not greater than 1-for-150. On the same day, the Board approved the implementation of the share consolidation at a ratio of 1-for-60 (the “Share Consolidation”).

On August 25, 2025, the Share Consolidation became effective, causing every 60 ordinary shares of $0.0001 issued and outstanding to automatically be combined into one ordinary share of $0.006. The Share Consolidation did not affect any shareholder’s percentage ownership, except for adjustments that resulted from the treatment of fractional shares, which were rounded up to the nearest whole share. Further, the par value of the ordinary shares was increased from $0.0001 per share to $0.006 per share.

On November 13, 2025, the Company’s securities were suspended from trading on The Nasdaq Global Market and began trading on the OTC Markets under the ticker symbol “GTIJF”.

On November 25, 2025, the Company appealed to the Nasdaq Listing and Hearing Review Council under Nasdaq Listing Rule 5820, requested that (i) review and reverse the Panel’s delisting decision of November 11, 2025; and (ii) grant a stay of the Panel’s decision pending the Council’s review of the Company’s appeal in order to allow the Company to complete and present a detailed, evidence-based compliance plan demonstrating a clear and credible path to regain compliance with the Nasdaq Listing Rules. Nasdaq acknowledged the appeal on November 26, 2025, and requested the Company’s plan and supporting documents by December 10, 2025.

On December 10, 2025, the Company submitted its formal appeal together with an updated, documentation-backed compliance plan requesting that the Council (i) review and reverse the Panel’s decision and (ii) authorize a provisional relisting of the Company’s Class A ordinary shares on The Nasdaq Global Market during the pendency of the Council’s review to facilitate implementation of the compliance plan.

The Company is the owner of the state-of-the-art patented technology for the manufacture of high-quality graphene and graphite, critical raw materials utilized across various industries including energy storage, electronics, aerospace and advanced manufacturing. For graphene, is an extraordinary material that has sparked a global rush in industry. Graphjet Technology produces graphite, graphene and graphene-based anode battery material with over 98% similarity and greater consistency compared to other synthetic graphite and graphene which are produced from petroleum coke and coal. The breakthrough technology transforms a sustainable, abundant and renewable agricultural waste product, palm kernel shells into highly valuable artificial graphene and graphite, significantly reducing carbon emissions in the process. For research and development in graphite and graphene applications, Graphjet Technology collaborates closely with prestigious institutions such as the National University of Malaysia (UKM) and University Teknikal Malaysia Melaka (UTEM), which serve as the Company’s Technology Advisor Panel, providing expect insights and guidance in technology advisory for the applications. Additionally, Graphjet’s strategic membership in the Industrial Liaison Program (ILP) at Massachusetts Institute of Technology (MIT) underscores its commitment to continuous innovation and cutting-edge research partnership.

Positioning itself as a leader in cost efficiency, Graphjet aims to be the foremost low-cost producer of premium artificial graphite and graphene. The Company holds a patent for its proprietary bio-mass conversion process and graphite production method, and its graphene manufacturing technique. This unique capability positions Graphjet to be the sole producer capable of mass-scale production of graphite and graphene using sustainable biomass sources, setting it apart from competitor worldwide.

Since Graphjet Technology uses a widely available waste product as their source, they are able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

Leveraging this innovation approach, Graphjet Technology aimed to produce superior products at a significantly reduced cost compared to conventional graphite and graphene production methods that rely on non-renewable sources. This competitive advantage ensures the company’s products not only meet but exceed industry standards for quality and sustainability.

As for now, Graphjet Technology has not commenced commercial sales, but plans to strategically sample its products to leading multinational companies to gain market acceptance and facilitate procurement. The company’s ultimate goal is to displace high-cost suppliers with its competitively priced, eco-friendly alternatives. To date, the Company has funded its operations primarily with proceeds through equity investments provided by its current shareholders.

In July 2023, the Company secured a production facility in Kampung Baru Subang, Selangor State, Central Malaysia, where machinery commissioning is ongoing. Production commenced in August 2025.

Our Class A Ordinary Shares are currently listed on the OTC Markets under the symbol “GTIJF” and our Public Warrants trade on the OTC under the symbol “GTIW.”

The Class A Ordinary Shares being registered for resale in this prospectus represent a substantial percentage of our public float and of our outstanding Class A Ordinary Shares. The number of shares being registered in this prospectus represents more than 100% of the total Class A Ordinary Shares outstanding as of December 22, 2025. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Class A Ordinary Shares.

The rights of holders of our Class A Ordinary Shares are governed by our Amended and Restated Memorandum of Association and Amended Articles of Association (the “Amended and Restated Articles”), and the Companies Act (as Revised) of the Cayman Islands (the “Companies Act”).

As of December 22, 2025, there were 3,845,062 Class A Ordinary Shares issued and outstanding.

Emerging Growth Company

We are an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year of the Company following the fifth anniversary of the consummation of the Company’s initial public offering, which occurred on November 18, 2021, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

Corporate Information

The Company was incorporated in the Cayman Islands on August 6, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company completed its initial public offering on November 18, 2021. On March 14, 2024, the Company consummated the Business Combination. In connection with the Business Combination, we changed our name to Graphjet Technology. Our principal executive offices are located at Lot 3895, Lorong 6D, Kampung Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor, Malaysia and our telephone number is +60 019 850 0895. Our website address is https://www.graphjettech.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	Graphjet Technology

Resale of Class A Ordinary Shares

Class A Ordinary Shares Offered by the Selling Securityholders	Up to 17,772,578, consisting of: (i) 3,333,340 Class A Ordinary Shares issuable upon the exercise of 333,334 warrants (the “Warrants”) at an exercise price of $3.30, which were originally issued to Aiden Lee Ping Wei pursuant to a Warrant Subscription Agreement; (ii) 11,065,513 Class A Ordinary Shares issuable to Tan Chin Teong, at $4.44 per share, pursuant to a Sale and Purchase Agreement, dated August 19, 2025, by which the Company purchased the property from which the Company currently operates from (the “Sale and Purchase Agreement”); (iii) 28,464 Class A Ordinary Shares, issued to Tan Chin Teong, at $4.44 per share, pursuant to the Sale and Purchase Agreement; (iv) 185,000 Class A Ordinary Shares, issued at $3 per share, to Goh Meng Keong, as settlement of a debt owed by the Company to Goh Meng Keong; (v) 3,261 Class A Ordinary Shares, issued at $6.48 per share, to Yasuka Infinity Sdn Bhd, as settlement of a debt owed by the Company to Yasuka Infinity Sdn Bhd; and (vi) 3,157,000 Class A Ordinary Shares issuable to International Liquidity, LLC (“ILP”), pursuant to a Master Loan Agreement and a Master Pledge Agreement entered into by the Company and ILP, dated October 16, 2025, by which the Company will issue such Class A Ordinary Shares as collateral for a loan of USD$7,000,000 made by ILP to the Company.

Class A Ordinary Shares Outstanding Prior to Exercise of the Warrants	3,845,062 Class A Ordinary Shares

Class A Ordinary Shares Outstanding Assuming Exercise of the Warrants	7,178,402 Class A Ordinary Shares

Exercise Price of Warrants	$3.30

Use of Proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Securityholders. If the Warrants held by Mr. Lee are exercised for cash, we will receive the cash proceeds from that exercise.

Market for Class A Ordinary Shares	Our Class A Ordinary Shares are currently traded on the OTC Markets under the symbol “GTIJF”.

Lock-up Restrictions	Some of the Class A Ordinary Shares held by the Selling Securityholders are subject to restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Party Transactions - Graphjet Technology Related Party Transactions” for further discussion.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

SUMMARY RISK FACTORS

An investment in shares of our equity securities involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

●	Our business and growth strategy depend on our ability to maintain and expand a network of qualified providers. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be harmed.

●	We may face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share, our business and operating results will be harmed.

●	If we are not able to develop and release new products and meet demands for its products, our business could be adversely affected.

●	Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or members, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and reputation.

●	If we are unable to maintain and enforce intellectual property protection for our technology and methods, or if the scope of our intellectual property protection is not sufficiently broad, others may be able to develop and commercialize technology substantially similar to ours, and our ability to successfully commercialize our technology may be adversely affected.

●	We may in the future become subject to litigation or regulatory investigation, which could harm our business.

●	We may acquire other businesses, form joint ventures or make other investments that could negatively affect its operating results, dilute shareholders’ ownership, increase its debt or cause it to incur significant expenses.

●	We are vulnerable to severe weather conditions and natural disasters, including earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of its business and adversely affect its results of operations.

●	We conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, or if the rules and regulations change or the approach that regulators take in classifying our products and services under such regulations change, we could incur penalties or be required to make significant changes to our operations, products, or services or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

●	We face uncertainty as to whether it will achieve its strategic initiatives including construction of its manufacturing plant and whether it will yield the expected benefits, and uncertainty as to the availability of financing or financing on favorable terms and will operate with a dependence on commodity prices, the impact of inflation on costs, the risks of obtaining the necessary permits, the operating performance of our assets and businesses, competitive factors in the graphite mining and production industry generally.

●	Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

●	Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

●	We depend on our talent to grow and operate our business, and currently relies on contractors in the production of our graphite, if we are unable to hire, integrate, develop, motivate and retain personnel, we may not be able to grow effectively.

Risks Related to Our Organization and Structure, including:

●	We may change our operational policies, investment guidelines, and business and growth strategies without stockholder consent which may subject us to different and more significant risks in the future that may adversely impact our business and financial results.

●	We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our securities may be less attractive to investors.

●	Any joint venture investments that we make could be adversely affected by our lack of sole decision- making authority, its reliance on co-ventures’ financial conditions, and disputes between it and its co-ventures.

Risks Related to an Investment in Our Securities, including:

●	The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.

●	We will be subject to financial reporting and other requirements as a public company for which our accounting and other management systems and resources may not be adequately prepared, adversely impacting stock price.

●	We have been informed that our ordinary shares will be delisted from Nasdaq and there can be no assurance that we will be able to comply with the listing standards of any U.S. stock exchange.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and “Summary Risk Factors,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Related to Our Business and Industry

We have a very limited operating history, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

Graphjet was formed on December 23, 2019, and our objective is to become a manufacturer of artificial graphite and graphene using a waste product, palm kernel shell. To date, we have devoted substantially all of our resources to performing research and development and enabling manufacturing activities in support of our product development efforts, hiring personnel, acquiring and developing our technology, performing business planning, establishing our intellectual property portfolio and raising capital to support and expand such activities. Our production methods utilizing palm kernel shells to produce single layer graphene and artificial graphite is a new type of product in the industry. Predicting our future revenue and appropriately budgeting for our expenses is difficult, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected. You should consider our prospects in light of the risks and uncertainties emerging companies encounter when introducing a new product.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2025, the Company incurred a net loss of approximately $16.4 million and, as of that date, the Company’s current liabilities, exceeded its current assets by approximately $10.1 million. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

We face a variety of risks related to our proposed graphene/graphite manufacturing business.

We plan to develop a graphene/graphite manufacturing business that produces low-cost, high-quality, and high-margin graphene/graphite. The proposed graphene and graphite manufacturing carries a number of risks, including, without limitation:

●	unanticipated liabilities or contingencies, including those related to intellectual property;

●	the need for additional capital and other resources to expand into the graphene/graphite manufacturing business; and

●	competition from better-funded public and private companies, including from producers of natural graphite, artificial graphite, and competition from foreign companies that are not subject to the same environmental and other regulations as the Company

Entry into a new line of business may also subject us to new laws and regulations with which we are not familiar and may lead to increased litigation and regulatory risk. Further, our graphene/graphite manufacturing business model and strategy are still evolving and are continually being reviewed and revised, and we may not be able to successfully implement our business model and strategy. We may not be able to produce graphene or graphite with the characteristics needed for commercial use, and we may not be able to attract a sufficiently large number of customers. If we are unable to successfully implement our graphene/graphite manufacturing business, our revenue and profitability may not grow as we expect, our competitiveness may be materially and adversely affected, and our reputation and business may be harmed.

In developing our proposed graphene/graphite manufacturing business, we have and will continue to invest significant time and resources. Initial timetables for the development of our graphene/graphite manufacturing business may not be achieved. Failure to successfully manage these risks in the development and implementation of our new graphene/graphite manufacturing business could have a material adverse effect on our business, results of operations and financial condition.

The graphene and graphite industry is highly competitive. Our market share, net sales or net income could decline due to vigorous price and other competition.

Competition in the graphene and graphite industry is based primarily on market acceptance, material differentiation and quality, delivery reliability and customer service. Competition with respect to new material is, and is expected to continue to be, based primarily on price, performance and cost effectiveness, customer service and product innovation. Competition could prevent implementation of price increases, require price reductions or require increased spending on research and development, marketing and sales that could adversely affect us. In such a competitive market, changes in market conditions, including customer demand and technological development, could adversely affect our competitiveness, sales and/or profitability.

We may or may not recoup expenditures associated with our growth.

To keep pace with increasing market demand, we need to invest in expanding our production capacity. The manufacture of our graphene and graphite is capital-intensive, and equipment, once purchased, may break down or require costly maintenance or may become obsolete due to technological improvements or other factors. There can be no assurance that investments intended to increase production capacity will have the desired impact which could materially and adversely affect our operating results and financial position.

We may not respond quickly and profitably to continued innovations in the graphene and graphite industry.

We believe that technological advances in graphene and graphite manufacturing will continue to occur and new technologies will continue to develop. Advances in the manufacturing of graphene and graphite could allow our competitors to develop graphene and graphite faster or produce more efficiently or at lower cost than we can or they may have significantly greater sources in which to grow their graphene and graphite innovation more rapidly. If we are unable to adapt or incorporate technological advances into our operations, our production facilities could become less competitive. Further, it may be necessary for us to incur significant expenditures to acquire any new technologies and retrofit our current processes to remain competitive.

If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer.

Our sales and marketing efforts may not achieve intended results and, therefore, may not generate the projected revenue we anticipate. As a result of our corporate strategies, we have decided to focus our resources on selected vertical markets. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near-term plans will be successful. If we are not able to address markets for graphene and graphite successfully, we may not be able to grow our business, compete effectively or achieve profitability. Although we have secured the letter of intents from our potential customers, such letters are non-binding and can be terminated as and when they want. There can also be no assurance that we will be able to secure the contracts from our potential customers or any other customers.

We are unlikely to enter into any long-term contracts with its customers. The lack of long-term contracts is mainly due to the nature of the business that graphene and graphite prices fluctuate, the prevailing customer practices where the demand for graphene and graphite is subject to the customers’ needs and business decisions, of which are difficult to secure any long- term contracts. The absence of long-term contracts may result in the fluctuation of our sales and result in uncertainties over the overall financial performance. Should our future customers cease purchasing from us, and if we are unable to replace these customers with new customers in a timely manner, our financial performance may be adversely affected. However, we believe that our customers are unlikely to switch to alternative competitors due to price and quality, that differentiate Graphjet to its competitors.

While we strive to ensure customer satisfaction by improving our graphene and graphite quality, strengthening existing business relationships and establishing relationships with new customers to expand our customer base, any adverse economic conditions or slowdowns in the demand graphene may negatively impact the sales, which will consequently result in a decline in our financial performance.

We must continuously invest in research and development and devote significant resources to commercializing new products in the graphene and graphite industry.

To remain competitive, we must continuously invest in research and development and our future growth depends on penetrating new markets, expansion in current markets, and introducing quality graphene and graphite that achieve market acceptance. Much of our technology and intellectual property portfolio is at an early stage of development, and we may not be able to continue to identify, develop, exploit, market and, in certain cases, secure regulatory approval for, innovative graphene and graphite in a timely manner or at all. Further, our graphene and graphite may not achieve market acceptance, create any additional revenue or become profitable, which could materially harm our business, prospects, financial results and liquidity.

Because we have limited capital, inherent manufacturing risks pose a significant threat to us compared with our larger competitors.

Because we have limited capital, we may be unable to withstand significant losses that can result from inherent risks associated with manufacturing graphene and graphite, including environmental hazards, industrial accidents, flooding, earthquake, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

Any malfunction or system failure on the plant and machinery may interrupt the business operations, result in unavailability of its services and hinder the ability to manage the processing of graphene and graphite to meet its customers’ order and expose us to other operational inefficiencies and risk that could materially and adversely affect the business, financial condition and results of operations.

Risks of relationships with third parties in respect of commercialization, sales and marketing of our graphene and graphite products.

Although we have resources and staff dedicated to research and development and market conditions, other factors such as management efficiencies may make it required or preferable for us to enter into collaboration arrangements with third parties for the commercialization, sales and marketing of our graphene and graphite. If we are not successful entering into appropriate collaboration arrangements or recruiting sales and marketing personnel or in building a sales and marketing infrastructure, we will have difficulty successfully commercializing our graphene and graphite, which would adversely affect our business, operating results and financial condition.

We may not be able to enter into collaboration agreements on terms acceptable to us or at all. In addition, even if we enter into such relationships, we may have limited or no control over the sales, marketing and commercialization activities of these third parties. Our future revenues may depend heavily on the success of the efforts of these third parties. If we elect to establish a sales and marketing infrastructure, we may not realize a positive return on this investment.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

Although we have taken many protective measures to protect our technology with trade secrets, know-how and specialized domain expertise, including agreements, limited access, segregation of knowledge, password protections and other measures, policing unauthorized use of proprietary technology can be difficult and expensive.

Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope, or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights and may harm our business, prospects and reputation.

We rely primarily on know-how, specialized knowledge, domain expertise, trade secrets and non-disclosure, confidentiality and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition or operating results.

We may need to defend ourselves against claims that we infringe, have misappropriated or otherwise violate the intellectual property rights of others, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations, or individuals, including our competitors, and suppliers may hold or obtain patents, trademarks, or other proprietary rights that they may in the future believe are infringed by our products or services. Although we are not currently subject to any claims related to intellectual property, these companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation, or other violations of such rights, or otherwise asserting their rights and seeking licenses or injunctions. In specific cases indemnify our customers or suppliers against claims that the products we supply infringe, misappropriate, or otherwise violate third party intellectual property rights, and we may therefore be required to defend our customers against such claims. If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling or using our products that incorporate the challenged intellectual property;

●	pay substantial damages (including treble damages and attorneys’ fees if our infringement is determined to be willful);

●	obtain a license from the holder of the intellectual property right, which license may not be available on reasonable terms or at all; or

●	redesign our graphene and graphite or means of production, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, prospects, operating results and financial condition. In addition, any litigation or claims, whether or not valid, could harm our reputation, result in substantial costs, and divert resources and management attention.

Our success will depend, among other factors, on our ability to obtain, maintain and protect our intellectual property rights.

In order to remain competitive, we must develop, maintain and protect the proprietary aspects of our brands, technologies and data. We rely on a combination of contractual provisions, confidentiality procedures and patent, copyright, trademark, trade secret and other intellectual property laws to protect the proprietary aspects of our brands, technologies and data. These legal measures afford only limited protection, and competitors or others may gain access to or use our intellectual property and proprietary information. Our success will depend, in part, on preserving our trade secrets, maintaining the security of our data and know-how and obtaining and maintaining other intellectual property rights. We may not be able to obtain or maintain intellectual property or other proprietary rights necessary to our business or in a form that provides us with a competitive advantage.

In addition, our trade secrets, data and know-how could be subject to unauthorized use, misappropriation, or disclosure to unauthorized parties, despite our efforts to enter into confidentiality agreements with our employees, consultants, clients and other vendors who have access to such information, and could otherwise become known or be independently discovered by third parties. Our intellectual property, including trademarks, could be challenged, invalidated, infringed, and circumvented by third parties, and our trademarks could also be diluted, declared generic or found to be infringing on other marks. If any of the foregoing occurs, we could be forced to re-brand our products, resulting in loss of brand recognition and requiring us to devote resources to advertising and marketing new brands, and suffer other competitive harm. Third parties may also adopt trademarks similar to ours, which could harm our brand identity and lead to market confusion. Failure to obtain and maintain intellectual property rights necessary to our business and failure to protect, monitor and control the use of our intellectual property rights could negatively impact our ability to compete and cause us to incur significant expenses. The intellectual property laws and other statutory and contractual arrangements in the United States and other jurisdictions we depend upon may not provide sufficient protection in the future to prevent the infringement, use, violation or misappropriation of our trademarks, data, technology and other intellectual property and services, and may not provide an adequate remedy if our intellectual property rights are infringed, misappropriated or otherwise violated.

We rely, in part, on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property portfolio or other proprietary rights, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense and enforcement of any patents or other intellectual property rights. The process of applying for and obtaining a patent is expensive, time consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary. In addition, the issuance of a patent does not ensure that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties.

Graphjet received approval of its patent application (i) for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022; and a palm-based synthetic graphene and the preparation method thereof on March 27, 2024. Our patents may not be sufficiently broad to protect our technology. Moreover, even if we are able to obtain patent protection for both productions, such patent protection may be of insufficient scope to achieve our business objectives. Issued patents may be challenged, narrowed, invalidated or circumvented. Decisions by courts and governmental patent agencies may introduce uncertainty in the enforceability or scope of patents owned by or licensed to us. Furthermore, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own products and practicing our own technology. Alternatively, third parties may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend and/or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid, unenforceable or not infringed; competitors may then be able to market products and use manufacturing and analytical processes that are substantially similar to ours. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

We depend on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services.

We contract, or will contract, with third parties for certain services relating to the design, construction and maintenance of various components of our production facilities and other systems. If these third parties fail to comply with their obligations, the facilities may not operate as intended, which may result in delays in the production of our products and materially adversely affect our ability to meet our production targets and satisfy customer requirements or we may be required to recognize impairment charges. In addition, production delays could cause us to miss deliveries and breach our contracts, which could damage our relationship with our customers and subject us to claims for damages under our contracts. Any of these events could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We will also rely primarily on third parties for the transportation of our products. In particular, a significant portion of our goods are transported to different countries, which requires sophisticated warehousing, logistics and other resources. If any of the third parties that we use to transport products are unable to deliver the goods in a timely manner, we may be unable to sell these products at full value or at all, which could cause us to miss deliveries and breach our contracts, which could damage our relationships with our customers and subject us to claims for damages under our contracts. Any of these events could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our sales and results of operations could be materially and adversely impacted by risks inherent in international markets.

As we expand in international markets, customers may have difficulty or be unable to integrate our products into their existing systems or may have difficulty complying with foreign regulatory and commercial requirements. As a result, our products may require redesign. Any redesign of the product may delay sales or cause quality issues. In addition, we may be subject to a variety of other risks associated with international business, including import/export restrictions, fluctuations in currency exchange rates and economic or political instability. In addition, doing business internationally subjects us to risks relating to political or social unrest, as well as corruption and government regulation, including U.S. laws such as the Foreign Corrupt Practices Act. If any of these events occur, our businesses may be adversely affected.

Our operations are subject to hazards which could result in significant liability to us.

Our operations are subject to hazards associated with manufacturing and the related use, storage, transportation and disposal of raw materials, products and wastes. These hazards include explosions, fires, severe weather (including but not limited to hurricanes or other adverse weather that may be increasing as a result of climate change) and natural disasters, industrial accidents, mechanical failures, discharges or releases of toxic or hazardous substances or gases, transportation interruptions, human error and terrorist activities. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment as well as environmental damage, and may result in suspension of operations and the imposition of civil and criminal liabilities, including penalties and damage awards. While we believe our insurance policies are in accordance with customary industry practices, such insurance may not cover all risks associated with the hazards of our business and is subject to limitations, including deductibles and maximum liabilities covered. We may incur losses beyond the limits, or outside the coverage, of our insurance policies. In the future, we may not be able to obtain coverage at current levels, and our premiums may increase significantly on coverage that we maintain. Costs associated with unanticipated events in excess of our insurance coverage could have a material adverse effect on our business, competitive or financial position or our ongoing results of operations.

Complying with numerous health, safety and environmental regulations is both complex and costly.

Our business is subject to numerous health, safety, and environmental requirements in Malaysia. Such laws and regulations govern, among other matters, air emissions, wastewater discharges, solid and hazardous waste management and the use, composition, handling, distribution, and transportation of hazardous materials. Many such laws and regulations are becoming increasingly stringent (and may impose strict liability) and the cost of compliance with these requirements can be expected to increase over time. Although we believe that our operations comply with applicable regulations, any failure to comply with these laws and regulations could result in us incurring costs and /or liabilities, including as a result of regulatory enforcement, personal injury, property damage and claims and litigation resulting from such events, which could adversely affect our results of operations and financial condition.

Industrial operations can be hazardous.

Accidents involving the mishandling of heavy equipment or hazardous substances could cause severe or critical damage or injury to property and human health. Such an event could result in civil lawsuits and/or regulatory enforcement proceedings, both of which could lead to significant liabilities. Any damage to persons, equipment or property or other disruption of our business could result in significant additional costs to replace, repair and insure assets, which could negatively affect our business, prospects, operating results and financial condition.

Our business may be impacted by international instability, war, terrorism, and geopolitical events.

International political and economic instability or volatility, geopolitical regional conflicts, terrorist activity, political unrest, civil strife, acts of war, public corruption, expropriation and other economic or political uncertainties could interrupt and negatively affect the performance of our services, sale of our products or other business operations. A slowdown in economic growth in some emerging markets could result in long sales cycles, greater risk of uncollectible accounts and longer collection cycles. Fluctuations or devaluations in currency values, especially in emerging markets, could have an adverse effect on us, our suppliers, logistics providers and manufacturing vendors. Although our reporting currency is the U.S. dollar, we operate in different geographical areas and transact in a range of currencies in addition to the U.S. dollar, such as Malaysian Ringgit. As a result, movements in exchange rates may cause our revenue and expenses to fluctuate, impacting on our profitability, financial position and cash flows. All of these factors could result in increased costs or decreased revenues, and could materially and adversely affect our product sales, financial condition and results of operations.

Our future success depends in part on our ability to increase our production capacity and we may not be able to do so in a cost-effective manner.

We intend to begin construction on a manufacturing plant. Our ability to plan, construct and equip the manufacturing plant, and any future additional manufacturing plants, is subject to significant risks and uncertainties, including the following:

●	The expansion or construction of any manufacturing facilities will be subject to the risks inherent in the development and construction of new facilities, including risks of delays and cost overruns as a result of factors outside our control, such as delays in government approvals, burdensome permitting conditions, and delays in the delivery of manufacturing equipment and subsystems that we manufacture or obtain from suppliers.

●	Adding manufacturing capacity in any international location will subject us to new laws and regulations including those pertaining to labor and employment, environmental and export import. In addition, it brings with it the risk of managing larger scale foreign operations.

●	We may be unable to achieve the production throughput necessary to achieve our target annualized production run rate at our current and future manufacturing facilities.

●	Manufacturing equipment may take longer and cost more to engineer and build than expected and may not operate as required to meet our production plans.

●	We may depend on third-party relationships in the development and operation of additional production capacity, which may subject us to the risk that such third parties do not fulfill their obligations to us under our arrangements with them.

●	We may be unable to attract or retain qualified personnel.

●	Natural disaster events, such as earthquakes, tsunamis, floods, monsoon seasons, severe weather conditions, and landslides, which could have an adverse effect on the progress of the construction of the manufacturing plant.

●	We use external freight shipping and transportation services to transport and deliver materials and equipment for our manufacturing plant. Adverse fluctuations in freight costs, limitations on shipping and receiving capacity, and other disruptions in the transportation and shipping infrastructure at important shipping and delivery points could materially adversely affect the progress of the manufacturing plant.

●	Our equipment for the production will be imported from China to Malaysia, in which this will be subjected to the legislations, regulations and/or policy regarding importation, exportation and customs in Malaysia and China.

●	Labor shortage or work stoppages would also affect the progress, as such, we will source available workforce locally and/or from the surrounding community.

●	Delays in construction of our manufacturing plant.

●	We are subject to laws, regulations and standards, related to building and operation of the manufacturing plant, including product safety, health and safety and environmental matters. We may also face unexpected delays in obtaining permits and approvals required under relevant laws in connection with the construction and operation of the manufacturing plant.

If we are unable to expand our manufacturing facilities, we may be unable to further scale our business. If the demand for our product or our production output decreases or does not rise as expected, we may not be able to spread a significant amount of our fixed costs over the production volume, thereby increasing our per unit fixed cost, which would have a negative impact on our financial condition and results of operations.

If we fail to manage our growth effectively, our business and operating results may suffer.

Our current growth and future growth plans may make it difficult for us to efficiently operate our business, challenging us to effectively manage our capital expenditures and control our costs while we expand our operations to increase our revenue. If we experience significant growth in orders, without improvements in automation and efficiency, we may need additional manufacturing capacity and we and some of our suppliers may need additional and capital intensive equipment. Any growth in manufacturing must include a scaling of quality control as the increase in production increases the possible impact of manufacturing defects. In addition, any growth in the volume of sales of our products may outpace our ability to engage sufficient and experienced personnel to manage the higher number of installations and to engage contractors to complete installations on a timely basis and in accordance with our expectations and standards. Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.

If we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could be harmed.

We believe that our success and our ability to reach our strategic objectives are highly dependent on the contributions of our key management, technical, engineering and sales personnel. The performance of the business operation, implementation of on-going projects and successful execution on the business strategy will depend on the expertise, experience, and contribution of the management team. The loss of the services of any of our key executives or employees could disrupt our operations, delay the development and introduction of our products and services, and negatively impact on our business, prospects and operating results. We cannot assure you that we will be able to successfully attract and retain senior leadership necessary to grow our business. Furthermore, there is increasing competition for talented individuals in our field. We cannot assure that we will be able to afford the compensation packages customary in our field, which may lead to inability to attract and retain leadership and talent. Our failure to attract and retain our executive officers and other key technology, sales, marketing and support personnel, could adversely impact on our business, prospects, financial condition, and operating results. In addition, we do not have “key person” life insurance policies covering any of our officers or other key employees.

Future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operations.

We may be involved in legal proceedings, administrative proceedings, claims and other litigation that arise in the ordinary course of business. In addition, since our products are a new type of graphene and graphite product, we may in the future need to seek the amendment of existing regulations or, in some cases, the creation of new regulations, in order to operate our business in some jurisdictions. Such regulatory processes may require public hearings concerning our business, which could expose us to subsequent litigation.

Shareholders have also filed dozens of nuisance claims alleging misleading disclosures in proxy statements soliciting shareholder approval of de-SPAC merger transactions. These kinds of proxy statement challenges, which are common in the public M&A setting, are frequently brought under Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC Rule 14a-9. In these actions, plaintiffs’ lawyers threaten to enjoin a shareholder vote until the issuer releases supplemental information. We settled one such lawsuit, and owe the plaintiff’s counsel a de minimus “mootness fee”.

Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products, such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, financial condition, and results of operations. In addition, settlement of claims could adversely affect our financial condition and results of operations.

Cyber-attacks or other failures in our telecommunications or information technology systems, or those of our collaborators, third-party logistics providers, distributors or other contractors or consultants, could result in information theft, data corruption and significant disruption of our business operations.

We, our programs, our collaborators, third-party logistics providers, distributors and other contractors and consultants utilize information technology, or IT, systems and networks to process, transmit and store electronic information, including but not limited to intellectual property, proprietary business information and personal information, in connection with our business activities. Our internal IT systems and those of current and future third parties on which we rely may fail and are vulnerable to breakdown, breach, interruption or damage from cyber incidents, employee error or malfeasance, theft or misuse, sophisticated nation-state and nation-state-supported actors, unauthorized access, natural disasters, terrorism, war, telecommunication and electrical failures or other compromises. As use of digital technologies has increased, cyber incidents, including third parties gaining access to employee accounts using stolen or inferred credentials, computer malware, viruses, spamming, phishing attacks, denial-of-service attacks or other means, and deliberate attacks and attempts to gain unauthorized access to computer systems and networks, have increased in frequency, intensity, and sophistication. These threats pose a risk to the security of our, our programs’, our collaborators’, third-party logistics providers’, distributors’ and other contractors’ and consultants’ systems and networks, and the confidentiality, availability and integrity of our data. There can be no assurance that we will be successful in preventing cyber-attacks or successfully mitigating their effects. We may not be able to anticipate all types of security threats, and we may not be able to implement effective preventive measures effective against all such security threats. The techniques used by cyber criminals change frequently, may not be recognized until launched, and can originate from a wide variety of sources, including outside groups such as external service providers, organized crime affiliates, terrorist organizations or hostile foreign governments or agencies. Similarly, there can be no assurance that our collaborators, third-party logistics providers, distributors and other contractors and consultants will be successful in protecting our clinical and other data that is stored on their systems. Any loss of clinical trial data from our completed or ongoing clinical trials for any of our product candidates could result in delays in our development and regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Although to our knowledge we have not experienced any such material system failure or material security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of development programs and business operations.

Any cyber-attack that leads to unauthorized access, use, or disclosure of personal information, data breach or destruction or loss of data could result in a violation of applicable U.S. and international privacy, data protection and other laws and regulations, subject us to litigation and governmental investigations, proceedings and regulatory actions by federal, state and local regulatory entities in the United States and by international regulatory entities, resulting in exposure to material civil and/or criminal liability, cause us to breach our contractual obligations, which could result in significant legal and financial exposure and reputational damages. As cyber threats continue to evolve, we may be required to incur significant additional expenses in order to implement further data protection measures or to remediate any information security vulnerability. Further, our general liability insurance and corporate risk program may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that maybe imposed, which could have a material adverse effect on our business and prospects. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages as a result of the events referenced above.

We are dependent on the Palm Oil Industry for Availability of Raw Material

Any fluctuation of the selling price could materially, either positively or negatively, affect our business and financial condition. The processing of graphene is contingent on the availability of raw material such as palm kernel shell, which is a natural commodity that is exposed to price volatility as a result of market demand and supply conditions. As such, we are exposed to the price volatility of raw material. We are also dependent on the palm oil industry to source the raw material such as the palm kernels for our products to ensure successful business operations and financial performance. A slowdown in the palm oil industry due to, among others, a fall in the global market prices of crude palm oil and crude palm kernel oil, a decline in demand for palm oil and palm oil product due to among others, trade barriers and restrictions, actions by pressure groups and changing customer preference, adverse changes in the countries where palm oil plantations are located, natural disasters, changes to climatic conditions that adversely affect oil palm cultivation and crop production or other factors that may affect oil palm cultivation, crop production and demand for palm oil and its derivatives and product would have a material adverse effect on our business operations and financial performance if we are not be able to source for sufficient raw material elsewhere.

Our business, financial condition and results of operations may be materially adversely affected by risks associated with our international operations.

An important part of targeting international markets is increasing our brand awareness and establishing relationships with customers internationally. However, there are certain risks inherent in doing business in international market, which is heavily regulated in many jurisdictions. These risks include:

●	local economic, political and social conditions, including the possibility of economic slowdowns, hyperinflationary conditions, political instability, social unrest or outbreaks of pandemic or contagious diseases, such as Ebola, Zika, avian flu, severe acute respiratory syndrome (SARS), H1N1 (swine flu), the disease caused by the SARS-CoV-2 novel coronavirus (COVID-19), and Middle East Respiratory Syndrome (MERS);

●	multiple, conflicting and changing laws and regulations such as tax laws, privacy and data protection laws and regulations, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

●	obtaining regulatory approvals or clearances where required for the sale of our products in various countries; requirements to maintain data and the processing of that data on servers located in countries in which we may operate;

●	protecting and enforcing our intellectual property rights;

●	competition from companies with significant market share in our market, with greater resources than we have and with a better understanding of user preferences;

●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the effect of local and regional financial pressures on demand and payment for our products and services; the inability to manage and coordinate the various legal and regulatory requirements of multiple jurisdictions that are constantly evolving and subject to change;

●	currency exchange rate fluctuations, changes in currency policies or practices and restrictions on currency conversion;

●	limitations or restrictions on the repatriation or other transfer of funds;

●	the inability to enforce agreements, collect payments or seek recourse under or comply with differing commercial laws;

●	natural disasters, political and economic instability, including wars, terrorism, political unrest, disease outbreak, boycotts, curtailment of trade, and other market restrictions; and

●	managing the potential conflicts between locally accepted business practices and our obligations to comply with laws and regulations, including anti-corruption and anti-money laundering laws and regulations.

Our overall success and ability to continue to expand our business depends, in part, on our ability to anticipate and effectively manage these risks and there can be no assurance that we will be able to do so without incurring unexpected or increased costs. If we are not able to manage the risks related to our international operations, our business, financial condition and results of operations may be materially adversely affected. In certain regions, the degree of these risks may be higher due to more volatile economic, political or social conditions, less developed and predictable legal and regulatory regimes and increased potential for various types of adverse governmental action. Our ability to continue to expand our business and to attract talented employees, customers and members in various international markets will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business. Entering new international markets is expensive, our ability to successfully gain market acceptance or establish a robust customer base in any particular market is uncertain. Further, the potential distraction this could cause our senior management team could lead to other areas of our operations being neglected and harm our business, financial condition and results of operations.

We may make investments into or acquire other companies or technologies, which could divert our management’s attention, result in dilution to our shareholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could have an adverse effect on our business, financial condition and results of operations.

The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. In addition, we have limited experience in acquiring other businesses and may have difficulty integrating acquired businesses or assets, or otherwise realizing any of the anticipated benefits of acquisitions. If we acquire additional businesses, we may not be able to integrate the acquired operations and technologies successfully, or effectively manage the combined business following the acquisition. Integration may prove to be difficult due to the necessity of integrating personnel with disparate business backgrounds, different geographical locations and who may be accustomed to different corporate cultures.

We also may not achieve the anticipated benefits from any acquired business due to a number of factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities, including legal liabilities, associated with the acquisition;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the customers of the acquired business into our current and future offerings and contract terms, including disparities in the revenue model of the acquired company;

●	diversion of management’s attention or resources from other business concerns;

●	adverse effects on our existing business relationships or strategic partners as a result of the acquisition;

●	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations;

●	the potential loss of key employees;

●	acquisition targets not having as robust internal controls over financial reporting as would be expected of a public company;

●	possible cash flow interruption or loss of revenue as a result of transitional matters; and

●	use of substantial portions of our available cash to consummate the acquisition.

We may issue equity securities or incur indebtedness to pay for any such acquisition or investment, which could adversely affect our business, financial condition or results of operations. Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and the per share value of our Class A Ordinary Shares to decline. In addition, a significant portion of the purchase price of any companies we acquire may be allocated to acquire goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our results of operations based on this impairment assessment process, which could adversely affect our results of operations.

We may be subject to export and import control laws and regulations that could impair our ability to compete in international markets or subject us to liability if we violate such laws and regulations.

We and our products may be import and export controls and trade and economic sanctions regulations, which prohibit the shipment or provision of certain products and solutions to certain countries, governments and persons. We are also subject laws and regulations governing our operations, including regulations administered by the governments of Malaysia, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations. While we have mechanisms to identify high-risk individuals and entities before contracting with them, an instance of non-compliance with all such applicable laws could result in our being subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Likewise, any investigation of any potential violations of such laws could also have an adverse impact on our reputation, our business, results of operations and financial condition.

Risks Related to our Intellectual Property

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. We rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect our rights in our technology. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights or those rights are not enforceable. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take are aimed to prevent misappropriation. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources, including significant amounts of time from our key executives and management, and may not have the desired outcome.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some countries do not protect intellectual property rights to the same extent as do the laws of the United States and European Union. Therefore, we may not be able to secure certain intellectual property rights in some jurisdictions, and our intellectual property rights may not be as strong or as easily enforced outside of the United States and the European Union. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which, would adversely affect our business, prospects, financial condition and operating results.

As our patents may expire and may not be extended, and our patent rights may be contested, circumvented, invalidated or limited in scope, our patent rights may not protect we effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies.

Our patents could be contested, circumvented or invalidated in the future. In addition, the rights granted under any issued patents may not provide we with meaningful protection or competitive advantages. The claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to us. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could result in refusal of or invalidation of our patent applications. Finally, in addition to those who may claim priority, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations, or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell, leasing or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents (including non-practicing entities or other patent licensing organizations), trademarks or other intellectual property regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. Our applications and uses of trademarks relating to our design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease manufacturing our aircraft, or discontinue use of certain components in our aircraft, or offering services that incorporate or use the challenged intellectual property;

●	pay substantial damages;

●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;

●	redesign our aircraft; or

●	establish and maintain alternative branding for our aircraft or services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our employees’ former employers.

Many of our employees were previously employed by other companies or by suppliers to companies in the same industry we operate. We may be subject to claims that us or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of our former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or our work product could hamper or prevent our ability to commercialize our products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

Risks Related to the Regulatory Environment in Which We Operate

Our sales and results of operations could be materially and adversely impacted by risks inherent in international markets.

As we expand in international markets, customers may have difficulty or be unable to integrate our products into their existing systems or may have difficulty complying with foreign regulatory and commercial requirements. As a result, our products may require redesign. Any redesign of the product may delay sales or cause quality issues. In addition, we may be subject to a variety of other risks associated with international business, including import/export restrictions, fluctuations in currency exchange rates and economic or political instability. In addition, doing business internationally subjects us to risks relating to political or social unrest, as well as corruption and government regulation, including U.S. laws such as the Foreign Corrupt Practices Act. If any of these events occur, our businesses may be adversely affected.

Our operations are subject to hazards which could result in significant liability to us.

Our operations are subject to hazards associated with manufacturing and the related use, storage, transportation and disposal of raw materials, products and wastes. These hazards include explosions, fires, severe weather (including but not limited to hurricanes or other adverse weather that may be increasing as a result of climate change) and natural disasters, industrial accidents, mechanical failures, discharges or releases of toxic or hazardous substances or gases, transportation interruptions, human error and terrorist activities. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment as well as environmental damage, and may result in suspension of operations and the imposition of civil and criminal liabilities, including penalties and damage awards. While we believe our insurance policies are in accordance with customary industry practices, such insurance may not cover all risks associated with the hazards of our business and is subject to limitations, including deductibles and maximum liabilities covered. We may incur losses beyond the limits, or outside the coverage, of our insurance policies. In the future, we may not be able to obtain coverage at current levels, and our premiums may increase significantly on coverage that we maintain. Costs associated with unanticipated events in excess of our insurance coverage could have a material adverse effect on our business, competitive or financial position or our ongoing results of operations.

Complying with numerous health, safety and environmental regulations is both complex and costly.

Our business is subject to numerous health, safety, and environmental requirements in Malaysia. Such laws and regulations govern, among other matters, air emissions, wastewater discharges, solid and hazardous waste management and the use, composition, handling, distribution, and transportation of hazardous materials. Many such laws and regulations are becoming increasingly stringent (and may impose strict liability) and the cost of compliance with these requirements can be expected to increase over time. Although we believe that our operations comply with applicable regulations, any failure to comply with these laws and regulations could result in us incurring costs and /or liabilities, including as a result of regulatory enforcement, personal injury, property damage and claims and litigation resulting from such events, which could adversely affect our results of operations and financial condition.

Industrial operations can be hazardous.

Accidents involving the mishandling of heavy equipment or hazardous substances could cause severe or critical damage or injury to property and human health. Such an event could result in civil lawsuits and/or regulatory enforcement proceedings, both of which could lead to significant liabilities. Any damage to persons, equipment or property or other disruption of our business could result in significant additional costs to replace, repair and insure assets, which could negatively affect our business, prospects, operating results and financial condition.

We may be subject to export and import control laws and regulations that could impair our ability to compete in international markets or subject us to liability if we violate such laws and regulations.

We and our products may be import and export controls and trade and economic sanctions regulations, which prohibit the shipment or provision of certain products and solutions to certain countries, governments and persons. We are also subject laws and regulations governing our operations, including regulations administered by the governments of Malaysia, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations. While we have mechanisms to identify high-risk individuals and entities before contracting with them, an instance of non-compliance with all such applicable laws could result in our being subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Likewise, any investigation of any potential violations of such laws could also have an adverse impact on our reputation, our business, results of operations and financial condition.

Risks Related to Ownership of Our Securities

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to us as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.

The trading market for our Class A Ordinary Shares depends, to some extent, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts, or the information contained in their reports. If one or more analysts publish research reports that are interpreted negatively by the investment community, or have a negative tone regarding our business, financial condition or results of operations, industry or end-markets, our share price could decline. In addition, if a majority of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Future sales of our Class A Ordinary Shares, or the perception of such sales, by us or our shareholders in the public market could cause the market price for our Class A Ordinary Shares to decline.

The sale of our Class A Ordinary Shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Class A Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

In addition, the Class A Ordinary Shares reserved for future issuance under the Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares equal to 248,385 have been reserved for future issuance under the Equity Incentive Plan. We intend to file a registration statement on Form S-8 under the Securities Act to register Class A Ordinary Shares or securities convertible into or exchangeable for Class A Ordinary Shares issued pursuant to the Equity Incentive Plan, which registration statement will automatically become effective upon filing. Accordingly, shares registered under the registration statements will be available for sale in the open market.

In the future, we may also issue its securities in connection with investments or acquisitions. The amount of Class A Ordinary Shares issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding Class A Ordinary Shares. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our shareholders.

Our Class A Ordinary Share price may decline, and you could lose all or part of your investment as a result.

Broad market and industry factors may materially harm the market price of Graphjet Technology’s securities irrespective of its operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Graphjet Technology’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Graphjet Technology could depress Graphjet Technology’s share price regardless of its business, prospects, financial conditions or results of operations. You may not be able to resell your Class A Ordinary Shares at an attractive price due to a number of factors such as those listed in “— Risks Related to Our Business and Industry” and the following:

●	actual or anticipated fluctuations in Graphjet Technology’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about Graphjet Technology’s operating results;

●	success or entry of competitors;

●	Graphjet Technology’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning Graphjet Technology or the homebuilding industry in general;

●	operating and share price performance of other companies that investors deem comparable to Graphjet Technology;

●	Graphjet Technology’s ability to bring its products and technologies to market on a timely basis, or at all;

●	changes in laws and regulations affecting Graphjet Technology’s business;

●	Graphjet Technology’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving Graphjet Technology;

●	changes in Graphjet Technology’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Graphjet Technology’s Class A Ordinary Shares available for public sale;

●	any major change in the Board or management;

●	sales of substantial amounts of Graphjet Technology’s Class A Ordinary Shares by its directors, executive officers or significant stockholders or the perception that such sales could occur;

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, and acts of war or terrorism, inflation and market liquidity; and

●	the other risk factors set forth in the “Risks Related to Our Business and Industry.”

A decline in the market price of Graphjet Technology’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future. In the past, following periods of market volatility, stockholders have initiated derivative actions. If we are involved in derivative litigation, it could have a substantial cost and divert resources and the attention of management from our business regardless of the outcome of the litigation

Because there are no current plans to pay cash dividends on our Class A Ordinary Shares for the foreseeable future, you may not receive any return on investment unless you sell your Class A Ordinary Shares at a price greater than what you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on our Class A Ordinary Shares will be at the sole discretion of our Board. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our Board may deem relevant. As a result, you may not receive any return on an investment in our Class A Ordinary Shares unless you sell your Class A Ordinary Shares for a price greater than that which you paid for them.

Our shareholders may experience dilution in the future.

The percentage of our Class A Ordinary Shares owned by current shareholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees, and exercise of our warrants. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of our Class A Ordinary Shares.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal or regulatory requirements of businesses providing financial services. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. These laws, regulations, and rules include, without limitation, the following:

●	As an employer, we will be subject to state and federal laws relating to employment practices, health and safety of employees, employee benefits and other employment-related matters.

●	We are an SEC reporting company and therefore we are required to comply with the various rules and regulations of the SEC that relate to, among other things, the timing and content of annual, quarterly and current reports, the process to register additional shares for sale to the public or for resale by existing investors, and disclosures in connection with meetings of our stockholders. Changes in these rules and regulations can have a significant impact on us.

As our business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required to have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules, and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We cannot assure you that as a result of factors outside of Graphjet Technology’s business and outside of Graphjet Technology’s control issues may arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise, and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about Graphjet Technology or its securities. Accordingly, our shareholders could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Graphjet Technology is subject to financial reporting and other requirements as a public company for which its accounting and other management systems and resources may not be adequately prepared adversely impacting stock price.

As a public company with listed equity securities, Graphjet Technology will need to comply with laws, regulations, and requirements, including the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), certain corporate governance provisions of the Sarbanes-Oxley Act, and related regulations of the SEC, with which it was not required to comply as a private company. The Exchange Act requires that Graphjet Technology file annually, quarterly, and current reports with respect to its business and financial condition. Graphjet Technology did not timely file a Form 10-K for the year ended September 30, 2024 and Forms 10-Q for the quarters ended December 31, 2024, March 31, 2025 and June 30, 2025. As of the date of this Prospectus, we have filed all its required annual, quarterly, and current reports with the SEC. Graphjet Technology might not be able to file timely reports in the future, or its reported financial results may be materially misstated and result in the loss of investor confidence and cause the market price of its securities to decline.

The Sarbanes-Oxley Act requires, among other things, that Graphjet Technology establish and maintain effective internal controls and procedures for financial reporting. Section 404 of the Sarbanes-Oxley Act requires Graphjet Technology’s management and independent auditors to report annually on the effectiveness of its internal control over financial reporting. However, Graphjet Technology is an “emerging growth company,” as defined in the JOBS Act, and, for as long as it continues to be an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once Graphjet Technology is no longer an emerging growth company or, if prior to such date, it opts to no longer take advantage of the applicable exemptions, it will be required to include an opinion from its independent auditors on the effectiveness of its internal control over financial reporting.

Graphjet Technology will cease to be an “emerging growth company” upon the earliest of (i) the last day of the fiscal year (A) following the fifth anniversary of the closing of the Energem Initial Public Offering (the “IPO”), September 30, 2027, (B) in which we have total annual gross revenue of at least $1.235 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. These reporting and other obligations will place significant demands on management, administrative, operational, and accounting resources and will cause Graphjet Technology to incur significant expenses. It may need to upgrade its systems or create new systems, implement additional financial and management controls, reporting systems and procedures, create or outsource an internal audit function, and hire additional accounting and finance staff. If it is unable to accomplish these objectives in a timely and effective fashion, its ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on Graphjet Technology’s business, prospects, liquidity, financial condition, and results of operations.

As a public company, these rules and regulations make it more expensive for Graphjet Technology to obtain director and officer liability insurance. These factors could also make it more difficult to attract and retain qualified members to the Board, particularly to serve on the audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, Graphjet Technology’s business and financial condition is more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Graphjet Technology’s business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in Graphjet Technology’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of Graphjet Technology’s management and adversely affect its business and operating results.

As a public company, Graphjet Technology is obligated to develop and maintain proper and effective internal control over financial reporting. Graphjet Technology may not complete its analysis of its internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in Graphjet Technology and, as a result, the value of its securities.

Graphjet Technology is required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting as of the end of its fiscal year. This assessment will need to include disclosure of any material weaknesses identified by Graphjet Technology’s management in its internal control over financial reporting. Graphjet Technology is in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. It may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if Graphjet Technology identifies one or more material weaknesses in its internal control over financial reporting, it will be unable to assert that its internal controls are effective. If it is unable to assert that its internal control over financial reporting is effective, it could lose investor confidence in the accuracy and completeness of its financial reports, which would cause the price of its securities to decline, and it may be subject to investigation or sanctions by the SEC.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;

●	profitability of our services, especially in new markets and due to seasonal fluctuations;

●	macroeconomic conditions, both nationally and locally;

●	negative publicity relating to products we serve;

●	changes in consumer preferences and competitive conditions;

●	expansion to new markets; and

●	fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about Graphjet Technology, its business, or its market, or if they change their recommendations regarding the Class A Ordinary Shares Graphjet Technology adversely, then the price and trading volume of the Class A Ordinary Shares of Graphjet Technology could decline.

The trading market for our Class A Ordinary Share will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Graphjet Technology. If no securities or industry analysts commence coverage of Graphjet Technology, the stock price and trading volume of the Class A Ordinary Shares of Graphjet Technology would likely be negatively impacted. If any of the analysts who may cover Graphjet Technology change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of the Class A Ordinary Shares would likely decline. If any analyst who may cover the Company were to cease coverage of Graphjet Technology or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of the Class A Ordinary Shares to decline,

We may be unable to obtain additional financing to fund the operations and growth of Graphjet Technology.

We may require additional financing to fund the operations or growth of Graphjet Technology. We expect from time to time need additional financing to fund operations and to expand our business. We may, from time to time, explore additional financing sources to lower our cost of capital, which could include equity, equity-linked and debt financing. In addition, from time to time, we may evaluate acquisitions and other strategic opportunities. If we elect to pursue any such investments, we may fund them with internally generated funds, bank financing, the issuance of other debt or equity or a combination thereof. There is no assurance that any such financing or funding would be available to us on acceptable terms or at all. Sales of securities registered under the registration statement to which this prospectus forms a part could lower the market price of our Class A Ordinary Shares. We do not believe this would harm our chances of raising capital, but could affect the sale price and number of securities we need to issue.

The failure to secure additional financing could have a material adverse effect on the continued development or growth of Graphjet Technology.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of Graphjet Technology as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of Graphjet Technology are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of Graphjet Technology or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary share could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

There can be no assurance that we will be able to comply with the continued listing standards of any U.S. stock exchange.

The trading of our Class A ordinary shares on the Nasdaq Global Market was suspended on November 13, 2025, and is currently quoted on the OTC Pink Limited marketplace under the symbol “GTIJF”.

On May 30, 2024, Graphjet Technology received a notice (the “10-Q Notice”) from Nasdaq Listing Qualifications (“Nasdaq”) notifying the Company that as it has not yet filed its Form 10-Q for the period ended March 31, 2024 (the “Form 10-Q”), and the Company no longer complies with Listing Rule 5250(c)(1) for continued listing on Nasdaq. The Company has 60 calendar to submit to Nasdaq a plan to regain compliance, and if such plan is accepted, Nasdaq may grant the Company an exception of up to 180 calendar days from the prescribed due date for filing the Form 10-Q, or until November 18, 2024, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Hearings Panel. The 10-Q Notice from Nasdaq has no immediate effect on the listing of the Company’s ordinary shares. The Company is working diligently with its independent registered public accounting firm to complete the Form 10-Q. There can be no assurance that the Company will regain compliance with the Nasdaq’s rules or maintain compliance with any of the other Nasdaq continued listing requirements.

On February 21, 2025, the Company received written notice (the “Minimum Bid Price Notice”) from Nasdaq indicating that the Company no longer complies with Nasdaq Listing Rule 5550(a)(2) requiring that listed securities maintain a minimum bid price of $1 per share (the “Minimum Bid Price Rule”) based upon the Company’s closing bid price for the last 32 consecutive days. Additionally, the Minimum Bid Price Notice confirms that Rule 5550(a)(2) grants the Company 180 calendar days, or until August 20, 2025, to regain compliance. Further, the Minimum Bid Price Notice states that Nasdaq will provide confirmation of compliance and close the matter if the Company’s listed securities maintain the Minimum Bid Price for ten consecutive days at any time during the compliance period. The Minimum Bid Price Notice serves only as a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities. Though there can be no assurance that the Company will regain or maintain compliance with the Minimum Bid Price Rule, the Company is exercising diligent efforts and intends to regain compliance with the Minimum Bid Price Rule within the compliance period.

On February 28, 2025, the Company received a notification letter (the “Reports Notice”) from Nasdaq indicating that, as a result of (i) the Company’s delay in filing its Quarterly Report on Form 10-K for the period ended September 30, 2024 (the “Initial Delinquent Filing”) with the SEC and (ii) the Company’s delay in filing its Annual Report on Form 10-Q for the period ended December 31, 2024 (the “Second Delinquent Filing”), the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The Reports Notice states that the Company has 60 calendar days, or until April 29, 2025, to submit a plan to regain compliance with Rule 5250(c)(1) with respect to the delinquent reports. If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the Initial Delinquent Filing, or until July 14, 2025, to regain compliance. The Company continues to work diligently to complete the Form 10-K and the Form 10-Q. The Reports Notice has no immediate effect on the listing or trading of the Company’s ordinary shares on the Nasdaq Global Market.

On March 5, 2025, the Company received a notification letter (the “MVLS Notice”) from Nasdaq which notified the Company that, for the 30 consecutive business days, the Company’s market value of listed securities (“MVLS”) closed below the $50,000,000 MVLS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until September 1, 2025 (the “MVLS Compliance Period”), to regain compliance with the MVLS Rule. The MVLS Notice notes that, to regain compliance, the Company’s MVLS must close at or above $50,000,000 for a minimum of ten consecutive business days during the MVLS Compliance Period. The MVLS Notice further notes that if the Company is unable to satisfy the MVLS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market). If the Company does not regain compliance by the end of the MVLS Compliance Period, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel. The MVLS Notice has no immediate effect on the listing or trading of the Company’s ordinary shares on the Nasdaq Global Market. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

On April 25, 2025, the Company received a notification letter (the “MVPHS Notice”) from Nasdaq notifying the Company that, for the previous 30 consecutive business days, the Company’s market value of publicly held shares (“MVPHS”) closed below the $15,000,000 MVPHS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2) (the “MVPHS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has 180 calendar days, or until October 22, 2025 (the “MVPHS Compliance Period”), to regain compliance with the MVPHS Rule. The MVPHS Notice notes that, to regain compliance, the Company’s MVPHS must close at or above $15,000,000 for a minimum of ten consecutive business days during the MVPHS Compliance Period. The MVPHS Notice further notes that if the Company is unable to satisfy the MVPHS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market). If the Company does not regain compliance by the end of the MVPHS Compliance Period, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel. The MVPHS Notice has no immediate effect on the listing or trading of the Company’s ordinary shares on the Nasdaq Global Market. The notice does not affect the Company’s ongoing business operations or its reporting requirements with the SEC. The Company intends to actively monitor the Company’s MVPHS between now and October 22, 2025, and may, if appropriate, evaluate available options to resolve the deficiencies and regain compliance with the MVPHS Rule. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

In connection with the Reports Notice received on February 28, 2025, on June 4, 2025, the Company received a determination letter (the “Determination”) from Nasdaq stating that Nasdaq had determined that the Company did not provide a definitive plan evidencing its ability to achieve compliance with the Listing Rule before July 15, 2025, or 180 days following the due date of the Initial Delinquent Filing. The Determination stated that, as a result, the Company’s request for continued listing on Nasdaq was denied and that trading of the Company’s ordinary shares will be suspended at the opening of business on June 13, 2025 and that a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq. The Determination also stated that the Company is not in compliance with Listing Rule 5250(c)(1) due to the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended March 31, 2025. The Determination informed the Company that it may appeal the decision to a Hearings Panel (the “Panel”).

On June 11, 2025, the Company submitted an appeal to Nasdaq requesting a hearing before the Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company intends to present to the Panel its plan to regain and thereafter maintain compliance with the Listing Rule. The hearing request stays the suspension of the Company’s securities and the filing of the Form 25-NSE for a period of 15 days from the date of the request. In connection with the hearing request, the Company also requested a stay of the suspension pending the hearing (the “Additional Stay”). The Company submitted the payment of a hearing fee in the amount of $20,000.00 payable to Nasdaq.

On June 12, 2025, the Company received a letter that the Staff’s determination has been stayed, pending a final written decision by the Panel. The hearing will be held on July 17, 2025. Thus, the Company’s Class A Ordinary Shares will continue to trade at least until the Company receives the written response to hearing.

On June 18, 2025, the Company received a written notice from Nasdaq indicating that the Company no longer complied with Nasdaq Listing Rule 5450(a)(1) (“Rule 5450(a)(1)”) requiring that listed securities maintain a minimum bid price of $0.10 per share based upon the Company’s closing bid price for the last 10 consecutive trading days prior to the notice. The notice also stated that the noncompliance with Rule 5450(a)(1) serves as an additional basis for delisting the Company’s securities from Nasdaq, and that the matter will be considered at the hearing to be held on July 17, 2025. This notice served only as a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities. The suspension of the Company’s securities due to its noncompliance with Rule 5450(a)(1) has been stayed pending the July 17, 2025 hearing.

On July 17, 2025, Chris Lai, the Company’s CEO/CFO attended the hearing with the Nadsaq Hearing Panel (the “Hearing Panel”) and, together with the Company’s attorney, presented the Company’s case to the Hearing Panel. During the hearing, Chris Lai made a commitment to the Hearing Panel that the Company’s Forms 10Q for the three months ended December 31, 2024, March 31, 2025, and June 30, 2025 would be filed by the middle of September 2025.

On July 25, 2025, the Company received a decision letter from the Nasdaq Hearings Panel granting the Company’s request to continue its listing on The Nasdaq Stock. The decision is conditioned on the Company (i) demonstrating compliance with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) on or before August 29, 2025, (ii) demonstrating compliance with Nasdaq Listing Rule 5450(c)(1) (the “Periodic Filing Rule”) on or before September 15, 2025, and (iii) providing the Panel with an update regarding the Company’s fundraising plans on or before September 30, 2025.

On August 7, 2025, the Company held an extraordinary general meeting of the shareholders of the Company to vote and approve 1) The Share Capital Reorganization Proposal 2) The Share Consolidation Proposal 3) The Charter Amendment Proposal and 4) The Adjournment Proposal. On the same day, the Board approved the implementation of the share consolidation at a ratio of 1-for-60 (the “Share Consolidation”).

On August 25, 2025, the Share Consolidation became effective, causing every 60 ordinary shares of $0.0001 issued and outstanding to automatically be combined into one ordinary share of $0.006. The Share Consolidation did not affect any shareholder’s percentage of ownership, except for adjustments that resulted from the treatment of fractional shares, which were rounded up to the nearest whole share. Further, the par value of the ordinary shares was reduced from $0.0001 per share to $0.006 per share.

On September 2, 2025, the Company received a written notice from Nasdaq indicating that because the Company did not regain compliance with the MVLS Rule, requiring that the Company maintain a minimum market value of its listed securities of $50,000,000 for 30 consecutive trading days, by September 1, 2025, Nasdaq will consider this deficiency in their decision regarding the Company’s continued listing on The Nasdaq Global Market. The notice has no immediate effect on the listing of the Company’s ordinary shares on The Nasdaq Global Market. However, Nasdaq has requested the Company to present its views with respect to this notice to Nasdaq in writing no later than September 9, 2025. The Company has previously agreed with Nasdaq that it would provide Nasdaq with an update regarding the Company’s fundraising plans on or before September 30, 2025. On September 26, 2025, the Company provided Nasdaq with an update regarding its fundraising plans.

On September 24, 2025, the Company received a written notice from Nasdaq indicating the Company has regained compliance with the Period Filing Rule, which requires all listed companies to timely file all required period financial reports with U.S. Securities and Exchange Commission, and the Bid Price Rule, which requires listed companies to maintain a minimum bid price of at least $1.00 per share for their primary equity security to remain listed, as required by the July 25, 2025 decision in this matter determined by the Panel. The notice further stated that the Company will be subject to a Mandatory Panel Monitor for a period of one year from the date of the notice, which means that if within that one-year monitoring period, Nasdaq finds that the Company is out of compliance with the Periodic Filing Rule, the Company will not be permitted to provide Nasdaq with a plan of compliance with respect to that deficiency and Nasdaq will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency. Instead, Nasdaq will issue a Delist Determination Letter, and the Company will then have an opportunity to request a new hearing with the Panel or a newly convened Hearings Panel, if the Panel is unavailable. The Company’s securities may be delisted from Nasdaq at that time.

On October 29, 2025, the Company received a written notice from Nadaq indicating that because the Company did not regain compliance with Nasdaq Listing Rule 5450(b)(2)(C), requiring that the Company maintain a minimum market value of its publicly held shares of $15,000,000 for 30 consecutive trading days (the “MVPHS Requirement”), by October 22, 2025, Nasdaq will consider this deficiency in their decision regarding the Company’s continued listing on the Nasdaq Global Market. The Notice further stated that the Company also does not currently satisfy the continued listing requirements under the Nasdaq Global Market’s Maintenance Standard 2, which includes the MVPHS Requirement described above. Further, the Company, at the request of Nasdaq, has been providing updates to Nasdaq’s Hearings Panel regarding its fundraising plans and also plans to regain compliance with its continued listing requirements. The Notice has no immediate effect on the listing of the Company’s ordinary shares on The Nasdaq Global Market. However, Nasdaq has requested the Company to present its views with respect to this Notice to Nasdaq in writing no later than November 5, 2025.

On November 11, 2025, the Company received a written notice from a Hearings Advisor from the Office of the General Counsel of The Nasdaq Stock Market LLC indicating that the Nasdaq Hearings Panel (the “Panel”) determined to delist Graphjet’s securities from The Nasdaq Global Market. The Panel’s determination was based on Graphjet’s failure to regain compliance with Nasdaq Listing Rules 5450(b)(2&3)(C) and 5450(b)(2)(A), the market value of publicly held shares and market value of listed securities, respectively. Accordingly, Graphjet’s securities were suspended from trading at the open of trading on November 13, 2025. Effective on November 13, 2025, Graphjet’s Class A ordinary shares commenced trading on the OTC Markets under the ticker symbol “GTIJF”.

On November 25, 2025, the Company appealed to the Nasdaq Listing and Hearing Review Council under Nasdaq Listing Rule 5820, requested that (i) review and reverse the Panel’s delisting decision of November 11, 2025; and (ii) grant a stay of the Panel’s decision pending the Council’s review of the Company’s appeal in order to allow the Company to complete and present a detailed, evidence-based compliance plan demonstrating a clear and credible path to regain compliance with the Nasdaq Listing Rules. Nasdaq acknowledged the appeal on November 26, 2025, and requested the Company’s plan and supporting documents by December 10, 2025.

On December 10, 2025, the Company submitted its formal appeal together with an updated, documentation-backed compliance plan requesting that the Council (i) review and reverse the Panel’s decision and (ii) authorize a provisional relisting of the Company’s Class A ordinary shares on The Nasdaq Global Market during the pendency of the Council’s review to facilitate implementation of the compliance plan.

Our Class A ordinary shares now trade on the OTC Pink Limited, which may limit liquidity and make it difficult for shareholders to sell shares at a favorable price.

Following the decision to delist our securities from Nasdaq on November 11, 2025, our Class A ordinary shares now trade on the OTC Pink Limited marketplace under the symbol “GTIJF”. Trading on OTC Pink may result in lower trading volumes and reduced liquidity compared to our prior listing, which could make it more difficult for shareholders to sell their shares at a favorable price or at all.

Trading on OTC Pink Limited may result in greater price volatility than when our stock was listed on a national exchange.

Securities quoted on OTC Pink are often subject to greater price volatility than securities on national exchanges. The limited liquidity and market depth may result in wide bid-ask spreads and significant fluctuations in the trading price of our Class A ordinary shares.

The delisting of our Class A ordinary shares could negatively affect investor perception and reduce demand of our shares.

Certain investors may view a delisting as a negative signal regarding our performance or prospects. Additionally, some institutional investors or funds are restricted from investing in OTC Pink securities, which could reduce demand and adversely affect the market price.

Our ability to raise additional capital may limited due to trading on OTC Pink Limited.

Trading on OTC Pink may reduce the attractiveness of our securities in public offerings. The perceived higher risk of OTC Pink securities and potential limitations on institutional investment could reduce demand for our securities in equity offerings.

USE OF PROCEEDS

All of the Class A Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $1.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holder of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. We believe the likelihood that Warrant holder will exercise their Warrants, and therefore the amount of cash proceeds that we would receive is, among other things, dependent upon the market price of our Class A Ordinary Shares. If the market price for our Class A Ordinary Shares is less than the applicable exercise price of $3.30, subject to adjustment as described herein, we believe such holder will be unlikely to exercise their Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our Class A Ordinary Shares may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR ORDINARY SHARE AND DIVIDEND POLICY

Market Information

The trading of our Class A ordinary shares on the Nasdaq Global Market was suspended on November 13, 2025, and is currently quoted on the OTC Pink Limited marketplace under the symbol “GTIJF”.

Dividend Policy

We have not paid any cash dividends on our Class A Ordinary Shares to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Class A Ordinary Shares in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Graphjet Technology should be read in conjunction with the audited financial statements of Graphjet as of September 30, 2024 and 2023, and the unaudited condensed consolidated financial statements as of June 30, 2025 and 2024, together with the related notes thereto, included in this prospectus. In addition to historical information, the following discussion contains forward- looking statements that reflect Graphjet Technology’s future plans, estimates, beliefs and expected performance. Graphjet Technology’s estimates are based on its assumptions about future events. These statements may be preceded by, followed by or include the words “believes,” “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions.

The forward-looking statements are dependent upon events, risks and uncertainties that may be outside Graphjet Technology’s control. Graphjet Technology’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus.

Overview

Graphjet Technology (the “Company”, “Graphjet”, “we,” “us” or “our”), is a former blank check company incorporated under the laws of the Cayman Islands on August 6, 2021 under the name Energem Corp., (“Energem”), and formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses.

Business Combination

On November 18, 2021, we consummated an initial public offering (“IPO”). On March 14, 2024 (the “Closing Date”), we consummated a series of transactions that resulted in the combination (the “Merger”) with Graphjet Technology Sdn. Bhd., a Malaysian private limited company (“Graphjet”), pursuant to a share purchase agreement, dated as of August 1, 2022 (the “SPA”) by and among Energem, Graphjet, Swee Guan Hoo, solely in his capacity as the representative for the shareholders of Energem after the closing of the sale and purchase of the Graphjet Pre-Transaction Shares (the “Closing”) for Energem’s shareholders (the “Purchaser Representative”), the individuals listed on the signature page of the SPA under the heading “Selling Shareholders” (each, a “Selling Shareholder” and together, the “Selling Shareholders”), and Lee Ping Wei in his additional capacity as representative for the Selling Shareholders (the “Shareholder Representative”).

The Merger and other transactions contemplated thereby (collectively, the “Business Combination”) closed on March 14, 2024 when pursuant to the SPA, Energem acquired all of the issued and outstanding shares Graphjet Pre-Transaction Shares from the Selling Shareholders and Graphjet became a wholly owned subsidiary of Energem. Pursuant to the SPA, Energem changed its name to “Graphjet Technology” and the business of the Company became the business of Graphjet.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Energem was treated as the acquired company and Graphjet was treated as the acquirer for financial statement reporting purposes.

Organization and Nature of Business

The Company is the owner of the state-of-the-art patented technology for the manufacture of high-quality graphene and graphite, critical raw materials utilized across various industries including energy storage, electronics, aerospace and advanced manufacturing. For graphene, is an extraordinary material that has sparked a global rush in industry. Graphjet Technology produces graphite, graphene and graphene-based anode battery material with over 98% similarity and greater consistency compared to other synthetic graphite and graphene which are produced from petroleum coke and coal. The breakthrough technology transforms a sustainable, abundant and renewable agricultural waste product, palm kernel shells into highly valuable artificial graphene and graphite, significantly reducing carbon emissions in the process. For research and development in graphite and graphene applications, Graphjet Technology collaborates closely with prestigious institutions such as the National University of Malaysia (UKM) and University Teknikal Malaysia Melaka (UTEM), which serve as the Company’s Technology Advisor Panel, providing expect insights and guidance in technology advisory for the applications. Additionally, Graphjet’s strategic membership in the Industrial Liaison Program (ILP) at Massachusetts Institute of Technology (MIT) underscores its commitment to continuous innovation and cutting-edge research partnership.

Positioning itself as a leader in cost efficiency, Graphjet aims to be the foremost low-cost producer of premium artificial graphite and graphene. The Company holds a patent for its proprietary bio-mass conversion process and graphite production method, and its graphene manufacturing technique. This unique capability positions Graphjet as the sole producer capable of mass-scale production of graphite and graphene using sustainable biomass sources, setting it apart from competitor worldwide.

Since Graphjet Technology uses a widely available waste product as their source, they are able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

Leveraging this innovative approach, Graphjet Technology aims to produce superior products at a significantly reduced cost compared to conventional graphite and graphene production methods that rely on non-renewable sources. This competitive advantage ensures the company’s products not only meet but exceed industry standards for quality and sustainability.

As for now, Graphjet Technology has not commenced commercial sales, but plans to strategically sample its products to leading multinational companies to gain market acceptance and facilitate procurement. The Company’s ultimate goal is to displace high-cost suppliers with its competitively priced, eco-friendly alternatives. To date, the Company has funded its operations primarily with proceeds through equity investments provided by its current shareholders.

In July 2023, the Company secured a production facility in Kampung Baru Subang, Selangor State, Central Malaysia. Machinery commissioning was completed, and production was started. The Company has generated revenue from selling side products since June 2025.

Key Factors Affecting Operating Results

The Company believes the key factors affecting the financial condition and results of operations include the following:

Delisting

The delisting has resulted in tightened credit terms or additional due diligence requirements from certain suppliers and partners, which may impact on procurement timelines and working capital needs. In addition, the availability of capital influences our ability to meet keep operational milestones, including the completion of plant construction, installation and commissioning of production equipment, production of synthetic graphite samples for customer testing and qualification and advancing commercial discussion with potential battery and materials partners. Any delays in securing financing may postpone the commencement of production activities or the Company’s ability to meet customer qualification schedules. Nonetheless, our core technology, business model and strategic objectives remain unchanged, and we continue to work with external engineering, procurement, and customer partners to progress optional readiness where possible.

Intellectual Property

On March 28, 2022, the Company entered into a Deed of Assignment, as supplemented by the Supplemental Deed dated July 29, 2022, with ZhongHe Tiancheng Technology Development (Beijing) Co. Ltd, pursuant to which Graphjet Technology acquired a palm-based synthetic graphite and the preparation method thereof with the application no. PI2021002802, a palm-based synthetic graphite and the preparation method thereof with the application no. CN111892048A and a preparation system of palm-based synthetic graphite with the application no. CN111675214A and all the intellectual property rights attached thereto. On March 10, 2022, the Company entered into Intellectual Property Sales Agreement with Liu Yu for $6.3 million payable within the 19th to 36th month period from July 29, 2022, as supplemented by the letter from Liu Yu to Graphjet Technology dated July 29, 2022, pursuant to which the Company purchased the process for producing palm-based graphene. The Company currently owns all of the intellectual property rights to its technology and manufacturing process and the Company’s technology is not subject to any ownership, intellectual property, or other rights of any parties other than Graphjet Technology.

During the year, Liu Yu did not own any of the Company’s ordinary shares (2024: 24.3%). The transfers of IP to the Company by Mr. Liu Yu in exchange for stock prior to or at the time of the Company’s IPO through merging with a US SPAC should be recorded at the transferors’ historical cost. Based upon the Company’s records, there is no historical basis of the IP. The excess paid over the IP carrying basis of approximately $6.3 million should be charged as a compensation payable in accordance with ASC 805-50-30-5.

As of September 30, 2022, the Company repaid approximately $0.5 million in cash to Mr. Liu Yu. On March 11, 2024, the Company entered the debt-to-equity conversion agreements with Mr. Liu Yu. The Company issued 1,275,000 ordinary shares at $4.00 per share amounting $5,100,000 to partially settle the outstanding balance. The fair value of those ordinary shares was $2.70 per share, and the difference between the share price per agreement and the fair value is considered as shareholder contribution and charged to additional paid-in-capital.

The approximately $5.8 million outstanding compensation payable was discounted at an imputed interest rate of 12% per annum, and the amortization expense of debt discount is included in the interest expenses. During the years ended September 30, 2025 and 2024, the Company recorded $308,586 and $350,084 interest expense for the amortization, respectively. As of September 30, 2025 and 2024, the outstanding balance on the payable is $1,296,307 and $737,894, respectively.

The Company’s innovative technology offers a strong alternative option in the artificial graphite market. Traditionally, artificial graphite is preferred by the technology industry due to its superior quality over mineral graphite. Conventional artificial graphite is usually sourced from coal or petroleum coke, which is a byproduct in its respective industry. Therefore, conventional artificial graphite may be limited by shortages or supply chain issues related to coal and petroleum coke. At this time, there are no similar supply chain issues that would affect Graphjet Technology’s access to palm kernel shells used to produce its version of artificial graphite.

The Company’s success hinges on sourcing, maintaining, and enforcing strong intellectual property protections for its technology and methodologies. Should we fail to achieve comprehensive protection, others could potentially duplicate and commercialize similar technologies, undermining our competitive advantages and hindering our ability to successfully market our innovations or strategies.

Graphite Pricing

Graphite Prices have receded since the introduction of export licensing requirement by China in December 2023, and with further declines of approximately 20% for fine-flake graphite in the first ten months of 2024. Meanwhile, in Q3 2025 the graphite price index in North America fell by around 2.7% quarter on quarter due to subdued demand pressure. Tariff measures reduced Chinese supply flows, prompting buyers to reassess sourcing and creating near-term tightness. In addition, high energy and shipping costs elevated production and freight expenses, resulting in constraints in competitive imports and margins.

China has expanded its controls effective November 8, 2025, which mandates export licenses for artificial graphite anode materials and related technology adding a new layer of supply chain and regulatory risk. Our business, financial condition and operating results could be materially and adversely affected to the extent of graphite prices declining, or if supply disruption due to export licensing or trade dynamic translate into higher landed costs or qualification delays.

In addition, the reduction in the price of critical minerals reflect broader market softness, which poses significant challenges for industry growth and revenue stability. As responsible stewards of market expansion and resilience, we continue to monitor these pricing and regulatory developments closely. We are committed to recalibrating our financial forecast and operational strategies to ensure sustainable business practices and competitiveness.

Supply of Palm Kernel Shells

The Company proprietary process relies on palm kernel shells as the primary raw material. While PKS are abundant and sustainable resources, its supply and pricing are influenced by agricultural output, logistics conditions, and competition from other biomass industries. Since initiating the merger exercise in August 2022, we have witnessed a surge in palm kernel shell prices driven by heightened demand, adversely impacting our operational performance due to increased raw material cost. Any further fluctuations in palm kernel shells availability or price could affect production continuity and cost efficiency.

Customer and Border Control Issues between Malaysia and China

The recent border control measures implemented by Malaysia and China have disrupted critical raw material supply chains. These restrictions have impacted on our ability to transport and trade graphite efficiently, resulting in delays to qualification timelines, production schedule and timelines and overall costs escalations.

In addition, China’s ban on graphite exports has significant impact on the global supply chain. Graphite, a critical raw material in anode materials and battery production, has seen supply constraints that have led to production slowdowns across the electric vehicle (EV) industry. While we are actively exploring alternative sourcing channels to maintain our supply, we acknowledge the widespread challenges posed by the reduced global graphite demand. Our resolve to navigate these disruptions remains steadfast, as we continuously adapt to evolving market conditions to support sustainable growth and resilience.

US-China Trade War and China Banning Export of Graphite and Graphene and its related machineries

The ongoing trade tensions between the US and China continue to reshape global economic landscapes, with critical implications for strategic materials. Graphite, being a critical raw material, sourcing for its machineries amidst trade war is not immune to these effects. In response, we are proactively diversifying our sourcing strategy to mitigate risks associated with this trade war. China’s restriction on graphite exports, coupled with the EU’s regulations limiting the use of graphite and graphene due to environmental concerns, underscore the need for strategic adaptation. While the potential of these materials remains significant, we are committed to balancing their advantages with sustainable and responsible practices.

Conflicts and Geopolitical Positions

The complex geopolitical landscape, particularly the ongoing conflicts, further escalation of the war, as well as further escalation of tensions between various countries could result in a global economic slowdown and long-term changes to global trade, which continues affects global supply chains and trade dynamics. As a result, the Company’s ability to procure raw materials at the desired price may be affected. Furthermore, the Company’s ability to raise equity and debt financing may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of these events on the world economy and the specific impact on the Company’s financial position, results of operations and its cash flows are not yet determinable. We remain acutely aware of these developments and prepared to pivot our strategy to mitigate their impact on our operation.

Competition

The competitive landscape in the graphene and graphite industry is driven by several factors, including market acceptance, material differentiation and quality, delivery reliability and customer service. The competition is expected to remain fierce, based primarily on price, performance and cost effectiveness, customer service and product innovation. Competition could prevent implementation of price increases, require price reductions or require increased spending on research and development, marketing and sales that could adversely affect us. Market shifts, such as changing customer preferences and advancements in technology, could directly affect our ability to remain competitive and sustain profitability. Failure to achieve anticipated sales volumes and customers adoption rates could have a detrimental impact on Graphjet Technology’s business, financial health, operating results and future prospects.

Regulatory Environment

The graphene and graphite industry is governed by laws, which continue to evolve and change over time. The costs and resources necessary to comply with these laws are significant. Our profitability depends in part upon our ability, and that of our affiliated providers and independent contractors, to operate in compliance with applicable laws and to maintain all applicable licenses. To the extent any of our employees or third-party contractors engages in any misconduct or activity in violation of an applicable law, we may be subject to increased liability under the law or increased government scrutiny. If any such action is instituted against us, and we are not successful in defending ourselves or asserting our rights, such action could have a significant impact on our business, including the imposition of significant fines or other sanctions. Complying with any new legislation and regulations could be time-intensive and expensive, resulting in a material adverse effect on our business, prospects, financial condition and/or results of operations.

Impact of U.S. Government Shutdown or Disruptions

The Company’ access to international capital and regulatory processing may be affected by disruptions in US government operations. During periods of US government shutdown, agencies such as the Securities and Exchange Commission (SEC) operate with limited staffing or temporary closure. This situation may delay corporate filings, regulatory reviews, and approvals needed for fundraising activities or listing related processes. As a result, inflow of funds, investor onboarding, and compliance submissions may be postponed, affecting Graphjet’s financing timeline and strategic execution. Extended shutdown periods may also contribute to increased administrative costs, uncertainty in capital markets, and delays in cross-border investment activities. As a growing company, Graphjet’s financial standing will be adversely affected by any delay in raising funds.

Business Development and Marketing

Our commitment to excellence extends well beyond production. We recognize that robust business development and effective marketing strategies are fundamental for sustained success. To ensure our position in the competitive market, we are dedicating ample resources to enhance our business developing various strategies to better reach our customers with new marketing tools. The focus of our business development is the development of quality products that is able to meet the demand of our customers, building trust with customers and foster long term business relationship with our customers.

Qualification Process Duration

The qualification process for our products by prospective customers is a rigorous and necessary step, in line with industry standards. Industry standards dictate that this process generally spans 12 to 18 months, involves comprehensive testing, stringent quality assurance protocols, and detailed compliance checks. Our commitment during this period is to uphold the highest standards of performance and reliability in our product to our customers. While the timeline may seem extended, it represents a strategic investment in ensuring that our offerings consistently meet or exceed industry expectations.

Political and Regulatory Risks for Green Energy Policies

Graphjet may face significant uncertainty stemming from changing political landscapes and shifting green energy policies. Lawmakers’ shifting position on supporting green energy initiative make it difficult for company to project revenues and make investment decision confidently. This inconsistent support affects innovation and the adoption of sustainable materials like graphite and graphene. In addition, the lack of a consistent approach to subsidies and incentives poses a considerable challenge. Company may face reduced funding and stalled research and development efforts, limiting their ability to stay competitive and innovate. Election cycles and new government leadership can result in abrupt changes in policy, impacting strategic plans and long-term investments. Companies must continuously adapt to these policy shifts, which can be resource-intensive and disrupt operation.

Environmental Compliance and Regulation

Strict and evolving environment regulations are necessary for sustainability but add complexity to operations. Company must invest significantly in eco-friendly technologies and production methods to comply, which can increase operating costs and lengthen production cycles. Failure to comply can lead to penalties, legal challenges and reputational damage. The financial burden of compliance diverts funds from other growth-oriented activities, putting smaller companies at risk of failing behind larger competitors with more resources.

Geopolitical Tensions and Policy Shifts

Geopolitical tensions, such as presidential elections and policy shifts, affect trade relations, market access, and the availability of key raw materials. The uncertainty surrounding these events can cause delays in corporate decision-making, hinder expansion plans, and affect operational efficiency. Graphjet Technology may experience disrupted supply chains, unpredictable regulatory changes, and an inability to plan for long term growth, impacting profitability and stability.

Export and Import Regulations

Stringent import and export regulations in key markets such as Malaysia and US pose significant operational challenges. Company needs to navigate complex customs procedures and adapt to frequent policy changes that can delay shipments and increase costs. Political tensions further complicate this, leading to uncertainty in international trade. Regulatory barriers can lead to delays in product delivery, increased logistical expenses, and missed business opportunities.

Semiconductor Industry Challenge

The slowdown in the semiconductor industry, highlighted by Intel’s financial struggles, has a domino effect on industries reliant on high-tech components. Graphjet, which supplies critical materials for chip production may face reduced demand and disrupted partnership. The heavy reliance of Nvidia and AMD on TSMC, alongside China’s influence over Taiwan, creates additional risks. Graphjet Technology may find it harder to secure contracts and partnerships within the semiconductor sector, leading to decreased revenue streams and limited market reach.

Impact of Raw Material Shortages on Industry Leaders

Major players such as Posco and Samsung SDI have scaled back operation due to raw material shortages and political uncertainties. This reflects broader market challenges that we faced, including securing a steady supply chain and maintaining production levels. Reduced availability of raw materials drives up cost and forces production cuts, which could weaken company’s market position and profitability.

Market Pricing and Global Control

China’s dominance over raw materials supply chains continues to influence global market pricing. This control not only adds prices volatility but also creates uncertainty around supply continuity. Graphjet may find it difficult to compete on cost and scale, impacting their bottom line. High dependency on a single, dominant supplier exposes companies to price fluctuations and potential shortages, threatening their ability to meet contractual obligation and remain competitive.

Access to Market and Strategic Partnership

Developing direct relationships with EV battery manufacturers is essential for growth, yet remain challenging due to competitive pressures, regional economic uncertainties and frequent management changes driven by financial pressures. Graphjet aims to bridge this gap by ensuring a reliable supply of essential materials to these manufacturers. Despite this, barriers without strategic support and government cooperation make it difficult to access these key contacts and establish long-term partnership. This inability to secure partnerships limits market penetration, slow revenue growth, and hinders Graphjet’s ability to showcase its capacity to supply high quality materials, thus impacting overall market growth and resilience.

Government Disruptions and Ceased Operations

Raw materials shortages and supply chain disruptions have led some industry leaders to reduce or cease operations. The lack of cohesive government support exacerbates these issues, making it challenging for company to sustain the operation and meet market demand. The Company may risk reduced output, lost revenues, and potential closure, underscoring the need for a diversified supply chain and strategic support from both industry and government.

Operational Disruptions and Ceased Operations

The industry has witnessed significant operational halts, with major players such as LG and GM ceasing certain operations due to persistent raw materials shortages. This highlights the fragility of current supply chains and the pressing need for robust, diversified sourcing strategies. Graphjet is well-positioned to support these industries by providing alternative sources that can bridge these supply chain gaps. However, without sufficient government backing, it becomes challenging to form strategic alliances with major manufacturers like GM and LG to secure consistent materials flow and ensure stability in the markets.

Supply Chain Disruptions and Strategic Support Challenges

Global supply chain vulnerabilities can significantly disrupt the availability of raw materials essential for graphite and graphene production. Factor such as natural disasters, geopolitical tensions, and pandemic can create instability in supply chains. Additionally, the challenge of developing effective supply chain strategies and partnership adds complexity. Without strategic support from suppliers and stakeholders, Graphjet may struggle to secure reliable sources for critical materials. Disruptions in the supply chain can lead to production delays, increased operational costs, and potential revenue loss. If key materials become unavailable, Graphjet may be unable to meet customer demand, leading to damaged relationship and reduced market share. Additionally, the inability to establish robust supply chain partnerships could hinder Graphjet’s operational efficiency and long-term growth, ultimately impacting stakeholder confidence and overall financial performance.

Investor Sentiment and Market Stability

Political uncertainty during election periods can lead to fluctuations in investor confidence and market stability. A deadline in investor sentiment may result in reduced capital ability to fund growth initiatives and research. Market volatility could also impact stock prices, making it challenging to raise funds through equity financing.

Regulatory Compliance Burdens

New political leadership can lead to the introduction of additional regulations that require compliance. Increased regulatory burdens could result in higher operational costs and divert resources from core business activities to compliance-related functions. This can strain financial resources and impact profitability.

International Investments and Compliance

The SEC’ global cooperation stance under Gensler could be altered, affecting international agreement and compliance protocols, impacting how Graphjet interacts with global markets and U.S. based investors.

Specific Policy Areas

The directions of policies around ESG (Environmental, Social, and Governance) disclosure requirements and oversight on innovative technologies may change, influencing how Graphjet and similar companies navigate these evolving regulatory expectations.

Shift in Enforcement Priorities

A new SEC chair may shift focus away from Gensler’s emphasis on transparency and investor protection, potentially leading to lighter regulatory burdens or heightened scrutiny, depending on the new leadership’s priorities.

Increased Global Supply and Price Volatility

A removal of export restrictions could flood the global market with cheaper Chinese graphite and graphene, leading to price volatility. Companies like Graphjet could face margin pressures due to increased competitions and potential price war, particularly in market where they rely on high value or premium materials.

Market Saturation

With China being one of the largest producers of graphite and graphene, lifting export restrictions could lead to market oversupply, driving down prices and potentially reducing the demand for alternative suppliers, affecting the sales and market positioning of companies.

Business Continuity Risk

Without cross-functional backups or a succession plan, the company could face significant challenges in maintaining operational continuity, potentially impacting on customer satisfaction and company performance. The lack of a contingency plan may lead to halted operations, revenue loss, or reduced market confidence during transitions.

Technology Transfer and Training Gaps

A lack of knowledge transfer leads to skill gaps, inefficiencies, and increased reliance on external consultants. The absence of structured training processes for employees on the Company’s technology creates a reliance on the China technician and increases risks during transitions or expansions.

Foreign Currency Exchange Rate Fluctuations

The financial performance is exposed to movement in foreign currency exchange rates, primarily between the Malaysian Ringgit, U.S. Dollar and Chinese Renmenbi. As certain machinery, raw materials, and technical services are procured internationally, unfavorable exchange rate movements could increase import costs and compress profit margins. Exchange rate volatility also affects the revaluation for foreign-denominated assets and liabilities.

Challenges in Sourcing Equipment and Spare Parts

The manufacturing of synthetic graphite and graphene required highly specialized equipment sourced from limited global suppliers. Disruptions in international logistics, regulatory constraints may delay the delivery of critical components and increase maintenance costs. These challenges can affect production efficiency and reliability.

Challenges in Machinery Maintenance and Repairing Work

The production machinery is highly technical and requires professional servicing and calibration by specialized and competent engineers. Due to the lack equivalent local expertise, maintenance and repair works often necessitate overseas technicians to travel to Malaysia. This results in higher costs arising from international travel, accommodation, and service fees, as well as potential downtime during the repair period. Extended repair cycles can adversely impact production schedules and output levels. To address this, Graphjet is progressively developing in-house technical talent and establishing long term service contracts with equipment manufacturers.

Material Wastage During Research and Development Stage

During the research and development (R&D) phase, a certain degree of material wastage is unavoidable as the Company continues to optimize production processes and improve product quality. Experimental trials, testing of new parameters and process calibration may result in higher consumption of raw materials and energy without corresponding commercial output. These inefficiencies contribute to increased short term operating costs and may affects gross margins during the early stages of technological development. Nonetheless, such R&D activities are essential for long term process innovation, yield enhancement, and product customization to cater to the needs of the customers.

Limited Exposure to Investor and Capital Markets

As a technology driven company in the advanced materials sector, Graphjet’s growth depends significantly on access to investors and funding sources. Limited visibility in global capital markets may constrain opportunities to attract strategic investors or secure competitive financing. Broader market volatility and risk-averse investor sentiment in the renewable and materials sectors could further delay investment inflows and expansion initiatives.

Technological Performance and Process Efficiency

Graphjet’s profitability depends on the operational stability and efficiency of its proprietary graphite and graphene production technology. Any technical challenges that reduce conversion yield, product uniformity, or process consistency could increase operating costs and lower production output. Continuous process improvement, technical audits, and equipment are critical to maintaining stable and efficient operations.

Regulatory and Environmental Compliance

Graphjet operate under stringent environmental and industrial regulations. Changes in local or international environmental laws, waste disposal standards, or carbon emission policies could require additional investment in compliance that may result in financial penalties, production delays, or reputational damage. The Group continues to adopt best practices in environmental management and sustainability.

Market Demand and Industry Trends

The global demand for graphite and graphene is closely linked to the growth of electric vehicles (EV), renewable energy storage and semiconductor manufacturing industries. Any slowdown in these sectors, or changes in government incentives supporting green technologies, may influence sales volume and product pricing. Maintaining market adaptability and expanding into new applications are key to sustaining long term growth.

Operational and Human Resources Factors

Graphjet relies heavily on a skilled and stable workforce, particularly in technical, engineering, and production roles. Shortages of qualified manpower, turnover, or occupational safety incidents may affect productivity and operational continuity. The Company prioritizes workforce training, retention programs, and occupational safety standards to mitigate these risks.

Dependence on External Funding at Pre Revenue Stage

As the Company is currently in its early commercialization phase and has not yet generated operational revenue, continued funding is essential to support general operations, including plant commissioning, R&D activities, compliance commitments, and working capital requirements. The Company is dependently on timely capital injections from investors to sustain operating expenditure and execute strategic growth plans. Any delays or limitations in securing external financing whether due to market conditions, regulatory processes, or macroeconomic factors may affect the Company’s liquidity position, project timelines, and overall business continuity. Ensuring stable funding access remains critical until commercial production and revenue generation reach a self-sustaining level.

Loss of Key Technical Person

Our operation depends significantly on the expertise of key technical personnel involved in process development, engineering, and technology execution. The loss of any such individual could disrupt operations, delay project milestones, and adversely impact our technology development and commercialization efforts. Competition for qualified technical talent in intense, and we may experience difficulty in replacing critical personnel on a timely basis, which could materially and adversely affect our business and operating results.

Management Opportunities

Sustainability Practices

Enhancing the company’s ESG profile by adopting green manufacturing methods and contributing to sustainable innovations. Company’ commitments to excellence in environmental, quality and health & safety management, driving operational, financial, and reputational gains that aligns with global best practices. In Malaysia, approximately 5 million tons of palm kernel shells (PKS) annually, but we only utilized a small fraction of that amount. Increasing the usage of palm kernel shells in producing graphene and graphite could significantly help reduce waste in Malaysia. Graphjet’s award-winning proprietary manufacturing technology achieved up to an 83% reduction in carbon footprint and up to an 80% reduction in production costs, setting a new benchmark for sustainability and efficiency in the industry.

Leadership in Graphene and Graphite Production

The Company is uniquely positioned to become a global leader in the production of high-quality graphene and graphite materials. With its state-of -the-art manufacturing processes, the company is poised to meet the increasing demand for these materials, which are integral to advanced technology sectors.

Diverse Market Applications

The Company’s products are essential for numerous high-growth industries, including biomedical advancements such as medical sensors and drug delivery system, automotive innovations like electric vehicle batteries and lightweight composites, semiconductor and sensor technologies critical for modern digital devices, and energy storage solutions, particularly in batteries for renewable energy systems. This wide range of applications ensures the company’s relevance across multiple billion-dollar markets.

Cost and Quality Advantage

The Company’s patented production technology and its use of low- cost raw materials, such as palm kernel shells, give it a significant edge over traditional suppliers. The Company can offer graphene and graphite at a lower production cost while maintaining higher quality standards, enhancing its higher quality standards, enhancing its competitiveness in the market.

Experienced Leadership Driving Sustainability

The Company’s experienced management team brings a proven track record in clean and sustainable manufacturing. Their dedication to using renewable waste materials reflects a strong commitment to environmental stewardship, positioning the company as a responsible leader in the graphene and graphite sector. This expertise also ensures operational excellence and drives investor confidence.

Components of Results of Operations

Results of Operations

The following information includes, in Graphjet Technology’s opinion, all adjustments necessary to state fairly its consolidated results of operations for these periods. This data should be read in conjunction with Graphjet Technology’s unaudited condensed consolidated financial statements and notes thereto.

Comparison for the three months ended June 30, 2025 and 2024

	For the Three Months Ended June 30,		Changes
	2025	2024	Amount	%
	USD	USD	USD
Revenues	49,316	—	49,316	100%
Cost of revenues	(76,005)	—	76,005	100%
Gross loss	(26,689)	—	26,689	100%
Operating expenses
General and administrative expenses	(1,672,011)	(2,012,938)	340,927	(16.9)%
Share compensation expense	(19,200,000)	—	(19,200,000)	100%
Loss from operations	(20,898,700)	(2,012,938)	(18,885,762)	938.2%
Other expenses, net	(603,257)	(5,593)	(597,664)	10,685.9%
Net loss	(21,501,957)	(2,018,531)	(19,483,426)	965.2%

Revenues

Our revenues increased by approximately $49,000, or 100% for the three months ended June 30, 2025. The increase had resulted from selling side products since June 2025.

Cost of Revenues

Cost of revenues mainly consists of cost to manufacture products, primarily includes the cost to purchase raw materials, direct labor, and other related costs that are attributable to production. Our cost of revenues increased by approximately $76,000, or 100% for the three months ended June 30, 2025. The increase in cost of revenues was consistent with the increase in products revenue.

Gross Loss

Our gross loss was approximately $27,000 for the three months ended June 30, 2025, mainly because we have not commenced commercial sales as our production line was operated at a low productivity level and the side products were also sold for a discount due to the deterioration in quality because of prolonged storage time. We expect to have a better gross margin when we begin our official graphite production.

Operating Expenses

Operating expenses included only general and administrative expenses in the three months ended June 30, 2025 and 2024 as we had no selling expenses.

General and administrative expenses consist of a range of critical business activities, including staff cost, marketing initiatives, audit fees, consulting and legal fees. Additionally, these expenses cover the depreciation of property and equipment. This diverse allocation reflects our commitment to maintaining robust operations, supporting strategic business functions, and ensuring compliance and transparency across all facets of our organization.

General and administrative expenses decreased by approximately $0.3 million, or 16.9%, from approximately $2.0 million for the three months ended June 30, 2024, to approximately $1.7 million for the three months ended June 30, 2025. The decrease was primarily driven by a decrease in professional fees of approximately $0.9 million and a decrease in travel expense, meals and entertainment expense of approximately $0.2 million, both of which were due to less fees associated with the business combination. The decrease was partially offset by an increase in staff costs of approximately $0.9 million due to headcount increased and the increased salaries and compensation expense for management personnels.

Share compensation expense increased by $19.2 million for the three months ended June 30, 2025 compared to the same period in 2024 due to issuance of warrants to a shareholder.

Other Expenses, net

Other expenses mainly include loan interest, the amortization of imputed interest of compensation payable to shareholders and loss on debt settlement of approximately $0.6 million and approximately $6,000 for the three months ended June 30, 2025 and 2024, respectively.

Net Loss

Net loss increased by approximately $19.5 million, or 965.2%, from approximately $2.0 million for the three months ended June 30, 2024, to approximately $21.5 million for the three months ended June 30, 2025. Such change was mainly due to the reasons discussed above.

Comparison for the nine months ended June 30, 2025 and 2024

	For the Nine Months Ended June 30,		Changes
	2025	2024	Amount	%
	USD	USD	USD
Revenues	49,316	—	49,316	100%
Cost of revenues	(76,005)	—	76,005	100%
Gross loss	(26,689)	—	26,689	100%
Operating expenses
General and administrative expenses	(2,877,016)	(16,328,960)	13,451,944	(82.4)%
Share compensation expense	(19,200,000)	—	(19,200,000)	100%
Loss from operations	(22,103,705)	(16,328,960)	(5,774,745)	35.4%
Other expenses, net	(664,430)	(363,847)	(300,583)	82.6%
Net loss	(22,768,135)	(16,692,807)	(6,075,328)	36.4%

Revenues

Our revenues increased by approximately $49,000, or 100% for the nine months ended June 30, 2025. The increase had resulted from selling side products since June 2025.

Cost of Revenues

Cost of revenues mainly consists of cost to manufacture products, primarily includes the cost to purchase raw materials, direct labor, and other related costs that are attributable to production. Our cost of revenues increased by approximately $76,000, or 100% for the nine months ended June 30, 2025. The increase in cost of revenues was consistent with the increase in products revenue.

Gross Loss

Our gross loss was approximately $27,000 for the nine months ended June 30, 2025, mainly because we have not commenced commercial sales as our production line was operated at a low productivity level and the side products were also sold for a discount due to the deterioration in quality because of prolonged storage time. We expect to have a better gross margin when we begin our official graphite production.

Operating Expenses

Operating expenses included only general and administrative expenses in the nine months ended June 30, 2025 and 2024 as we had no sales or selling expenses.

General and administrative expenses consist of a range of critical business activities, including staff cost, marketing initiatives, audit fees, consulting and legal fees. Additionally, these expenses cover the depreciation of property and equipment. This diverse allocation reflects our commitment to maintaining robust operations, supporting strategic business functions, and ensuring compliance and transparency across all facets of our organization.

General and administrative expenses decreased by approximately $13.4 million, or 82.4%, from approximately $16.3 million for the nine months ended June 30, 2024, to approximately $2.9 million for the nine months ended June 30, 2025. The decrease was primarily driven by the decrease in provision for bonus of $13.8 million incurred during the nine months ended June 30, 2024. On February 29, 2024, the Board of Directors of Graphjet approved the proposed bonus plan to reward the senior management team of Graphjet for the successful business combination and corporate listing. The total provision made is $13,800,000 according to the plan. During the nine months ended June 30, 2024, the provision was recorded under the general and administrative expenses, and the full balance of $13.8 million is to be provided by December 2025. The decrease was also due to a decrease in professional fees of approximately $0.9 million due to less fees associated with the business combination. The decrease was partially offset by an increase in staff costs of approximately $1.3 million due to headcount increased and the increased salaries and compensation expense for management personnels.

Share compensation expense increased by $19.2 million for the nine months ended June 30, 2025 compared to the same period in 2024 due to issuance of warrants to a shareholder.

Other Expenses, net

Other expenses mainly include loan interest, the amortization of imputed interest of compensation payable to shareholders and loss on debt settlement of approximately $0.7 million and approximately $0.4 million for the nine months ended June 30, 2025 and 2024, respectively.

Net Loss

Net loss increased by approximately $6.1 million, or 36.4%, from approximately $16.7 million for the nine months ended June 30, 2024, to approximately $22.8 million for the nine months ended June 30, 2025. Such change was mainly due to the reasons discussed above.

Liquidity and Capital Resources

We currently finance our internal operations primarily with self-funding. Our fundamental principles are to build and maintain a financial base for the purpose of maintaining soundness and efficiency of operations and achieving sustainable growth. Our liquidity requirements are primarily to fund our business operations, including capital expenditures and working capital requirements. Our primary sources of liquidity are additional capital investment and debt.

The source, timing and availability of any future financing will depend principally upon market conditions, and, more specifically, on the market acceptance of our products. Funding may not be available when needed, at all, or on terms acceptable to us. Lack of necessary funds may require us to, among other things, delay, scale back or eliminate expenses including some or all of our planned development, including the production of plant.

Through June 30, 2025, we have incurred cumulative losses from operations, negative cash flows from operating activities, and have an accumulated deficit of $48.6 million. We are a pre-revenue organization possess patented technologies and in production testing phase of operation at the factory located at Kampung Baru Subang district of Selangor State in Central Malaysia. While management expects that the proceeds from fundraising from new external shareholders and the net impact of the Business Combination along with our cash balances held prior to the Closing Date will be sufficient to fund our current operating plan for next 12 months from the date these consolidated financial statements were available to be issued, there is significant uncertainty around our ability to meet the going concern assumption beyond that period without raising additional capital.

Our short-term liquidity requirements are primarily linked to the business operations, including payments for operating costs, production costs, staffing expenses and marketing expenses. Our long-term liquidity requirements are primarily linked to the expenses incurred in connection with our contract manufacturing facility and the construction of our manufacturing facility. We successfully completed the Business Combination on March 14, 2024, and received the $2,500,000 PIPE Investment pursuant to the PIPE Investment Purchase Agreement. On November 1, 2024, we successfully completed a fundraising exercise amounting to approximately $1.0 million (MYR 4.4 million) net proceeds from new external shareholders. On April 30, 2025, we signed debt settlement agreements with our prior director and shareholder to settle the debts with them. We believe we will have sufficient working capital for the next 12 months. If additional funds are required to support our working capital requirements, construction plans, and other purposes, we may seek to raise additional funds through equity and debt financing or from other sources. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility and would also require us to incur interest expense. If we raise additional funds through the issuance of equity, the percentage ownership of our equity holders could be diluted. We can provide no assurance that additional financing will be available at all or, if available, that we would be able to obtain additional financing on terms favorable to us.

The following tables set forth a summary of our key components of cash flows for the nine months ended June 30, 2025 and 2024.

	For the Nine Months Ended June 30,
	2025	2024
	USD	USD

Net cash used in operating activities	$(1,813,635)	$(2,578,471)
Net cash used in investing activities	(32,277)	(1,271,734)
Net cash provided by financing activities	1,568,062	4,059,793
Effect of exchange rate changes	(19,491)	(122,809)
Net change in cash	(297,341)	86,779
Cash, beginning of period	348,655	1,430
Cash, end of period	$51,314	$88,209

Operating activities

Net cash used in operating activities for the nine months ended June 30, 2025 was approximately $1.8 million and was primarily attributable to a net loss of approximately $22.8 million with non-cash expenses of approximately $20.3 million. Cash outflow was also attributable to the increase in advance in purchase of machinery of approximately $0.1 million. Cash outflow was partially offset by the increase in payable to shareholders of approximately $0.6 million, and the increase in other payables and accrued expenses of approximately $0.1 million.

Net cash used in operating activities for the nine months ended June 30, 2024 was approximately $2.6 million and was primarily attributable to net loss of approximately $16.7 million. Cash outflow was partially offset by the provision for bonus of $13.8 million and the increase in other payables and accrued expenses of approximately $0.2 million.

Investing activities

Net cash used in investing activities for the nine months ended June 30, 2025 was approximately $32,000, which was due to purchases of fixed assets and intangible assets.

Net cash used in investing activities for the nine months ended June 30, 2024 was approximately $1.3 million, which was due to purchase of fixed assets.

Financing activities

Net cash provided by financing activities for the nine months ended June 30, 2025 was approximately $1.6 million which consisted of proceeds from issuance of ordinary shares of approximately $1.0 million, and proceeds from short-term related-party loans of approximately $0.6 million.

Net cash provided by financing activities for the nine months ended June 30, 2024 was approximately $4.1 million, which consisted of proceeds from long-term related-party loans of approximately $2.6 million, and proceeds from PIPE investment of $2.5 million. The cash provided by financing activities was partially offset by the payments of deferred merger costs of approximately $0.9 million, and repayments to long-term related-party loans of approximately $0.1 million.

Off-Balance Sheet Arrangements

As of June 30, 2025, we did not have any off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support, or other benefits.

Critical Accounting Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The preparation of these unaudited condensed consolidated financial statements and accompanying notes requires us to make estimates and judgements that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgements, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting estimates that are critical to the preparation of financial statements. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe that the critical accounting estimates, assumptions, and judgments that have the most significant impact on our consolidated financial statements are described below.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values.

These estimates and assumptions can include, but are not limited to, the cash flows that an asset is expected to generate in the future and the estimated useful lives. Changes in these assumptions could affect the carrying value of these assets. Our estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and, as a result, actual results may differ from estimates.

BUSINESS

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “the Company” or “Graphjet Technology” refer to Graphjet and its subsidiaries prior to the Business Combination and to the Company and Graphjet, on a consolidated basis, after giving effect to the Business Combination.

Overview

Graphjet is the owner of the state-of-the-art technology for the manufacture of artificial graphene and graphite, critical raw materials used in a variety of industries. The technology was developed through Graphjet’s collaboration with UKM and UTEM. Graphjet’s breakthrough technology transforms an abundant and renewable waste product, palm kernel shells, into highly valued artificial graphene and graphite. Graphjet prepared patent applications on its bio-mass processes and production methods, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale. Graphjet received approval of its patent application (i) for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022; and (ii) a palm-based synthetic graphene and the preparation method thereof on March 27, 2024.

Graphjet’s innovative manufacturing process controls the quality of both the graphite and the resulting graphene, resulting in higher quality products than are produced using either mined graphite or artificial graphite derived from coal -based or petroleum-based production. Since Graphjet uses a widely available waste product as its source, Graphjet expects to be able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

Market Opportunity

Graphite is a mineral form of the element carbon and is either mined as a naturally occurring mineral or artificially produced. Presently, the largest producer and consumer of graphite is China. To date, artificial graphite has been predominantly produced by either using coal-based or petroleum-based methods. Mined graphite is a naturally occurring resource, however, the cost of mined graphite is high and while widely available, it is concentrated in certain geographic regions. Coal or petroleum-based graphite is even more costly than natural graphite, and the market price is highly volatile, as it tracks the price of the underlying raw material. This makes graphite difficult to obtain under long-term contracts for users. Recently, there have been several biomass-based graphite products, but none of them have been able to mass produce graphite or produce at industry standard.

Graphene was discovered in 2004 by Andre Geim and Konstantin Novoselov, who received the Nobel Prize in Physics for this in 2010. It is a material made of a single layer of carbon atoms arranged in a hexagonal lattice, bound together by overlapping sp2 hybrid bonds. Being a million times thinner than a human hair, it is the thinnest object ever created. Not only is graphene lightweight and flexible, but it is also the world’s strongest material, being 200 times stronger than steel and conducts electricity faster than most other materials and if stacked in layers it forms graphite.4 Graphene has been called the “miracle nanomaterial,” the “king of new materials” as well as “black gold,” indicating strong prospects for the graphene industry. Given graphene’s downstream demand in areas of energy, anti-corrosion coating, and sensors, it is critical that graphene be as pure as possible. Graphene’s technological application is dependent on its purity. Graphene’s purity is highly dependent on the quality of the graphite from which it is derived. Natural graphite is not the most efficient source for carbon production because only about 10 to 15% of naturally occurring graphite is graphitic carbon. Graphene can be processed from graphite using multiple different processes, such as chemical vapor deposition (“CVD”) or exfoliation. While the use of artificial graphite derived from petroleum coke has not been extensively explored, petroleum coke may provide an additional source of graphite for graphene production.

Driven by demand from the lithium-ion battery industry, where graphite is the single largest component, the global graphite market is anticipated to grow at a compound annual growth rate (“CAGR”) of 15.1% over the period from 2024 to 2030, to $36.40 billion, from $15.67 billion in 2021. According to Insight Partners, the global graphene market is expected to grow more rapidly from $1.53 billion in 2023 to $8.58 billion in 2031, a CAGR of 24.0%. With the rise of 5G networks, graphene-based materials are being explored for antennas and high-frequency components, enhancing signal speed and efficiency. Additionally, flexible and wearable electronics benefit from graphene’s lightweight and highly conductive properties.  In addition to that, with the passage of the Inflation Reduction Act of 2022 in the United States, which provides a tax credit on personal electric vehicles (“EV”) of up to $7,500, the demand for EV and the graphite and graphene to construct them is expected to follow.

At this critical time, Graphjet intends to fill this supply gap for graphite and graphene, which EVs require; EV batteries contain four basic components, an anode, cathode (e.g., lithium, nickel, cobalt, manganese, etc.), electrolyte, and separator. The predominant anode material used in virtually all EV batteries is graphite. Considering the supply chain for graphite, historically, 70-80% of the natural graphite used in EV batteries has been sourced in China, and almost all midstream processing of graphite has been done in China. Without graphite, the EV car industry will be facing a bottleneck. Therefore, EV companies must be able to source the material to produce anode for the battery, which makes up approximately 25-35% of the overall cost of an EV. Graphjet seeks to be one of the suppliers or producers that will be able to consistently supply high-quality graphite in mass quantities at lower cost, as compared to its competitors.

Supply of Raw Materials for Production

Graphjet’s technology allows it to produce graphite and graphene from palm kernel shells, which are a by-product of the production of palm seed oil. Each year, Malaysia alone produces approximately five million tons of palm kernel shells. This would be sufficient to produce approximately 1.67 tons of graphite and 10,000 tons of graphene. Agricultural waste, such as palm kernel shell, can generally not be exported or imported. However, Graphjet is currently producing graphite and graphene on a small scale. Thus, Graphjet has the strategy and manufacturing process in place to mass produce high quality and consistent graphite and graphene at competitive prices. Graphjet intends to construct its first main production facility in Malaysia to cater to the needs of its customers.

Graphjet intends to be a low-cost producer of the highest quality artificial graphite and graphene. Graphjet has patents on its bio-mass process and production method for graphite and graphene, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale.

To date, Graphjet has not had any sales of its products, but plans to sample its product to multinational companies within the industry for market acceptance and procurement purposes, intending to replace current high cost suppliers.

On December 27, 2022, Graphjet executed its first supply agreement with Toyoda. This supply agreement provides that Graphjet will supply graphite and graphene amounting to $30 million annually to Toyoda for use on their carbon neutral mobility product. In light of the recent tightening of export controls over export of graphite by China, we were unable to export graphite from China in 2023, therefore we did not produce any revenue pursuant to the supply agreement in 2023. Graphjet is working towards completing a production facility in Malaysia that is capable of producing sufficient graphite and graphene to Toyoda.

Industry Overview

Graphite is a naturally occurring material with deposits all around the world. For naturally recoverable graphite, the 2025 United States Geological Survey indicated the world’s current inferred resources exceed 800 million short tons. China has the most reserves and ranks first in excavation. In 2020, the global production of natural graphite was around 1.6 million short tons, and China accounted for approximately 79% of the world’s total. Generally, the market cost of a ton of graphite ranges between $8,000 and $11,000, depending on market conditions and the quality of the mineral in question.8

Artificial graphite can also be produced from coal or crude oil in the refinery process. However, it is of limited utility and cannot be processed into higher value products, like graphene. The price of artificial graphite is even higher, and given the volatility in the oil markets, is approximately $20,000 per ton.9 Graphite is used in the production of pencils, steel manufacturing, electronics, such as smartphones and as a lubricant for machinery. Graphjet’s most important application is currently lithium-ion batteries. Rising demand for lithium-ion batteries, from the growing number of end-users in sectors such as transportation, energy, and others that require battery-grade graphite, is driving demand for spherical graphite. A major driving force of growth is from the market for electric vehicles. Industry analysts estimate that a typical Li-ion High-Energy (100 Ah) cell of around 3,400 grams requires over 650 grams of graphite and each electric vehicle contains approximately 70 kilograms of graphite.

Currently, over 70% of the graphite used in electric vehicles is produced in China. The COVID-19 pandemic demonstrated the consequences of supply chain namely making products unavailable and causing global inflation spikes. General concerns over supply chains have also led to growing geopolitical concerns regarding a global dependence on China for rare earth elements and other materials that are necessary for producing the advanced products of the 21st century. The Inflation Reduction Act of 2022 that provides a credit of $7,500 for the purchase of electric vehicles requires that the materials must be produced in the United States to be eligible for the credit. These are only two of the many factors driving a desire for diversification in graphite production.

Graphene is processed from natural graphite in a variety of methods. However, generally graphene is still sold as graphite, just at a purer level than naturally occurring graphite. Graphene conducts electricity 100 times more efficiently than silicon or nano-carbon; conducts heat 10 times better than metals such as copper and aluminium; its strength exceeds diamonds, and its fracture strength is 100 times that of steel. It is highly transparent transmitting up to 97.7% of light and has a high specific surface area, which is important for industrial processes and chemical reactions. These properties make graphene a critical product for a variety of uses.

Graphene can be used in dozens of biomedical devices and drug delivery applications. It can be used in automobiles, paint and tires, and it has numerous applications in electronics and home appliances. Graphene also has a superconductor property, making it a useful electrical engineering material. Ultra-sensitive sensors made from graphene can detect very fine and minute particles allowing such sensors to notify humans of dangerous environments and can be used in image sensing to detect ultra-violet, infrared and even terahertz frequencies. Graphene can also be used to enhance the strength of materials while reducing product weight, making it a useful material in the production of aviation products. However, its principal initial use will be to improve energy storage and batteries for electric vehicles and for storing wind and solar power. It will help to make possible the green economy, in addition to its other uses.

However, graphene remains costly. At an acceptable purity level, the market price of graphene ranges from $167 to $450 per gram. The cost of the raw materials, as well as the equipment and technology used to manufacture graphene are the principal factors behind its cost.

Graphjet’s Products

Graphjet produces its artificial graphite and graphene from palm kernel shell, a waste product widely available in Malaysia and other countries that produce palm seed oil. Unlike mineral or coal-based or petroleum-based graphite that is ultimately limited and must be mined and processed to produce commercial grade graphite, Graphjet’s raw materials are renewable, and effectively unlimited. Graphjet makes use of waste from a product that is used in food production and would otherwise need to be disposed. Graphjet’s proven technology produces graphite at cost of approximately $4,500 per ton making it significantly cheaper than both natural and other sources of artificial graphite.

Graphjet’s process to produce graphene from palm kernel shell-based graphite is also simpler. Taking advantage of the purer graphite produced from palmitoylation, Graphjet can produce highly consistent graphene at a higher purity level, in excess of 99.99% purity. Its other physical and chemical properties of Graphjet’s graphene are more consistent than graphene produced from natural graphite as well. The end result is that Graphjet can sell a better product at a lower price.

While it is not possible under current laws to ship the raw palm kernel shells overseas, it is possible to transfer the intermediate product overseas, which would allow manufacturers to meet domestic production requirements. Import and export restriction can be different for different country, due to the regulations regarding different handling practices of palm kernel seeds, one concern being inadvertently introducing foreign bacteria into a country.

Graphjet will be able to obtain all the raw materials it needs from local sources in Malaysia. Malaysia is the second largest producer of palm seed oil globally, producing approximately 24% of global palm seed oil. As a result, the Malaysian palm seed industry produces over five million tons of palm kernel shells annually. While Graphjet is in the process of finalizing agreements with suppliers for long term contracts to secure its raw materials, Graphjet believes palm kernel shells will remain readily available as there are currently no other users of palm kernel shells and Malaysia produces 5 million tons of palm kernel shell yearly. Considering Graphjet’s planned production would be way below the amount of palm kernel shell produced annually, Graphjet does not foresee obstacles sourcing its raw materials.

Graphjet believes that its cost and quality will allow an acceleration of the growth of the graphite and graphene market, and will make graphite and graphene available for more uses than is possible at current prices and quality. This will allow Graphjet’s customers to offer their products at lower prices accelerating their market adoption.

Graphjet’s Strategy

On December 27, 2022, Graphjet entered into a supply agreement with Toyoda. Pursuant to the supply agreement, Graphjet will supply Toyoda with graphite and graphene in an aggregate amount of revenue of $30 million to Toyoda for their carbon neutral mobility product. Toyoda’s main business is to develop, manufacture and sell hydrogen energy vehicles, pure electric vehicles, electric bicycles (including electric motorcycles), drones, electric agriculture vehicles, yachts and hydrogen internal combustion engine vehicle. Toyoda possess all the proprietary and patent right pertaining to such technology. In light of the recent tightening of export controls over export of graphite by China, we were unable to export graphite from China in 2023, therefore we did not produce any revenue pursuant to the supply agreement in 2023. Graphjet is working towards completing a production facility in Malaysia that is capable of producing sufficient graphite and graphene to Toyoda.

Graphjet is currently seeking a suitable location to open its first main manufacturing plant in Malaysia. This will give Graphjet compete control of the manufacturing process. As Graphjet grows, we will construct additional manufacturing plants in different states of Malaysia and also take consider building a manufacturing plant in North America to work with EV automakers in the United States of America.

Graphjet intends to differentiate itself from its competitors based on the quality and price of graphite and graphene, as well as sustainability. To accomplish this, it will continue to invest in research and development and build out its sales and marketing team. It currently delivers high quality graphite and graphene at the lowest cost and with the only sustainable manufacturing process currently in use.

Upon completion of the manufacturing plants, Graphjet management projects the capacity for graphite and graphene will be approximately 10,000 to 50,000 tons and 60 to 200 tons per annum, respectively

In addition to the planned manufacturing plant, Graphjet Technology plans to build a commercial artificial graphite production facility in Nevada. The plant is expected to be capable of recycling up to 30,000 metric tons of palm kernel shells equivalent - a widely abundant agricultural waste product in Malaysia - to produce up to 10,000 metric tons of battery-grade, artificial graphite per year. This level of production is expected to be able to support the production of enough batteries to power more 100,000 electric vehicles (EVs) per year.

Graphjet’s Manufacturing Process

Graphjet uses palm kernel shell, a biomass waste product that is abundant in Malaysia, as its raw material for producing graphite and graphene. The palm kernel shells are washed to remove the debris, water and oil. The cleaned palm kernel shells are then dried before adding Graphjet’s formula to the palm kernel shells to go through a catalyzation to prepare for the pyrolysis process. Then the pyrolysis process, known as thermal cracking process, extracts the carbon content out from the catalyzed palm kernel shell, producing graphite raw material. The graphite then goes through a process known as material shaping, followed by graphitization process to obtain the palm-based synthetic graphite. This will be Graphjet’s product to be sold to the customers or used as raw material as to make palm kernel-based graphene through graphitization preparation process.

Research and Development

Graphjet has developed its technology in collaboration with UKM and UTEM. This allowed it to bring the technology to commercialization faster for more graphene applications, and at a lower cost than would have been possible. While Graphjet does not have a formal agreement with UTEM, Graphjet signed a Memorandum of Understanding with UKM, which is ranked 129th in the world for best university, for the purpose of research and development collaboration, on February 1, 2021. The Memorandum of Understanding with UKM provides for the following collaborative activities, synthesis and characterization of palm kernel shells biomass-based precursors to produce graphite and graphene; project of preparing high quality and high purity man-made graphite from palm-based biomass; project on biomass man-made graphite as raw material to produce high-quality single-layer graphene; and diversified research and development based on man-made graphene application products, amongst other.

In addition, Graphjet appointed UKM UTEM, ranked 450th, Kwansei Gakuin University, ranked 1350th, and Shibaura Institute of Technology, rank 1201th, as technology representatives for the Japan region, Imperial College London, world ranked 7th, for the United Kingdom region and Massachusetts Institute of Technology, ranked number 1 in the world, for the United States region, Graphjet is also involved in joint research and development in graphite and graphene applications for various types of batteries.

Sales and Marketing

On December 27, 2022, Graphjet entered into a supply agreement with Toyoda. Pursuant to the supply agreement, Graphjet will supply Toyoda with graphite and graphene in an aggregate amount of revenue of $30 million to Toyoda for their carbon neutral mobility product. We were unable to export graphite from China in 2023, therefore we did not produce any revenue pursuant to the supply agreement in 2023.

Graphjet uses technology that drives the cost advantage to produce graphite and graphene. With the cost advantage, Graphjet can penetrate the graphene market, offering higher quality graphene at about 80-90% less than the current market price (market price USD $200 to $450 per gram) offered by the existing suppliers. Furthermore, Graphjet can produce higher quality graphene which provides customers with a superior product for downstream production uses such as for energy storage, and the production of supercapacitors and graphene batteries.

Intellectual Property

On March 28, 2022, Graphjet entered into a Deed of Assignment, as supplemented by the Supplemental Deed dated July 29, 2022, with ZhongHe Tiancheng Technology Development (Beijing) Co. Ltd, pursuant to which Graphjet acquired a palm-based synthetic graphite and the preparation method thereof with the application no. PI2021002802, a palm-based synthetic graphite and the preparation method thereof with the application no. CN111892048A and a preparation system of palm-based synthetic graphite with the application no. CN111675214A and all the intellectual property rights attached thereto. On March 10, 2022, Graphjet entered into Intellectual Property Sales Agreement with Liu Yu, as supplemented by the letter from Liu Yu to Graphjet dated July 29, 2022, pursuant to which Graphjet purchased the process for producing palm-based graphene. Graphjet currently owns all of the intellectual property rights to its technology and manufacturing process and Graphjet’s technology is not subject to any ownership, intellectual property, or other rights of any parties other than Graphjet.

Graphjet’s technology will provide a strong alternative option in the artificial graphite market. Traditionally in the market, artificial graphite is preferred by the technology industry due to its higher quality as compared to mineral graphite. Artificial graphite is usually sourced from coal or petroleum coke, which is a byproduct in its respective industry. Therefore, traditional artificial graphite may be limited by shortages or supply chain issues related to coal and petroleum coke. At this time, there are no similar supply chain issues that would affect Graphjet’s access to palm kernel shells used to produce its version of artificial graphite.

Employees

Graphjet has 20 employees in the following departments: research and development, production, sales and marketing, administration, and believes its relationship with its employees is cooperative and its employees share the same goals as management to industrialize palm kernel shell-based graphite and graphene, making the products available worldwide.

As Graphjet expands, it believes it will be able to source personnel that can contribute to the technical, marketing and business development aspects of the Company.

Facilities

Graphjet leases an office space in Selangor that is approximately 90,000 sq. ft. Graphjet is currently seeking a suitable location to open its first main manufacturing plant in Malaysia. This will give Graphjet compete control of the manufacturing process.

In addition to the planned manufacturing plant, Graphjet Technology plans to build a commercial artificial graphite production facility in Nevada. The plant is expected to be capable of recycling up to 30,000 metric tons of palm kernel material equivalent - a widely abundant agricultural waste product in Malaysia - to produce up to 10,000 metric tons of battery-grade, artificial graphite per year. This level of production is expected to be able to support the production of enough batteries to power more 100,000 electric vehicles (EVs) per year.

Regulatory Environment

The graphene and graphite industry are governed by laws, which continue to evolve and change over time. The costs and resources necessary to comply with these laws are significant. Our profitability depends in part upon our ability, and that of our affiliated providers and independent contractors, to operate in compliance with applicable laws and to maintain all applicable licenses. To the extent any of our employees or third-party contractors engages in any misconduct or activity in violation of an applicable law, we may be subject to increased liability under the law or increased government scrutiny. If any such action is instituted against us, and we are not successful in defending ourselves or asserting our rights, such action could have a significant impact on our business, including the imposition of significant fines or other sanctions. Complying with any new legislation and regulations could be time-intensive and expensive, resulting in a material adverse effect on our business.

Legal Proceedings

From time to time, we may become a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

MANAGEMENT

Management and Board of Directors

Our directors and executive officers (as of December 22, 2025) are as follows:

Name	Age	Position
Executive Officers
Chris Lai Ther Wei (1)	42	Chief Executive Officer, Chief Financial Officer, Chairman, and Director
Non-Executive Directors
Tan Song Jie (2)	37	Director
Ang Chee Yong (2)	42	Director
Chen Siow Woon (3)	45	Director
Pwa Yee Guo (3)	35	Director

(1)	Class I Director
(2)	Class II Director
(3)	Class III Director

Background of Directors and Executive Officers

Executive Officers

Chris Lai Ther Wei has served as Graphjet’s Chief Executive Officer, Chief Financial Officer and member of the Board since April 2025 and Executive Director since its inception. Prior to joining the Company, he served as Director at Mercury Securities Sdn Bhd from June 2019 until October 2021 and then Director, Head of Capital Markets, from November 2021 to February 2025. Since 2017, he has advised companies on corporate finance at several notable investment banks in Malaysia, including RHB Investment Bank Berhad and OSK Investment Bank Berhad. During this time, he provided a diverse range of corporate finance advisory services including initial public offering, secondary fund raising, mergers and acquisitions, privatization, independent advice and valuation. He graduated with a Diploma in Business Studies (Accounting) from Kolej Tunku Abdul Rahman in 2002 and a Bachelor of Science in Applied Accounting from Oxford Brookes University in 2006. He was admitted as a member of the ACCA (UK) on June 30, 2008 and became an ACCA (UK) Fellow on June 30, 2013.

Non-Executive Directors

Tan Song Jie is a Chartered Accountant qualified with the Association of Chartered Certified Accountants (“ACCA”) with over 12 years of experience in accounting, auditing, taxation, and financial analysis. He has worked across various industries, including private equity, fund investment, oil and gas, and IT services, and has demonstrated adaptability in managing complex financial matters and supporting business growth. Most recently, he was a Fund Accountant and Project Manager at Argyle Street Management Limited in Hong Kong from 2019 to 2023. He managed a $600 million plantation asset portfolio, oversaw private equity investments, and handled investor reporting, funding, and restructuring. Before that, he worked at Hewlett Packard Enterprise from 2017 to 2019 as a Financial Analyst for China, Hong Kong, and the Philippines, focusing on financial reporting, forecasting, transfer pricing, tax compliance, and mergers and acquisitions. Earlier in his career, he was a Statutory and Tax Accountant at Schlumberger in 2017, ensuring compliance with IFRS and tax regulations across North Africa. From 2013 to 2015, he worked as a Senior Executive at Grant Thornton Malaysia, handling audits, IPO assignments, and due diligence. Tan Song Jie is a member of ACCA and the Malaysian Institute of Accountants. He is also a licensed company secretary registered with the Companies Commission of Malaysia, which further strengthens his expertise in corporate governance and financial management.

Ang Chee Yong is a Licensed Financial Planner with over 15 years of experience in the financial services industry. He has helped over 500 clients and managed more than $10 million in investment assets, guiding individuals, families, and business owners toward financial security. As the Founder and Managing Director of Axeable Strategy Sdn Bhd, he has grown the company, built successful sales teams, and provided strategic business consulting to improve client operations. Beyond financial advising, Ang is a certified trainer with the Malaysian Financial Planning Council (“MFPC”) and Lions International. He is an external lecturer at Changchun Finance College, China, specializing in Business Management, Entrepreneurship, and Microeconomics. His expertise in financial planning and business development has made him a sought-after speaker and mentor. He previously held leadership roles at VKA Wealth Planners Sdn Bhd, where he led business development and client acquisition, winning the Best Business Development Director award for three consecutive years. Before that, he worked at VKA Business Advisory Sdn Bhd and Allianz Life Insurance (M) Bhd, consistently ranking as a top performer. Ang is currently pursuing a Master’s Degree in Financial Planning at the Universiti Putra Malaysia. He holds a Bachelor of Business Information Systems from the Universiti Tunku Abdul Rahmanand (“UTAR”) and a Registered Financial Planner certification from MFPC. He is also an accredited trainer and an active member of professional organizations, including Toastmasters International, Association of Financial Advisers Malaysia, and Lions International. His strengths include leadership, strategic planning, business development, sales training, and financial consulting, making him a key figure in the financial industry.

Chen Siow Woon is a skilled professional with expertise in food science, biochemistry, and research and development. She holds a Master of Science in Food Science and a Bachelor of Science in Biochemistry from the University Kebangsaan Malaysia. Her academic research focused on producing resistant starch and using biochemical applications to slow down fruit ripening. With over 10 years of experience, she has worked in research and development, product management, and quality control. As an Assistant Research and Development Manager at NEP Malaysia Holdings Sdn Bhd from 2006 to 2017, she managed quality control, product evaluation, laboratory operations, and academic research collaborations. Her expertise includes experimental design, microbial analysis, in vitro toxicity testing, and enzymatic hydrolysis processes. She has also contributed to improving analytical techniques and water quality testing standards. Besides research, Chen has experience in sales and education. From 2017 to 2019, she worked as a Sales Executive at Yan Yung Tang Malaysia Sdn Bhd, promoting enzyme-based health products. Since 2019, she has been a home tutor, teaching Malay, Mathematics, and Science to primary and secondary students. She is also an art teacher, incorporating creative and sustainable materials into her lessons.

Pwa Yee Guo is a highly experienced finance professional with expertise in corporate finance, financial advising, taxation, and accounting. As a Certified Practicing Accountant (“CPA”), he has a strong background in financial reporting, risk management, and audit oversight, helping businesses make informed financial decisions. He has held key leadership roles throughout his career. As a Partner and Co-founder of Takaro Enterprise from 2023 to 2024, he developed business strategies, managed operations, and led financial planning to improve profitability. While working at Hewlett Packard Enterprise from 2017 to 2022 he oversaw financial reporting across multiple countries, ensuring compliance and providing strategic insights. Earlier in his career, he worked as a Tax Accountant at Schlumberger in 2015 and as an Auditor at SJ Grant Thornton from 2012 to 2015, specializing in tax regulations, corporate policies, and financial audits. He holds a Bachelor of Accounting from UTAR and earned his CPA Australia certification in 2014. His strengths include leadership, team management, client relations, and deep financial expertise, making him a valuable asset in driving business growth.

Director Independence

As a result of our Class A Ordinary Shares initially being listed on Nasdaq, we continue to adhere to the listing rules of Nasdaq in affirmatively determining whether a director is independent. Our Board has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The directors Tan Song Jie, Chen Siow Woon, and Ang Chee Yong qualify as independent directors as defined under the listing rules of Nasdaq, and our board consists of a majority of independent directors, as defined under the rules of the SEC and Nasdaq Listing Rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, the remuneration committee, and the nominating and corporate governance committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of our Board will be informed oversight of its risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board will be responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss the combined company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. Our remuneration committee will also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

Our Board established an audit committee, a remuneration committee and a nominating and corporate governance committee. Our Board adopted a written charter for each of these committees, which complies with the applicable requirements of current Nasdaq Listing Rules. Copies of the charters for each committee are available on the investor relations portion of Graphjet Technology’s website. The composition and function of each committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.

Audit Committee

The members of the audit committee are Tan Song Jie (Chair), Chen Siow Woon, and Ang Chee Yong. Our Board has determined that each of the members of the audit committee will be an “independent director” as defined by, and meet the other requirements of the Nasdaq Listing Rules applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act, including that each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and current employment. The audit committee will meet on at least a quarterly basis. Both the Company’s independent registered public accounting firm and management intend to periodically meet privately with our audit committee.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Audit Committee Financial Expert

Our Board has determined that Tan Song Jie qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board considered Tan Song Jie’s formal education, training, and previous experience in financial roles.

Remuneration Committee

The members of the remuneration committee are Chen Siow Woon (Chair), Tan Song Jie, and Ang Chee Yong. Our Board has determined that each of the members will be an “independent director” as defined by the Nasdaq Listing Rules applicable to members of a remuneration committee. The Board has determined that each of the members of the remuneration committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfy the independence requirements of the Nasdaq. The remuneration committee will meet from time to time to consider matters for which approval by the committee is desirable or is required by law.

Specific responsibilities of our remuneration committee include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing and recommending our Board the compensation of our directors;

●	reviewing our executive compensation policies and plans;

●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

●	administering our incentive compensation equity-based incentive plans;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	if required, producing a report on executive compensation to be included in our annual proxy statement;

●	reviewing and establishing general policies relating to compensation and benefits of our employees; and

●	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Chen Siow Woon (Chair), Pwa Yee Guo, and Ang Chee Yong. The Board determined that each of the members will be an “independent director” as defined by the Nasdaq Listing Rules applicable to members of a nominating committee. The nominating and corporate governance committee will meet from time to time to consider matters for which approval by the committee is desirable or is required by law.

Specific responsibilities of our nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board;

●	evaluating the performance of our Board and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of our corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees. A copy of our code of ethics is available on its website. We also intend to disclose future amendments to, or waivers of, its code of ethics, as and to the extent required by SEC regulations, on its website.

Remuneration Committee Interlocks and Insider Participation

None of the members of the compensation committee was at any time one of Graphjet Technology’s officers or employees. None of Graphjet Technology’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our Board or compensation committee.

Shareholder and Interested Party Communications

Shareholders and interested parties may communicate with our Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

Limitations of Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against willful default, fraud or the consequences of committing a crime. Our Amended and Restated Articles provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the Companies Act would permit such indemnification.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and any beneficial owners of more than 10% of our common stock to file reports relating to their ownership and changes in ownership of our ordinary shares with the SEC by certain deadlines. Based on a review of Section 16 filings with respect to our Company made during or with respect to the preceding year, we are not aware of any late Section 16(a) filings.

EXECUTIVE AND DIRECTOR COMPENSATION

References to the “Company,” “Graphjet Technology,” “Graphjet,” “our,” “us,” or “we” in the following section refer to Graphjet prior to the Business Combination.

Summary Compensation Table

The following table sets for the annual salary and other compensation for our named executive officer and non-employee directors for the fiscal year 2025. All amounts paid in Malaysian Ringgit (RM) have been converted to U.S. dollars using an exchange rate of 1 RM = 0.213 USD.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	All other Compensation ($)	Total ($)
Chris Lai Ther Wei(1)	2025	63,900	-	-	(6)	-	85,200	149,100
Tan Song Jie(2)	2025	6,390	-	-		-	-	6,390
Ang Chee Yong(3)	2025	6,390	-	-		-	-	6,390
Chen Siow Woon(4)	2025	6,390	-	-		-	-	6,390
Pwa Yee Guo(5)	2025	6,390	-	-		-	-	6,390

(1)	Annual salary represents the full-year rate for 2025. Chris Lai Ther Wei commenced employment on April 4, 2025; therefore, only a portion of this salary has been earned as of the date of this prospectus.

(2)	Annual salary represents the full-year rate for 2025. Tan Song Jie commenced employment on March 20, 2025; therefore, only a portion of this salary has been earned as of the date of this prospectus.

(3)	Annual salary represents the full-year rate for 2025. Ang Chee Yong commenced employment on March 20, 2025; therefore, only a portion of this salary has been earned as of the date of this prospectus.

(4)	Annual salary represents the full-year rate for 2025. Chen Siow Woon commenced employment on March 20, 2025; therefore, only a portion of this salary has been earned as of the date of this prospectus.

(5)	Annual salary represents the full-year rate for 2025. Pwa Yee Guo commenced employment on March 20, 2025; therefore, only a portion of this salary has been earned as of the date of this prospectus.

(6)	A part of his compensation, Chris Lai will be issued an amount of the Company’s Class A Ordinary Shares, par value $0.006 per share, equal to RM 500,000.

Executive Compensation

Chris Lai was officially appointed as Chief Executive Officer on April 4, 2025, through a letter sent by the Company and signed by Aiden Lee Ping Wei, the Company’s former Chief Executive Officer. Such letter included his responsibilities as Chief Executive Officer, in addition to his responsibilities as Chief Financial Officer. In connection with his appointment, Chris Lai will receive:

●	an initial base salary of RM 300,000 per year;

●	an initial allowance of RM 400,000 per year; and

●	an amount of the Company’s Class A Ordinary Shares, par value $0.006 per share, equal to RM 500,000. These shares have not been issued to Chris Lai.

Director Compensation

For their service on the Board, the members of the Board entered into the Company’s customary indemnification agreement for non-employee directors and will receive RM 2,500 per month.

Summary of the Equity Incentive Plan

Overview

The Equity Incentive Plan allows Graphjet Technology to make equity and equity-based incentive awards to employees, directors and consultants of Graphjet Technology or any of its subsidiaries. The Board anticipates that providing such persons with a direct stake in Graphjet Technology will assure a closer alignment of the interests of such individuals with those of Graphjet Technology and its shareholders, thereby stimulating their efforts on Graphjet Technology’s behalf and strengthening their desire to remain with Graphjet Technology.

The aggregate number of the Class A Ordinary Shares that may be issued or used for reference purposes under the Equity Incentive Plan or with respect to which Awards (as defined below), including but not limited to incentive equity options (“ISO”), may be granted by Graphjet Technology shall not exceed 248,385 Ordinary Shares (the “Share Reserve”).

This section summarizes certain principal features of the Equity Incentive Plan, which may be subject to change.

Purpose of the Equity Incentive Plan

The purpose of the Equity Incentive Plan is to promote the long-term success of Graphjet Technology and the creation of shareholder value by (a) encouraging service providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of service providers with exceptional qualifications, and (c) linking service providers directly to shareholder interests through increased equity ownership.

Eligibility and Administration

Graphjet Technology’s employees, consultants and directors, and employees, consultants and directors of its subsidiaries will be eligible to receive awards under the Equity Incentive Plan. The Equity Incentive Plan is expected to be administered by the Graphjet Technology Board with respect to awards to non-employee directors and by Graphjet Technology’s remuneration committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of Graphjet Technology directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under stock exchange rules. The plan administrator will have the authority to interpret and adopt rules for the administration of the Equity Incentive Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Equity Incentive Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available

The maximum number of Class A Ordinary Shares initially available for issuance under the Equity Incentive Plan will be equal to 10% of the fully diluted issued and outstanding Class A Ordinary Shares immediately after the Closing. Subject to the shareholders of Graphjet Technology resolving to increase the authorized share capital if required pursuant to applicable law and the memorandum and articles of association then in force, the Share Reserve (other than with respect to ISOs) will automatically increase on January 1st annually for the duration of the Equity Incentive Plan beginning on January 1st of the year following the year in which the Closing occurs, in an amount equal to 10% of the fully diluted issued and outstanding Class A Ordinary Shares outstanding on December 31st of the preceding calendar year, provided, that the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur as provided above.

The Share Reserve shall in all events be subject to further adjustment as provided in the Equity Incentive Plan. In no event shall fractional Shares be issued under the Equity Incentive Plan. For clarity, the Share Reserve is a limitation on the number of Shares that may be issued pursuant to the Equity Incentive Plan. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or other applicable exchange rule, and any such issuance will not reduce the number of Shares available for issuance under this Plan.

Subject to adjustment, as provided in the Equity Incentive Plan, the maximum dollar value of Shares underlying Awards that may be granted to a director in any financial year shall be $250,000, or during a director’s initial financial year with Graphjet Technology or its Subsidiary, 200% of such amount. In addition, the Board may provide for a limit on the dollar value or maximum aggregate number of Shares underlying Awards that may be granted to any one Named Executive Officer (as defined in the Equity Incentive Plan) of the Graphjet Technology or any Subsidiary in any financial year, subject to adjustment as provided in the Equity Incentive Plan.

Awards

The Equity Incentive Plan will provide for the grant of Nonqualified Share Options, Incentive Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, or Performance Units (collectively or individually, an “Award”). No determination has been made as to the types or amounts of Awards that will be granted to certain individuals pursuant to the Equity Incentive Plan. All awards under the Equity Incentive Plan will be set forth in an “Award Agreement,” which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

A brief description of each award type follows:

●	Nonqualified Share Options or “NSO” means the right to purchase Shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Share Options;

●	Incentive Share Options or “ISO” means the right to purchase Shares pursuant terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive equity option within the meaning of Code Section 422 of the United States Internal Revenue Code of 1986, as amended;

●	Share Appreciation Rights or “SAR” means a right, designated as an SAR, to receive the appreciation in the Fair Market Value of Shares;

●	Restricted Shares means an Award of Shares subject to vesting conditions;

●	Restricted Share Units or “RSUs” shall mean a right to receive Shares or cash upon vesting;

●	Performance Shares means an Award granted to a Participant that entitles the Participant to delivery of Shares upon achievement of performance goals; and

●	Performance Units means an Award that entitles the Participant to a cash payment upon achievement of performance goals.

Vesting and Holding Period

As part of making any Award, the Remuneration Committee may determine the time and conditions under which the Award will vest and may specify partial vesting in one or more vesting Tranches, which may be based solely upon continued employment or service for a specified period of time or may be based upon the achievement of specific performance goals established by the Remuneration Committee in its discretion.

For all purposes of this Plan, “vesting” of an Award shall mean:

(a)	In the case of an Option or SAR, the time at which the Participant has the right to exercise the Award.

(b)	In the case of Restricted Shares all conditions for vesting, as stated in the Award Agreement or the Equity Incentive Plan, are satisfied.

(c)	In the case of Restricted Share Units all conditions for vesting, as stated in the Award Agreement or the Equity Incentive Plan, are satisfied.

(d)	In the case of Performance Shares or Performance Units, the time at which the Participant has satisfied the requirements to receive payment on such Performance Shares or Performance Units, which shall not be less than one year from the grant date, except as otherwise provided in Section 10.2 of the Equity Incentive Plan.

Vesting need not be uniform among Awards granted at the same time or to persons similarly situated. Vesting requirements shall be set forth in the applicable Award Agreement. Each Award Agreement and each certificate representing securities granted pursuant to the Equity Incentive Plan may bear such restrictive legend(s) as Graphjet Technology deems necessary or advisable under applicable law. No participant shall have the right to defer the amount of Shares or cash payable upon the exercise or settlement of any Option or SAR, or the transfer of any Restricted Shares upon the vesting thereof.

With respect to an Award of Restricted Shares or RSU, the participant may direct that any withholding of taxes, domestic or foreign, resulting from vesting of such Award occur as set forth in the Equity Incentive Plan. If the date of the vesting of any Award, other than an Option or SAR, held by Participant who is subject to Graphjet Technology’s policy regarding trading of its Shares by its officers and directors and Shares is not within a “window period” applicable to the Participant, then withholding shall be at the applicable statutory withholding amount accomplished by one or more of the methods provided for in the Equity Incentive Plan.

If the date of the vesting of any Award, other than an Option or SAR, held by participant who is subject to Graphjet Technology’s policy regarding trading of its Shares by its officers and directors and Shares is not within a “window period” applicable to the participant, as determined by Graphjet Technology in accordance with such policy, then the vesting of such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the participant pursuant to such policy.

Certain Transactions

Unless prohibited by applicable law, the Amended and Restated Articles or the applicable rules of a stock exchange, the Remuneration Committee may delegate all or some of its responsibilities and powers to any one or more of its members. The Remuneration Committee also may delegate some or all of its administrative duties to any officer of Graphjet Technology and may delegate some or all of its administrative powers to the CEO to grant Awards under the Plan to participants and potential participants who are not Directors or Named Executive Officers of Graphjet Technology or any Subsidiaries, provided that the terms and conditions of such Awards shall be set forth in an Award Agreement approved in substantial form by the Remuneration Committee prior to the grant of said Awards, the Remuneration Committee in its delegation shall specify the maximum Shares that may be awarded to one participant pursuant to such delegation in any calendar year, and the CEO shall report any such grants to the Committee at its next meeting.

Subplans, Malus and Claw-Back Provisions, Transferability

Graphjet Technology or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts Graphjet Technology or Subsidiary may owe to the participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the participant, such amounts as may be owed by the participant to Graphjet Technology or a Subsidiary, although the participant shall remain liable for any part of the participant’s payment obligation not satisfied through such deduction and setoff. All Awards (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any Award) will be subject to any claw-back policy of Graphjet Technology, as set forth in such claw-back policy or the Award Agreement. By accepting any Award granted hereunder, the participant agrees to any deduction, claw-back or setoff under the Equity Incentive Plan, as set forth in the Award Agreement.

Plan Amendment and Termination

Except as otherwise provided in the Equity Incentive Plan, at any time the Board may wholly or partially amend, modify, suspend or terminate the Equity Incentive Plan or the Remuneration Committee’s authority to grant Awards under the Equity Incentive Plan without the consent of shareholders or participants. However, without the approval of Graphjet Technology’s shareholders given twelve months before or after the action by the Board if such shareholder approval is required by any federal or state law or regulation or the rules of any share exchange or automated quotation system on which the Shares may then be listed or quoted, no action of the Board may (i) increase the limit on the Share Reserve, (ii) reduce the exercise price per share of any outstanding Option or SAR granted under this Plan, (iii) cancel any Option or SAR in exchange for cash, another Award or an Option or SAR with a price per share that is less than the price per share of the original Option or SAR, or (iv) materially modify the requirements as to eligibility for participation in the Equity Incentive Plan. The Remuneration Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Equity Incentive Plan.

Remuneration Committee Interlocks and Insider Participation

None of the members of the remuneration committee was at any time one of Graphjet Technology’s officers or employees. None of Graphjet Technology’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our Board or compensation committee.

Remuneration Committee Report

The Remuneration Committee was formed in connection with the Closing of the Business Combination. As a result, the Remuneration Committee has not reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.

Submitted by the Remuneration Committee of the Board:

●	Chen Siow Woon (Chair)

●	Ang Chee Yong

●	Tan Song Jie

The material in this Remuneration Committee Report is deemed “furnished” in this Registration Statement and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

On May 15, 2025, Graphjet Technology and Aiden Lee Ping Wei entered into a Warrant Subscription Agreement, pursuant to which Graphjet Technology issued 20,000,000 warrants to purchase up to 200,000,000 of the Company’s Class A ordinary shares, at an exercise price of $0.055 to Aiden Lee Ping Wei. After the Share Consolidation, the amount of warrants now held by Aiden Lee Ping Wei is 333,334 warrants to purchase up to 3,333,340 Class A ordinary shares, at an exercise price of $3.30.

In May and June 2025, the Company entered five loan agreements with Mr. Lee Ping Wei for working capital purpose. Lee Ping Wei owned 48.5% and 6.1% of the Company’s ordinary shares as of June 30, 2025 and September 30, 2024, respectively. The loans are unsecured, with interest bearing of 15% per annum and due on demand. As of June 30, 2025, total loans drawdown was $498,516. For the three months ended June 30, 2025, there was interest expense of $3,956. The principal amount, maturity date and interest rate for the loans are shown in the table below:

Lender	Principal	Interest Rate	Lending Date	Due Date
Lee Ping Wei	$118,694	15 %p.a	May 28, 2025	Due on demand
Lee Ping Wei	$71,217	15%p.a	June 3, 2025	Due on demand
Lee Ping Wei	$71,217	15%p.a	June 10, 2025	Due on demand
Lee Ping Wei	$118,694	15%p.a	June 16, 2025	Due on demand
Lee Ping Wei	$118,694	15 %p.a	June 26, 2025	Due on demand

	June 30, 2025	September 30,
	(unaudited)	2024
Total interest payable	$4,117	$-
Total debt and interest payable	502,633	-

Policies and Procedures for Related Party Transactions

Graphjet Technology’s Nominating and Corporate Governance Committee is designated with the authority to review and approve related party transactions, defined as a transaction, arrangement or relationship that would require disclosure pursuant to Item 404 of Regulation S-K, or transaction between Graphjet Technology and (i) any director or executive officer of Graphjet Technology; (ii) any nominee for election as a director; (iii) any holder of Graphjet Technology securities owning more than 5% of any class of Graphjet Technology stock and (iv) any member of the immediate family of any of the foregoing. In evaluating related party transactions, Graphjet Technology’s Nominating and Corporate Governance Committee considers the relevant facts and circumstances available and deemed relevant to Graphjet Technology’s Nominating and Corporate Governance Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Director Independence

The information contained under the heading “Director Independence” in the “Management” section, which is incorporated by reference herein.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Ordinary Shares as of December 22, 2025, by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of our Class A Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common and/or preferred share that they beneficially own, subject to applicable community property laws. The table is based upon information supplied by officers, directors and principal shareholders, including information set forth in ownership reports filed with the SEC.

The percentages below are based on a total of 3,845,062 Ordinary Shares in issue as of December 22, 2025.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Class A ordinary shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is Lot 3895, Lorong 6D, Kampung Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor, Malaysia.

Name of Beneficial Owner	Number of Shares		% of Class(1)
Directors and Named Executive Officers
Chris Lai Ther Wei	—		—
Tan Song Jie	—		—
Ang Chee Yong	—		—
Chen Siow Woon	—		—
Pwa Yee Guo	—		—

Greater than 5% Holders
Aiden Lee Ping Wei	2,314,823	(2)	60.20%
Fam Chee Way	250,000		6.50%
Farhash Wafa Salvador	250,000		6.50%
Goldman Sachs & Co. LLC(3)	247,493		6.44%

(1)	Percentage is calculated based on the 3,845,062 Ordinary Shares outstanding as of the December 22, 2025.
(2)	Consists of Class A Ordinary Shares beneficially owned by Aiden Lee Ping Wei, which includes: (i) 1,048,412 Class A Ordinary Shares, par value $0.006 issued to Aiden Lee Ping Wei in connection with Share Purchase Agreements dated April 22, 2025, between Aiden Lee Ping Wei and each of Lim Hooi Beng, Aw Jeen Rong, and Liu Yu; (ii) 148,081 Class A Ordinary Shares issued to Aiden Lee Ping Wei in connection with that certain Employment Agreement dated March 14, 2025 between the Company and Aiden Lee Ping Wei; (iii) 483,330 Class A Ordinary Shares issuable upon exercise of a portion of the 333,334 warrants to purchase up to 3,333,340 Class Ordinary Shares, issued to Aiden Lee Ping Wei, pursuant to that certain Warrant Subscription Agreement dated May 15, 2025, between the Company and Aiden Lee Ping Wei. Such 483,330 Class A Ordinary Shares are deemed to be “beneficially owned” by Aiden Lee Ping Wei under applicable rules, and the remaining 2,850,010 Class A Ordinary Shares are subject to the shareholder approval requirement under Nasdaq Listing Rule 5635(d) and are not exercisable until such approval is obtained, and (iv) 635,000 Class A Ordinary Shares that were issued to Aiden Lee Ping Wei pursuant to that certain Debt Settlement and Subscription Agreement dated December 1, 2025, between the Company and Aiden Lee Ping Wei.
(3)	The information regarding this shareholder’s beneficial ownership is derived solely from the Schedule 13G filed with the SEC on November 14, 2025.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the Class A Ordinary Shares offered for resale by this prospectus, which consist of:

●	3,333,340 Class A Ordinary Shares issuable upon the exercise of 333,334 warrants (the “Warrants”) at an exercise price of $3.30, which were originally issued to Aiden Lee Ping Wei pursuant to a Warrant Subscription Agreement.

●

11,065,513 Class A Ordinary Shares issuable to Tan Chin Teong, at $4.44 per share, pursuant to a Sale and Purchase Agreement, dated August 19, 2025, by which the Company purchased the property from which the Company currently operates from (the “Sale and Purchase Agreement”).

●	28,464 Class A Ordinary Shares, issued to Tan Chin Teong, at $4.44 per share, pursuant to the Sale and Purchase Agreement.

●	185,000 Class A Ordinary Shares, issued at $3 per share, to Goh Meng Keong, as settlement of a debt owed by the Company to Goh Meng Keong.

●	3,261 Class A Ordinary Shares, issued at $6.48 per share, to Yasuka Infinity Sdn Bhd, as settlement of a debt owed by the Company to Yasuka Infinity Sdn Bhd.

●	3,157,000 Class A Ordinary Shares issuable to International Liquidity, LLC (“ILP”), pursuant to a Master Loan Agreement and a Master Pledge Agreement entered into by the Company and ILP, dated October 16, 2025, by which the Company will issue such Class A Ordinary Shares as collateral for a loan of USD$7,000,000 made by ILP to the Company.

The Selling Securityholders may from time to time offer and sell any or all of the Class A Ordinary Shares set forth in the table below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the Class A Ordinary Shares after the date of this prospectus.

The following tables provide, as of the date of this prospectus, information regarding the beneficial ownership of our Class A Ordinary Shares of each Selling Securityholder, the number of Class A Ordinary Shares that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. The immediately following table also sets forth the percentage of Class A Ordinary Shares beneficially owned by a Selling Securityholder after giving effect to the sale by the Selling Securityholder of all securities being offered hereby, based on 3,845,062 Class A Ordinary Shares outstanding as of December 22, 2025. The following table does not include the primary issuance of Class A Ordinary Shares and the Class A Ordinary Shares underlying the Warrants.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Ordinary Shares. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of December 22, 2025 concerning the Class A Ordinary Shares that may be offered from time to time by each Selling Securityholder with this prospectus. For the purposes of this following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Class A Ordinary Shares.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Graphjet Technology Lot 3895, Lorong 6D, Kampung Baru Subang Seksyen U6, 40150 Shah Alma Selangor, Malaysia.

Name of Selling Securityholder(1)	Number of Class A Ordinary Shares Owned Prior to the Offering		Number of Warrants Owned Prior to the Offering		Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus		Maximum Number of Warrants to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After the Offering(13)	%(2)	Number of Warrants Owned After the Offering	%
Goh Meng Keong	185,000	(3)	--		185,000		--	--	--	--	--
Yasuka Infinity Sdn Bhd	3,261	(4)	--		3,261		--	--	--	--	--
Tan Chin Teong	28,464	(5)	--		11,093,977	(6)	--	--	--	--	--
International Liquidity, LLC(12)	--		--		3,157,000	(7)	--	--	--	--	--
Aiden Lee Ping Wei	2,314,823	(8)	333,334	(9)	3,333,340	(10)	--	--	--	--	--

(1)	The Company implemented a share consolidation of its issued and outstanding Class A Ordinary Shares at a ratio of 1-for-60 on August 25, 2025 (the “Share Consolidation”). The Company entered into agreements with the Selling Securityholders who received or will receive Class A Ordinary Shares before the Share Consolidation. All agreements referencing the pre-Share Consolidation Class A Ordinary Shares, are subject to the split ratio of the Share Consolidation.

(2)	Based on the assumption that the selling securityholder will resell all of their respective Ordinary Shares.

(3)	Consists of 185,000 Class A Ordinary Shares, issued at $3 per share, to Goh Meng Keong pursuant to that certain Debt Settlement and Subscription Agreement dated August 14, 2025.

(4)	Consists of 3,261 Class A Ordinary Shares, issued at $6.48 per share, to Yasuka Infinity Sdn Bhd pursuant to that certain Debt Settlement and Subscription Agreement dated August 14, 2025.

(5)	Consists of 28,464 Class A Ordinary Shares, which are part of the 528,464 Class A Ordinary Shares originally issued to Tan Chin Teong, at $4.44 per share, on August 25, 2025, pursuant to a Sale and Purchase Agreement, dated August 19, 2025, by which the Company purchased the property from which the Company currently operates from (the “Sale and Purchase Agreement”). On September 5, 2025 and September 9, 2025 Tan Chin Teong transferred 500,000 of his Class A Ordinary Shares to third parties.

(6)

Consists of (i) 28,464 Class A Ordinary Shares held by Tan Chin Teong prior to the offering and (ii) 11,065,513 Class A Ordinary Shares that are issuable to Tan Chin Teong pursuant to the Sale and Purchase Agreement, pursuant to which, as payment for the property, the Company agreed to issue 97,462,455 ordinary shares of the Company at a per share price of USD$ 0.074, to Tan Chin Teong. Following the Share Consolidation, the amount of Ordinary Shares issuable was 1,624,375 (the “Original Share Number”) at a per share price of USD$ 4.44 (the “Original Issue Price”). Moreover, Section 3.2 of the Sale and Purchase Agreement contains an adjustment provision stating that additional shares will be issuable, pursuant to a formula set forth therein, if the market price of the Ordinary Shares falls below the Original Issue Price. As the market price has fallen below the Original Issue Price, the number of shares issuable to Tan Chin Teong has been adjusted from the Original Share Number to 11,593,977. As of the date of this Registration Statement, 528,464 Ordinary Shares have been issued to Tan Chin Teong under the Sale and Purchase Agreement, and the Company will be seeking Shareholder approval for the remaining 11,065,513, which are subject to the shareholder approval requirement under Nasdaq Listing Rule 5635(d).

(7)	Consists of 3,157,000 Class A Ordinary Shares issuable to International Liquidity, LLC (“ILP”), pursuant to a Master Loan Agreement and a Master Pledge Agreement entered into by the Company and ILP, dated October 16, 2025, by which the Company will issue such Class A Ordinary Shares as collateral for a loan of USD$ 7,000,000 made by ILP to the Company. Such issuance is subject to the shareholder approval requirement under Nasdaq Listing Rule 5635(d).

(8)	Consists of Class A Ordinary Shares beneficially owned by Aiden Lee Ping Wei, which includes: (i) 1,048,412 Class A Ordinary Shares, par value $0.006 issued to Aiden Lee Ping Wei in connection with Share Purchase Agreements dated April 22, 2025, between Aiden Lee Ping Wei and each of Lim Hooi Beng, Aw Jeen Rong, and Liu Yu; (ii) 148,081 Class A Ordinary Shares issued to Aiden Lee Ping Wei in connection with that certain Employment Agreement dated March 14, 2025 between the Company and Aiden Lee Ping Wei; (iii) 483,330 Class A Ordinary Shares issuable upon exercise of a portion of the 333,334 warrants to purchase up to 3,333,340 Class Ordinary Shares, issued to Aiden Lee Ping Wei, pursuant to that certain Warrant Subscription Agreement dated May 15, 2025, between the Company and Aiden Lee Ping Wei. Such 483,330 Class A Ordinary Shares are deemed to be “beneficially owned” by Aiden Lee Ping Wei under applicable rules, and the remaining 2,850,010 Class A Ordinary Shares are subject to the shareholder approval requirement under Nasdaq Listing Rule 5635(d) and are not exercisable until such approval is obtained, and (iv) 635,000 Class A Ordinary Shares that were issued to Aiden Lee Ping Wei pursuant to that certain Debt Settlement and Subscription Agreement dated December 1, 2025, between the Company and Aiden Lee Ping Wei.

(9)	333,334 Warrants issued to Aiden Lee Ping Wei, pursuant to that certain Warrant Subscription Agreement dated May 15, 2025, between the Company and Aiden Lee Ping Wei.

(10)	3,333,340 Class A Ordinary Shares upon the exercise of the Warrants issued to Aiden Lee Ping Wei at an exercise price of $3.30 per share, of which 2,850,000 Class A Ordinary Shares are not currently exercisable until after shareholder approval of the issuance, as required by Nasdaq Listing Rule 5635(d), has been obtained.

(11)	3,261 Class A Ordinary Shares are held by Yasuka Infinity Sdn Bhd. The natural person with voting and dispositive power over the shares held by Yasuka Infinity Sdn Bhd is Chan Keng Ann. Chan Keng Ann disclaims beneficial ownership of these Class A Ordinary Shares except to the extent of his pecuniary interest therein.

(12)	3,157,000 Class A Ordinary Shares will be issued, subject to the shareholder approval requirement under Nasdaq Listing Rule 5635(d), to ILP. The natural person with voting and dispositive power over the shares held by ILP is Chanelle Woods. Chanelle Woods disclaims beneficial ownership of these Class A Ordinary Shares except to the extent of his pecuniary interest therein.

(13)	Based on the assumption that the selling securityholder will resell all of their respective Ordinary Shares.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in- interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the subscriber of securities, from the subscriber) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities, and to our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a post-effective amendment to this registration statement disclosing (i) the name of each such Selling Securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such Class A Ordinary Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. A post-effective amendment to this prospectus disclosing such an agreement would require the suspension of sales by the Selling Securityholders until the post-effective amendment was declared effective.

The Company is required to pay certain fees and expenses incurred incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, (ii) they may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions; or (iii) it has been two years from the filing of this prospectus. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations, taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A Ordinary Shares as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”) and that acquire our Class A Ordinary Shares and Warrants for cash pursuant to this prospectus. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to, any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	an individual who is a United States citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created in, or organized under the law of, the United States or any state or political subdivision thereof;

●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, if Graphjet Technology makes a distribution of cash or other property to a U.S. Holder of Class A Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Graphjet Technology’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if Class A Ordinary Shares are readily tradable on an established securities market in the United States (such as Nasdaq) and certain other requirements are met, including that Graphjet Technology is not treated as a PFIC during the taxable year in which the dividend is paid or in the previous year. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A Ordinary Shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below, U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Ordinary Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Ordinary Shares so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares disposed. A U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares will generally equal the U.S. Holder’s acquisition cost for such Class A Ordinary Shares (or, in the case of Class A Ordinary Shares received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Ordinary Shares, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Ordinary Shares so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our Class A Ordinary Shares, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Class A Ordinary Shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders - Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Ordinary Shares, which will be treated as described under “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation”(see “Non-U.S. Holders - Gain on Sale, Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Class A Ordinary Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Ordinary Shares, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A Ordinary Shares or Warrants and, in the case where shares of our Class A Ordinary Shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Ordinary Share at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Ordinary Share. There can be no assurance that our Class A Ordinary Shares will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a Non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Ordinary Share or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Ordinary Share or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Class A Ordinary Shares and Warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR CLASS A ORDINARY SHARES AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

Material Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of Graphjet Technology. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF CAYMAN ISLANDS TAX LAWS.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of such shares.

Graphjet Technology has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of The Tax Concessions Act (As Revised), the following undertaking is hereby given to Graphjet technology (the “Company”):

(a)	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

i.	On or in respect of the shares, debentures, or other obligations of the Company; or

ii.	By way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the 13th of September 2021.

Material Malaysia Tax Considerations

The following summary of the anticipated treatment of Graphjet and holders of Class A Ordinary Shares and/or Graphjet Technology Warrants (other than residents of Malaysia) is based on Malaysia taxation law and practice as they are understood to apply at the date of this document and is subject to changes in such taxation law and practice. It does not constitute legal or tax advice and does not address all aspects of Malaysia tax law and practice (including such tax law and practice as they apply to any land or building situate in Malaysia). Prospective investors in Class A Ordinary Shares and/or Graphjet Technology Warrants should consult their professional advisers on the implications of acquiring, buying, selling or otherwise disposing of Class A Ordinary Shares and/or Graphjet Technology Warrants under the laws of any jurisdiction in which they may be liable to taxation.

Taxation of Graphjet Technology

Graphjet Technology is not regarded as resident for tax purposes in Malaysia. Therefore, Graphjet Technology will not be liable to Malaysia income tax as legislated under the Income Tax Act 1967, Malaysia (as revised and amended) and dividends on Class A Ordinary Shares may be paid by Graphjet Technology without withholding or deduction for or on account of Malaysia income tax.

The holders of Class A Ordinary Shares and/or Graphjet Technology warrants (other than residents of Malaysia) will not be subject to any tax in Malaysia in respect of the holding, sale or other disposition of such Class A Ordinary Shares and/or Graphjet Technology Warrants.

Stamp duty / transfer taxes

In Malaysia, no stamp duty or other transfer tax is levied on the issue or transfer of Class A Ordinary Shares and/or Graphjet Technology Warrants except that stamp duty is payable on Malaysia grants of probate and letters of administration, which will generally be required to transfer Class A Ordinary Shares and/or Graphjet Technology Warrants on the death of a holder of such Class A Ordinary Shares and/or Graphjet Technology Warrants. The only nominal stamp duty i.e., RM10.00 is chargeable upon a transfer of property pursuant to a grant of probate or letter of administration under Item 32(i), First Schedule, Stamp Act 1949. In addition, stamp duty or transfer taxes would be chargeable upon a transfer of shares between Malaysian residents either in private or through an approved stock exchanges (in Malaysia) such as Bursa Malaysia at the rate of 0.3% from the value of the transfer (RM3.00 for every RM1,000.00 or part thereof) under the authority of Item 32(b), First Schedule, Stamp Act 1949. Malaysia does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there other estate duties.

IF YOU ARE IN ANY DOUBT AS TO YOUR TAX POSITION YOU SHOULD CONSULT YOUR PROFESSIONAL TAX ADVISER.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to our Amended and Restated Memorandum and Articles of Association and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Amended and Restated Memorandum of Association and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Ordinary Shares

Our Amended and Restated Articles authorizes the issuance of a total of 1,000,000,000 Class A Ordinary Shares, each with par value $0.006. As of December 22, 2025, there were 3,845,062 Class A Ordinary Shares issued and outstanding.

Ordinary Shares

General

Holders of the Class A Ordinary Shares are entitled to one vote for each Graphjet Technology Ordinary Share held on all matters to be voted on by shareholders. Graphjet Technology will maintain a register of its shareholders and a shareholder will only be entitled to a share certificate if the board of directors of Graphjet Technology resolves that share certificates be issued.

Dividends

The holders of the Class A Ordinary Shares will be entitled to such dividends as may be declared by the board of directors of Graphjet Technology may in its discretion lawfully declare from time to time. Under the laws of the Cayman Islands, Graphjet Technology may pay a dividend out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if this would result in Graphjet Technology being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

In respect of all matters upon which holders of the Class A Ordinary Shares are entitled to vote, voting at any meeting of shareholders will be by poll. Unless their Class A Ordinary Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all holders of the Class A Ordinary Shares are entitled to vote at a general meeting, and all holders of Class A Ordinary Shares holding those shares of a particular class are entitled to vote at a meeting of the holders of that class.

An ordinary resolution to be passed by the shareholders will require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Graphjet Technology Ordinary Shares that are present in person or represented by proxy and are entitled to vote thereon at a meeting, while a special resolution will require the affirmative vote of at least two-thirds of the holders of the issued and outstanding Graphjet Technology Ordinary Shares that, being entitled to do so, vote in person or by proxy at a meeting.

Transfer of Ordinary Shares

Subject to applicable laws, including the Companies Act, securities laws, common law and the restrictions contained in the proposed memorandum and articles of association, any of Graphjet Technology shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors of Graphjet Technology.

Notwithstanding the foregoing, the Board will decline to register any transfer of any ordinary shares which were issued on terms which require them to be transferred with another share, option or warrant unless satisfactory evidence is produced of the like transfer of such share, option or warrant.

Liquidation

On a return of capital on winding up, if the assets available for distribution amongst Graphjet Technology shareholders shall be insufficient to repay all of the issued share capital, the assets will be distributed so that the losses are borne by Graphjet Technology shareholders in proportion to the par value of the shares held by them. If the assets available for distribution is more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst Graphjet Technology shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Graphjet Technology for unpaid calls or otherwise.

Variations of Rights of Shares

If at any time the Class A Ordinary Shares capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a special resolution passed by the affirmative vote of at least two-thirds of such holders of the issued and outstanding shares of that class as, being entitled to do so, vote in person or by proxy at a separate meeting of the shareholders of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Graphjet Technology will hold an annual general meeting at such time and place as the board of directors of Graphjet Technology will determine. At least five (5) clear days’ notice shall be given for any general meeting. The directors of Graphjet Technology may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting. One or more shareholders who together hold not less than a majority of the issued and outstanding Class A Ordinary Shares entitled to attend and vote at such meeting, being individuals present in person or by proxy shall be a quorum.

Inspection of Books and Records

The Board or the shareholders by ordinary resolution will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of Graphjet Technology will be open to the inspection by Graphjet Technology shareholders, and no Graphjet Technology shareholder will otherwise have any right of inspecting any account or book or document of Graphjet Technology except as required by the Companies Act.

Changes in Capital

Graphjet Technology may from time to time by ordinary resolution:

●	increase the share capital by such sum, with such rights, priorities and privileges annexed thereto, as Graphjet Technology in general meeting may determine;

●	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

●	convert all or any of its paid-up shares into equity and reconvert that equity into paid-up shares of any denomination;

●	sub-divide its existing shares or any of them into shares of a smaller amount; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Warrants

The Company has assumed 200,468 Energem warrants outstanding, which consisted of 191,667 public warrants and 8,801 private warrants. All of these warrants met the criteria for equity classification.

Each whole Warrant entitles the registered holder to purchase one whole share of the Company’s Class A Ordinary Shares at a price of $690 per share. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of ordinary shares. This means that only a whole Warrant may be exercised at any given time by a warrant holder. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Warrants will expire five years after the completion of the Company’s initial business combination or earlier upon redemption or liquidation.

Graphjet Technology will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Graphjet Technology satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and Graphjet Technology will not be obligated to issue a Graphjet Technology Ordinary Share upon exercise of a warrant unless Graphjet Technology Ordinary Share upon issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

In no event will Graphjet Technology be required to net cash settle any warrant except for the Sponsor Warrants. The Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period except that the Sponsor Warrants (i) are non-redeemable so long as they are held by the Sponsor or its permitted transferees, and (ii) may be exercised by the Sponsor and its permitted transferees for cash or on a cashless basis. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Graphjet Technology Class A Ordinary Share underlying such unit.

In the event that the Company’s management has elected to force all holders of warrants to exercise such warrants on a “cashless basis,” by surrendering the warrants for that number of shares of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Ordinary Shares underlying the warrants, multiplied by the difference between the warrant price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Class A Ordinary Shares for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the warrants.

Exempted Company

Graphjet Technology is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus has been passed upon for us by Harney Westwood & Riegels (Cayman) LLP. Certain matters regarding the warrants, certain U.S. federal securities laws and material United States federal income tax consequences of the offering have been passed upon for us by Duane Morris LLP.

EXPERTS

The financial statements of Graphjet Technology Sdn. Bhd. as of and for the years ended September 30, 2024 and 2023 have been included in this prospectus in reliance upon the report of Kreit & Chiu CPA, LLP, independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://www.graphjettech.com/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

GRAPHJET TECHNOLOGY SDN. BHD.

(FORMERLY KNOWN AS ZHONGHE GRAPHENE SDN. BHD.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Graphjet Technology

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Graphjet Technology (the “Company”) as of September 30, 2024 and 2023, the related statements of operations and comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for the year then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Graphjet Technology as of September 30, 2024 and 2023, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue on a going basis. As more fully described in Note 2 to the consolidated financial statements, the Company incurred net losses of US$17,815,307 for the period then ended September 30, 2024, with a working capital deficit of US$19,852,386 as of September 30, 2024. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – Correction of error

As discussed in Note 21 to the financial statements, the Company restated its 2023 financial statements to apply the change in accounting treatment related to intellectual property, merger transaction costs, professional expenses and classification of payable to directors. Our opinion is not modified with respect to this matter.

/s/ Kreit & Chiu CPA LLP

We have served as the Company’s auditor since 2024.

Los Angeles, California

July 15, 2025

GRAPHJET TECHNOLOGY
CONSOLIDATED BALANCE SHEETS

	September 30, 2024	September 30, 2023
		As Restated
ASSETS
CURRENT ASSETS
Cash	$348,655	$1,430
Inventories	73,922	-
Prepaid expenses	12,200	154,519
Advance to a related company	-	97,882
Deposits	29,888	127,664
Other receivables	113,108	54,468
Total Current Assets	577,773	435,963

NON-CURRENT ASSETS
Property and equipment, net	1,593,400	1,598
Intangible assets, net	262	337
Deferred merger costs	-	704,334
Total Non-current Assets	1,593,662	706,269

Total Assets	$2,171,435	$1,142,232
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Loans from third parties	$600,626	$510,234
Other payables and accrued expenses	1,232,422	390,257
Loan from a director	254,449	-
Loan from a shareholder	103,877	-
Payable to directors	2,159,866	2,231,781
Compensation payable to a shareholder	737,894	-
Deferred underwriting commission payable	1,541,025	-
Provision for bonus	13,800,000	-
Total Current Liabilities	20,430,159	3,132,272

NON-CURRENT LIABILITIES
Compensation payable to a shareholder	-	5,338,273
Total Non-current Liabilities	-	5,338,273

Total Liabilities	20,430,159	8,470,545

COMMITMENTS AND CONTINGENCIES (See Note 19)

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred share, $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2024 and 2023	-	-
Class A ordinary share, $0.0001 par value; 479,000,000 shares authorized; 146,738,806 and 137,750,000 shares issued and outstanding as of September 30, 2024 and 2023	14,674	13,775 *
Class B ordinary share, $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and 2023	-	-
Additional paid-in capital	7,812,836	587,499
Accumulated deficit	(25,798,897)	(7,983,590)
Accumulated other comprehensive (loss) income	(287,337)	54,003
Total Shareholders’ Deficit	(18,258,724)	(7,328,313)

Total Liabilities and Shareholders’ Deficit	$2,171,435	$1,142,232

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4

The accompanying notes are an integral part of these consolidated financial statements.

GRAPHJET TECHNOLOGY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended September 30,
	2024	2023
		As Restated
Revenues	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating expenses:
General and administrative expenses	17,438,014	1,225,501
Total operating expenses	17,438,014	1,225,501

Loss from operations	(17,438,014)	(1,225,501)

Other income (expenses)
Interest expense	(375,782)	(616,398)
Other expenses, net	(1,511)	-
Total other expenses, net	(377,293)	(616,398)

Loss before income tax	(17,815,307)	(1,841,899)

Income tax expense	-	-

Net loss	$(17,815,307)	$(1,841,899)

Foreign currency translation adjustment	(341,340)	123,998

Total comprehensive loss attributable to ordinary shareholders	$(18,156,647)	$(1,717,901)

Weighted average number of ordinary shares outstanding*
Basic	142,675,373	137,750,000
Diluted	142,675,373	137,750,000

Loss per share ordinary share
Basic	$(0.12)	$(0.01)
Diluted	$(0.12)	$(0.01)

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4

The accompanying notes are an integral part of these consolidated financial statements.

GRAPHJET TECHNOLOGY
CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Preferred Share		Class A Ordinary Share		Class B Ordinary Share		Additional paid-in	Accumulated Deficit	Accumulated other comprehensive
	Shares	Amount	Shares*	Amount	Shares	Amount	capital	(Restated)	income (loss)	Total
BALANCE, September 30, 2022	-	$-	137,750,000	$13,775	-	$-	$587,499	$(6,141,691)	$(69,995)	$(5,610,412)
Net loss	-	-	-	-	-	-	-	(1,841,899)	-	(1,841,899)
Foreign currency translation	-	-	-	-	-	-	-	-	123,998	123,998
BALANCE, September 30, 2023	-	-	137,750,000	13,775	-	-	587,499	(7,983,590)	54,003	(7,328,313)
Issuance of ordinary shares upon completion of reverse recapitalization	-	-	6,688,806	669	-	-	(3,474,433)	-	-	(3,473,764)
Issuance of ordinary shares for PIPE investment	-	-	250,000	25	-	-	2,499,975	-	-	2,500,000
Loan payable converted to shares	-	-	2,050,000	205	-	-	8,199,795	-	-	8,200,000
Net loss	-	-	-	-	-	-	-	(17,815,307)	-	(17,815,307)
Foreign currency translation	-	-	-	-	-	-	-	-	(341,340)	(341,340)
BALANCE, September 30, 2024	-	$-	146,738,806	$14,674	-	$-	$7,812,836	$(25,798,897)	$(287,337)	$(18,258,724)

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4

The accompanying notes are an integral part of these consolidated financial statements.

GRAPHJET TECHNOLOGY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2024	2023
		As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,815,307)	$(1,841,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	103	-
Depreciation	27,113	103
Change in operating assets and liabilities:
Prepaid expenses	145,106	(77,215)
Advance to a related company	98,771	10,289
Inventories	(65,531)	-
Deposits	102,327	(127,664)
Other receivables	(45,306)	(34,183)
Interests payable	23,657	23,380
Other payables and accrued expenses	702,538	160,597
Payable to directors	-	2,296,915
Provision for bonus	13,800,000	-
Net cash (used in) provided by operating activities	(3,026,529)	410,323

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,438,033)	(1,598)
Net cash used in investing activities	(1,438,033)	(1,598)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans - related party	315,390	-
Proceeds from long-term debt - related party	2,917,330	-
Repayments to long-term debt - related party	(107,532)	-
Payments of deferred merger costs	(919,446)	(700,810)
Proceeds from the completion of reverse recapitalization	1,231	-
Proceeds from PIPE investment	2,500,000	-
Net cash provided by (used in) financing activities	4,706,973	(700,810)

Effect of exchange rate changes	104,814	68,394

NET CHANGE IN CASH	347,225	(223,691)

Cash, beginning of the year	1,430	225,121

Cash, end of the year	$348,655	$1,430

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of ordinary share upon the reverse recapitalization	$3,473,764	$-
Reclassification of deferred merger costs to additional paid-in capital	$704,334	$-
Issuance of shares for the settlement of amount due to shareholders	$8,200,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

(In U.S. dollars, unless stated otherwise )

Note 1 - Description of Organization and Business Operations

1.1 Organization and Nature of Business

Graphjet Technology (the “Company”, “we,” “us” or “our”) is the owner of the state-of-the-art patented technology for the manufacture of graphene and graphite. The Company is a former blank check company incorporated in the Cayman Islands on August 6, 2021 under the name Energem Corp. (“Energem”) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses.

The Company acquired Graphjet Technology Sdn. Bhd. (“Graphjet”), a Malaysian based company that produces graphite, graphene and graphene-based anode battery material. The breakthrough technology transforms a sustainable, abundant and renewable agricultural waste product, palm kernel shells into highly valued artificial graphene and graphite at significantly lower carbon emissions. For research and development in graphite and graphene applications, Graphjet collaborates with National University of Malaysia (UKM) and University Teknikal Malaysia Melaka (UTEM) as Technology Advisor Panel to provide technology advisory for the applications. The Company is a member of Industrial Liaison Program (ILP) of Massachusetts Institute of Technology (MIT).

The Company intends to be a low-cost producer of the highest quality artificial graphite and graphene. Graphjet has a patent on its bio-mass process and production method for graphite and a patent pending for graphene, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale.

Since Graphjet Technology uses a widely available waste product as their source, they are able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

To date of this filing, Graphjet has not had any sales of its products but plans to sample its products to multinational companies within the industry for market acceptance and procurement purposes, intending to replace current high-cost suppliers. Until now, the Company has funded its operations primarily with proceeds through equity investments from its current shareholders.

1.2 Business Combination

On March 14, 2024 (the “Closing date”), Graphjet consummated a merger (the “Merger”) with Energem. Pursuant to the Business Combination Agreement, (i) Energem acquired all of the issued and outstanding Graphjet Pre-Transaction Shares from the Selling Shareholders and Graphjet became a wholly-owned subsidiary of Energem, (ii) Energem changed its name to Graphjet Technology, and (iii) each Selling Shareholder received a number of Energem Class A Ordinary Shares subject to the Consideration Shares formula, which is the number of Energem Class A Ordinary Shares equal to the aggregate Consideration Shares divided by the number of Graphjet Pre-Transaction Shares outstanding immediately prior to the Closing, multiplied by the number of Graphjet Pre-Transaction Shares held by such Selling Shareholder.

The Business Combination (see Note 4) was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Graphjet Technology was treated as the acquired company and Graphjet was treated as the acquirer for financial statement reporting purposes.

Pursuant to ASC 805-40 Reverse Acquisitions, for financial accounting and reporting purposes, Graphjet was deemed the accounting acquirer with Graphjet Technology being treated as the accounting acquiree, and the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”). Accordingly, the audited consolidated financial statements of the Company represent a continuation of the financial statements of Graphjet, with the Merger being treated as the equivalent of Graphjet issuing stock for the net assets of Graphjet Technology, accompanied by a recapitalization. The net assets of Graphjet Technology were stated at historical costs, with no goodwill or other intangible assets recorded, and were consolidated with Graphjet financial statements on the Closing Date. The number of Graphjet ordinary shares for all periods prior to the Closing Date have been retrospectively increased using the exchange ratio that was established in accordance with the Merger Agreement (the “Exchange Ratio”).

1.3 Acquisition of Subsidiary

In April 2024, the Company’s subsidiary, Graphjet acquired 100% equity interest in GTI US Corp, incorporated in Nevada for a consideration of $10,000. As of September 30, 2024, $5,000 consideration was paid and the balance remains as payable. GTI US Corp is still dormant as of September 30, 2024.

Note 2 - Going Concern and Liquidity

In assessing the Company’s ability to continue as a going concern, the Company monitors and analyses its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses, and capital expenditure obligations.

The Company’s management has considered whether there is substantial doubt about its ability to continue as a going concern due to the Company incurred a net loss of $17,815,307 during the year ended September 30, 2024 and, as of that date, the Company had a negative working capital of $19,852,386. These conditions raise doubt about the Company’s ability to continue as a going concern.

To sustain its ability to support the Company’s operating activities and to alleviate the situation, the Company considered supplementing its sources of funding through the following:

●	other available sources of financing from banks and other financial institutions or private lenders;

●	and equity financing.

On November 1, 2024, the Company successfully completed a fundraising exercise amounting to approximately $1.4 million (MYR 6 million) gross proceeds from new external shareholders. On April 30, 2025, the Company signed debt settlement agreements with its director and shareholder to settle the debts with them.

The Company can make no assurances that required financings will be available for the amounts needed, or on terms commercially acceptable to the Company, if at all. If one or all of these events does not occur or subsequent capital raises are insufficient to bridge financial and liquidity shortfall, there would likely be a material adverse effect on the Company and would materially adversely affect its ability to continue as a going concern.

As such, the Company’s management has determined that the factors discussed above have raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries, Graphjet and GTI US Corp. All intercompany balances and transactions, and any unrealized income and expenses arising from intercompany transactions, are eliminated in preparing the consolidated financial statements.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period and the accompanying notes, including allowance for expected credit losses, the useful lives of property and equipment, and impairment of long-lived assets.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Foreign currency

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. Shareholders’ equity account is translated at historical exchange rate. Transaction gains and losses are recognized in the Company’s Consolidated Statement of Operations and Comprehensive Loss based on the difference between the foreign exchange rates on the transaction date and on the reporting date. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

For Graphjet, Malaysian Ringgit (“RM”) has been determined to be the functional currency. Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of and for the years ended September 30,
	2024	2023

Year-end RM: US$1 exchange rate	4.1220	4.6920
Year-average RM: US$1 exchange rate	4.6498	4.5317

Cash

Cash primarily consists of bank deposits, which are unrestricted as to withdrawal and use.

Inventories

Inventories are measured at the lower of cost and net realizable value.

The cost of inventories is calculated using the weighted average method, and includes the cost incurred in acquiring the inventories and incidental cost in bringing them to their existing location and condition. For work-in-progress, cost of production comprised the costs of raw material, packaging material, manufacturing overhead and direct labor, which are allocated to products based on normal operating capacity. As of September 30, 2024 and 2023, the Company had $73,922 and $nil work-in-progress, respectively.

Prepaid expenses

Prepaid expenses represent amounts advanced to suppliers for providing services to the Company. Some suppliers require advance payments when the Company orders services, and the prepaid expenses will be utilized to offset the Company’s future payments. These amounts are unsecured, non-interest bearing and generally short-term in nature.

Other receivables

Other receivables primarily include receivables from employee advances and others. Management regularly reviews the aging of the accounts and changes in payment trends and records provision for credit losses when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of September 30, 2024 and 2023, the Company provided no provision for credit losses, respectively.

Property and equipment, net

Property and equipment are stated at historical cost less accumulated depreciation. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance, and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation is removed from the accounts, and any difference between the selling price and net carrying amount is recorded as a gain or loss in the consolidated statements of operations and comprehensive loss. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. During the years ended September 30, 2024 and 2023, no impairment of long-lived assets was recognized.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. The Company determined that upon further review of the warrant agreements, the Company concluded that its warrants qualify for equity accounting treatment.

Upon completion of the Business Combination, all of Graphjet’s outstanding public and private warrants (See Note 16) were replaced by the Company’s public and private warrants. As previously disclosed, the Company treated such warrants replacement as a warrant modification and no incremental fair value was recognized for the year ended September 30, 2024.

Fair value of financial instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Deferred merger costs

Deferred merger costs consist primarily of expenses paid to attorneys, underwriters, and others direct costs related to the Merger. Transaction costs directly attributable to the Merger should be accounted for as a direct reduction of the proceeds received from the issuance and deducted from the combined Company’s additional paid-in capital rather than expensed as incurred.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined Cayman Islands, the United States and Malaysia are the Company’s only major tax jurisdictions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of September 30, 2024 and 2023, and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company is an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands. In Malaysia and Nevada US, current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years. Due to operating losses, the Company’s tax provision was $nil for the years ended September 30, 2024 and 2023.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of September 30, 2024 and 2023, the calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. There are no other potential dilutive securities outstanding for the years ended September 30, 2024 and 2023, as a result, diluted loss per share is the same as basic loss per share for the periods presented.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent issued accounting standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startup Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expands annual and interim disclosure requirements for reportable segments. These requirements include: (i) disclosure of significant expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”); (ii) disclosure of an amount for other segment items (equal to the difference between segment revenue less segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss) by reportable segment and a description of their composition; (iii) annual disclosure of a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods; (iv) clarification that, if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report those additional measures of segment profit or loss; (v) disclosure of the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) disclosure of segment profit or loss in assessing segment performance and deciding how to allocate resources; and (vi) requiring a public entity that has a single reportable segment provide all the disclosures required by the amendments in this ASU, and all existing segment disclosures in Topic 280. ASU 2023-07 is effective for the Company’s annual periods beginning January 1, 2024, and for interim periods beginning January 1, 2025. The Company adopted ASU 2023-07 in the year ended September 30, 2024, and applied the amendments retrospectively to all prior periods presented in these consolidated financial statements. Refer to Note 18 segment information.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

Note 4 - Reverse Recapitalization

Upon the consummation of the Business Combination, the following transactions were completed, based on the Company’s capitalization as of March 14, 2024:

(i)	All Energem public shares of 323,231, and all Energem founder shares of 3,403,075 remained outstanding.

(ii)	2,760,000 shares to Energem’s financial advisor

(iii)	All 2,500,100 issued and outstanding shares of Graphjet were converted into 137,750,000 shares

(iv)	202,500 shares to underwriter in connection with the Transactions.

The following table presents the number of the Company’s ordinary shares issued and outstanding immediately following the Reverse Recapitalization (as defined below):

Ordinary
Share
Energem’s ordinary shares outstanding prior to Reverse Recapitalization	4,430,622
Less: redemption of Energem’s ordinary shares	(704,316)
Ordinary shares issued to underwriter	202,500
Ordinary shares issued to financial advisor	2,760,000
Total ordinary shares issued upon completion of reverse recapitalization	6,688,806
Conversion of Graphjet’s ordinary shares	137,750,000
Total ordinary shares issued and outstanding upon completion of reverse recapitalization	144,438,806

Graphjet was determined to be the accounting acquirer given Graphjet effectively controlled the combined entity after the Transactions. The transaction is accounted for as a reverse recapitalization (“Reverse Recapitalization”), which is equivalent to the issuance of ordinary shares by Graphjet for the net monetary assets of Energem, accompanied by a recapitalization. Graphjet is determined as the accounting acquirer and the historical financial statements of Graphjet became the Company’s historical financial statements, with retrospective adjustments to give effect of the Reverse Recapitalization. The net assets of Energem were recognized as of the closing date at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Graphjet and Graphjet’s operations are the only ongoing operations of the Company.

In connection with the Reverse Recapitalization, the Company raised approximately $1,200 of proceeds, presented as cash flows from financing activities, which included the contribution of approximately $3.8 million of funds held in Energem’s trust account, approximately $1,200 cash held in Energem’s operating cash account, and payments of approximately $3.8 million in transaction costs incurred by Energem.

The following table reconcile the elements of the Reverse Recapitalization to the consolidated statements of cash flows and the changes in shareholders’ deficit:

March 14,
2024
Funds held in Energem’s trust account	$3,760,259
Funds held in Energem’s operating cash account	1,231
Less: payments of transaction costs incurred by Energem	(3,760,259)
Proceeds from the Reverse Recapitalization	1,231
Less: non-cash net deficit assumed from Energem	(3,474,995)
Net distributions from issuance of ordinary shares upon the Reverse Recapitalization	$(3,473,764)

The shares and corresponding capital amounts and all per share data related to Graphjet’s outstanding ordinary share prior to the Reverse Recapitalization have been retroactively adjusted using the Exchange Ratio of 55.1.

Note 5 - Deposits

The deposits consist of non-refundable deposit for the land to be purchased at Kuantan Integrated Industrial Park and the professional fee related to it, refundable deposit for the rent of photocopiers and installation cost for the factory equipment in Shah Alam factory. See Note 12 for further discussion.

Deposit allocation	Nature	As of September 30, 2024	As of September 30, 2023

Land to be purchased at Kuantan Integrated Industrial Park *	Non-refundable	$-	$80,989
Professional service in building Kuantan factory *	Non-refundable	-	46,462
Public Relations Consulting Services	Refundable	29,112	-
Photocopiers rent for offices use	Refundable	776	213
Total other receivables and other current assets, net		$29,888	$127,664

*	Written off during the year due to the termination of Sale and Purchase of Land Agreement

Note 6 - Patents

The Company owns two patents over the production of Graphite and Graphene from palm kernel shell. Artificial graphite can be used for including but not limited to electrical carbons, fuel cell bi-polar plates, coatings, electrolytic processes, corrosion products, conductive fillers, rubber and plastic compounds, and drilling applications. Graphene is a product that is further processed from Graphite.

As per ASC 350-30 Intangible Assets, the patents are capitalized as non-current asset because they were not internally generated, have finite useful life of 15 years, and has been used in operational activities although no revenue has been generated.

In 2022, the Company purchased the two patents from Mr. Liu Yu and ZhongHe TianCheng, both are related parties of the Company. Therefore, the transfers of the intangible assets are related-party transactions, and they transferred the patents during the process of the Company going public in US through the business combination with a SPAC. The intangible assets should be recorded at the transferors’ historical cost, based upon the Company’s records, there is no historical basis of the patents. The excess paid over the patents carrying basis should be charged to equity as a deemed dividend in accordance with ASC 805-50-30-5.

Patents consisted of the following:

	As of September 30, 2024	As of September 30, 2023
		As previously reported			As restated
	Net			Net			Net
	carrying	Acquisition	Accumulated	carrying	Acquisition	Accumulated	carrying
Patent	amount	cost	amortization	amount	cost	amortization	amount
Graphite production	$-	$215,796	$(21,580)	$194,516	$-	$-	$-
Graphene production	-	6,258,092	(625,809)	5,632,283	-	-	-
	$-	$6,473,888	$(647,389)	$5,826,499	$-	$-	$-

Note 7 - Property and Equipment

Property and equipment included in continuing operations consist of the following:

	As of September 30,	As of September 30,
	2024	2023
Office equipment	$13,298	$1,701
Renovation	153,886	-
Plant and Machinery	1,456,801	-
Subtotal	$1,623,985	$1,701
Less: accumulated depreciation	(30,585)	(103)
Total property and equipment, net	$1,593,400	$1,598

Depreciation of property and equipment is computed on a straight-line basis over its estimated useful life at the following annual rates:

Office equipment	20%
Renovation	20%
Plant and machinery	10%

Depreciation expense for the years ended September 30, 2024 and 2023 amounted to $27,113 and $103, respectively, which have been recorded in general and administrative expenses in the consolidated statements of operations.

The Company has entered into four contracts with Beijing Xi Yu International Trade Co. Ltd from China for the purchase of artificial graphite machineries for a total cost of approximately $1.3 million. Full payments made upon order confirmation and shipment from the main port in Tianjin to Port Klang in Malaysia. The guarantee period is within 15 months after arrival date and during this period the Seller shall be responsible for the damage due to the defects in designing and manufacturing of the machineries.

Note 8 - Loans from Third Parties

The Company obtained loans of $533,721 (RM 2,200,000) from external parties Mr. Goh Meng Keong and Mr. Goh Seng Wei, to fund the acquisition of Graphene Patent, and in return they charged the Company with interest, in accordance with arm’s length transaction principle. For the years ended September 30, 2024 and 2023, there were interest expenses of $23,657 and $35,482, respectively. The principal amount, maturity date and interest rate for the loans are shown below:

	September 30,	September 30,
	2024	2023
Total interest payable	$66,905	$35,482
Total debt and interest payable	$600,626	$510,234

Lender	Principle	Interest rate	Lending date	Due date
Goh Meng Keong	$485,201	5% p.a	March 22, 2022	September 30, 2025
Goh Seng Wei	$48,520	5% p.a	May 26, 2022	November 25, 2024

Note 9 - Other Payables and Accrued Liabilities

	September 30, 2024	September 30, 2023
Payroll payable	$282,461	$-
Rental payable	70,354	15,772
Professional Fees	574,713	324,128
Accrued expenses	304,894	50,357
Total other payables and accrued liabilities	$1,232,422	$390,257

Note 10 - Deferred Underwriting Commission Payable

On December 21, 2023, the Company entered into a Satisfaction and Discharge of Indebtedness Agreement (the “Agreement”) with its underwriter in satisfaction of the $4,025,000 Deferred Underwriting Commission pursuant to the Underwriting Agreement dated November 15, 2021. In lieu of the Company tendering the full amount of the Deferred Underwriting Commission in cash, the underwriter agreed to accept: (1) $2,000,000 in cash at the time of the closing of the Business Combination, and (2) 202,500 unregistered ordinary shares of the Company (“Ordinary Shares”), which when multiplied by the $10.00 per share price agreed to between the Company and the underwriter (the “Agreed Share Price”) equals $2,025,000 (the “Original Aggregate Share Value”), to be issued and delivered to the underwriter at the closing of the Business Combination. Pursuant to Section 2.1 of the Agreement, the Company agreed to perform the following post-closing covenants if the lowest of the VWAP for a period of five (5) trading days immediately prior to the effectiveness date of the registration statement or prior to eligible date for release pursuant to Rule 144 is lower than the Agreed Share Value, the Company should compensate the underwriter either in cash or issuing additional ordinary shares in an amount equal to the difference between the aggregate VWAP value on any given date and the Original Aggregate Share Value (the “True-Up Obligation”).

As of September 30, 2024, the Company had finalized the settlement of the True-Up Obligation by agreeing to issue 645,135 ordinary shares to the underwriter. However, because the shares had not yet been legally issued as of the reporting date, the Company recorded a liability of approximately $1.5 million, representing the fair value of the shares to be issued. Upon issuance of the shares on May 22, 2025, the liability will be reclassified to additional paid-in capital, with no income statement impact.

Note 11 - Provision for Bonus

On February 29, 2024, the Board of Directors of Graphjet approved the proposed bonus plan to reward the senior management team of Graphjet for the successful business combination and corporate listing. The total provision made is $13,800,000 according to the plan. During the year ended September 30, 2024, the provision was recorded under the general and administrative expenses, and the full balance of $13.8 million is to be provided by December 2025.

Note 12 - Related Party Transactions

12.1 Related Party Contract

ZhongHe Industries Sdn Bhd (ZHI) is an entity owned by Mr. Lim Hooi Beng, who owned 20% of its shares as of September 30, 2024 and 2023. Mr. Lim Hooi Beng also owns 13.8% of the ordinary shares of the Company as of September 30, 2024. Previously, Mr. Lim Hooi Beng owned 14.5% of the ordinary shares of Graphjet as of September 30, 2023.

On September 20, 2021, the Company entered into a Contract of Commission Processing with ZHI, pursuant to which the Company appointed ZHI for the provision of services as stipulated in the Contract of Commission Processing. The service charged is based on the material consumption and labor cost incurred. On June 30, 2024, the agreement ended and was not extended. The Company expensed $110,623 in full for the advances paid.

On July 1, 2022, the Company entered into a Tenancy Agreement with ZHI, with respect to the demised premises located at L4-E-8 Enterprise 4, Technology Park Malaysia, Bukit Jalil, 57000 Kuala Lumpur. Pursuant to the terms of the Tenancy Agreement, the tenancy is subject to an initial term of 2 years with a monthly rental of approximately $745. The agreement will not be extended after ended and no transfer of premises ownership at the end of the agreement.

	September 30, 2024	September 30, 2023

Advances to a related company	$-	$97,882

The advance to ZHI represents the prepayment made to secure its production line after offsetting with the rental charged by ZHI for the office premises.

12.2 Related Party Loans

Short Term Loan

Loan from a director

On August 4, 2024 and August 15, 2024, the Company entered two loan agreements with Mr. Aw Jeen Rong for working capital purpose. Aw Jeen Rong owned 6% the Company’s ordinary shares as of September 30, 2024 and 6.3% of the ordinary shares of Graphjet as of September 30, 2023. The loans are unsecured, with interest bearing of 8% per annum and fixed term of repayment. As of September 30, 2024, total loans drawdown was $252,304. For the year ended September 30, 2024, there was interest expense of $1,901. The principal amount, maturity date and interest rate for the loans are shown in the table below:

Lender	Principal	Interest Rate	Lending Date	Due
Aw Jeen Rong	$106,744	8% p.a	August 4, 2024	February 4, 2025 (extended to April 30, 2026)
Aw Jeen Rong	$145,560	8% p.a	August 15, 2024	February 15, 2025 (extended to April 30, 2026)

	September 30,	September 30,
	2024	2023
Total interest payable	$2,145	$-
Total debt and interest payable	254,449	-

Loan from a shareholder

On September 4, 2024, The Company entered a loan agreement with Mr. Liu Yu for working capital purpose. Liu Yu owned 24.3% the Company’s ordinary shares as of September 30, 2024 and 25.5% of the ordinary shares of Graphjet as of September 30, 2023. The loan is unsecured, with interest bearing of 8% per annum and fixed term of repayment. As of September 30, 2024, total loan drawdown was $103,469. For the year ended September 30, 2024, there was interest expense of $362. The principal amount, maturity date and interest rate for the loans are shown in the table below:

Lender	Principal	Interest Rate	Lending Date	Due
Liu Yu	$103,469	8% p.a	September 4, 2024	March 5, 2025 (extended to April 30, 2026)

	September 30,	September 30,
	2024	2023
Total interest payable	$408	$-
Total debt and interest payable	103,877	-

Payable to directors

Mr. Lim Hooi Beng and Mr. Aw Jeen Rong are the shareholders of the Company and directors of Graphjet.

	September 30,	September 30,
	2024	2023
Lim Hooi Beng	$2,152,588	$2,225,387
Aw Jeen Rong	7,278	6,394
Payables to directors	$2,159,866	$2,231,781

Mr. Lim Hooi Beng and Mr. Aw Jeen Rong own 13.8% and 6.0% of the ordinary shares of the Company as of September 30, 2024. As of September 30, 2023, Mr. Lim Hooi Beng and Mr. Aw Jeen Rong owned 14.5% and 6.3% of the ordinary shares of Graphjet. The reduction in percentage of ownership was due to the share exchange during the merger, as stated in Note 1.2. The shareholders will continue to support the Company; hence the payables are interest free and demands for repayment are not expected within the next 12 months.

On March 11, 2024, the Company entered into the debt-to-equity conversion agreements with Mr. Lim Hooi Beng. The Company issued 775,000 ordinary shares at $4.00 per share amounting $3,100,000 to partially settle the outstanding balance. The fair value of those ordinary shares was $2.7 per share, and the difference between the share price per agreement and the fair value is considered as shareholder contribution and charged to additional paid-in-capital.

As of September 30, 2024 and 2023, the outstanding balance on the payable is $2,159,866 and $2,231,781, respectively.

Compensation payable to a shareholder

On March 10, 2022, Graphjet entered into Intellectual Property Sales Agreement with Mr. Liu Yu, as supplemented by the letter from Mr. Liu Yu to Graphjet dated July 29, 2022, pursuant to which Graphjet purchased the process for producing palm-based graphene, an intellectual property held by Mr. Liu Yu for approximately $6.3 million payable within the 19th to 36th month period from July 29, 2022. Liu Yu owned 24.3% the Company’s ordinary shares as of September 30, 2024 and 25.5% of the ordinary shares of Graphjet as of September 30, 2023. The reduction in percentage of ownership was due to the share exchange during the merger, as stated in Note 1.2. The transfers of IP to the Company by Mr. Liu Yu in exchange for stock prior to or at the time of the company’s IPO through merging with a US SPAC should be recorded at the transferors’ historical cost. Based upon the Company’s records, there is no historical basis of the IP. The excess paid over the IP carrying basis of approximately $6.3 million should be charged as a compensation payable in accordance with ASC 805-50-30-5.

As of September 30, 2022, the Company repaid approximately $0.5 million in cash to Mr. Liu Yu. On March 11, 2024, the Company entered the debt-to-equity conversion agreements with Mr. Liu Yu. The Company issued 1,275,000 ordinary shares at $4.00 per share amounting $5,100,000 to partially settle the outstanding balance. The fair value of those ordinary shares was $2.7 per share, and the difference between the share price per agreement and the fair value is considered as shareholder contribution and charged to additional paid-in-capital.

The approximately $5.8 million outstanding compensation payable was discounted at an imputed interest rate of 12% per annum, and the amortization expense of debt discount is included in the interest expenses. During the years ended September 30, 2024 and 2023, the Company recorded $350,084 and $592,191 interest expense for the amortization, respectively. As of September 30, 2024 and 2023, the outstanding balance on the payable is $737,894 and $5,338,273, respectively.

Note 13 - Income Taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

USA

GTI US Corp is incorporated in the United States and is subject to a federal tax rate of 21%. GTI US Corp is still dormant as of September 30, 2024.

Malaysia

The Company’s subsidiary Graphjet was incorporated in Malaysia and is subject to Malaysian Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Malaysian tax laws. The applicable tax rate is 24% in Malaysia.

To date, Graphjet Technology has not had any sales of its products, the Company’s tax provision was zero for the years ended September 30, 2024 and 2023. As of September 30, 2024 and 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate for the years ended September 30, 2024 and 2023 was 0%.

The components of the Company’s income tax provision were as follows for the period indicated:

	For the year ended September 30, 2024	For the year ended September 30, 2023

Current	$-	$-
Deferred	-	-
Total income tax provision	$-	$-

The following table reconciles Malaysia statutory rates to the Company’s effective tax rate:

	For the year ended September 30, 2024	For the year ended September 30, 2023

Malaysia income tax rate	24.0%	24.0%
Change in valuation allowance	(24.0)%	(24.0)%
Effective tax rate	-%	-%

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	September 30, 2024	September 30, 2023

Deferred Tax Assets:
Net operating loss carry-forwards	$4,406,475	$281,694
Capital allowances	105,298	132
Less: valuation allowance	(4,511,773)	(281,826)
Deferred tax assets, net	-	-
Deferred tax liabilities:
Capitalized R&D expenses	-	-
Deferred tax (liabilities) assets, net	$-	$-

Movement of valuation allowance:

	September 30, 2024	September 30, 2023

Balance at beginning of the year	$281,826	$-
Addition	4,229,947	281,826
Balance at end of the year	$4,511,773	$281,826

As of September 30, 2024 and 2023, the Company had net operating losses carry forward of approximately $18.3 million and approximately $1.2 million, respectively, from the Company’s Malaysian subsidiary, which can be carried forward to offset taxable income. The net operating losses from the Malaysia subsidiary can be carried forward 10 years.

Valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. If events occur in the future that allow the Company to realize part or all of its deferred income tax, an adjustment to the valuation allowances will result in a decrease in tax expense when those events occur.

Due to the limited operating history of the Malaysian subsidiary, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $4.5 million and $0.2 million related to Malaysian subsidiary as of September 30, 2024 and 2023, respectively.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of September 30, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the years ended September 30, 2024 and 2023.

Note 14 - Shareholders’ Equity

The Company’s ordinary shares trade on the NASDAQ stock exchange under the symbol “GTI”. Pursuant to the terms of the Amended and Restated Certificate of Incorporation, the company’s authorized share capital is $50,000 divided into 479,000,000 Class A Ordinary Shares, 20,000,000 Class B Ordinary Shares, and 1,000,000 Preference Shares each of par value $0.0001 per share.

On December 20, 2023, Energem and Graphjet negotiated and entered into a definitive purchase agreement for a PIPE investment (the “PIPE Investment Purchase Agreement”) with Dato’ Sri Pang Chow Huat and/or investment vehicles directly managed by such investor (the “PIPE Investor”) as amended and restated on January 10, 2024, pursuant to which the PIPE Investor and/or investment vehicles directly managed by such investor, has agreed to purchase, and Graphjet has agreed to sell to the PIPE Investor, 4,530 Graphjet Pre-Transaction Shares before the Closing of the Business Combination that will be exchanged for 250,000 Combined Entity Ordinary Shares for a total of $2,500,000. The number of Combined Entity Ordinary Shares is fixed, the number of Graphjet Pre-Transaction Shares to be purchased is subject to adjustment depending on the final consideration paid to the Graphjet shareholders. Pursuant to the amended by the amended and restated PIPE Investment Purchase Agreement of January 24, 2024 (the “Revised PIPE Agreement”), Graphjet has agreed to file, within 60 calendar days after the Closing, a registration statement with the SEC registering the resale or transfer of the Combined Entity Ordinary Shares.

On March 14, 2024, the Company completed its reverse recapitalization with Energem (see Note 4). The shares and corresponding capital amounts and all per share data related to Graphjet’s outstanding ordinary shares prior to the reverse recapitalization in the accompanying consolidated financial statements have been retrospectively adjusted using the Exchange Ratio of 55.1. All of the Graphjet Technology ordinary shares issued and outstanding at the consummation of the business combination have been fully paid.

As of September 30, 2024, we had issued and outstanding Class A Ordinary Shares 146,738,806 shares, each with par value of $0.0001. The holder of each share of ordinary shares is entitled to one vote.

Note 15 - Equity Incentive Plan

At the Special Meeting on February 28, 2024, Energem shareholders considered and approved the Equity Incentive Plan and reserved an amount of ordinary shares equal to 10% of the fully diluted issued and outstanding Combined Entity Ordinary Shares following the Business Combination for issuance thereunder. The Equity Incentive Plan was approved by the Energem board of directors on the same day. The Equity Incentive Plan became effective immediately upon the Closing of the Business Combination. A total number of shares equal to 248,385 have been reserved for future issuance under the Equity Incentive Plan.

Graphjet Technology’s employees, consultants and directors, and employees, consultants and directors of its subsidiaries will be eligible to receive awards under the Equity Incentive Plan. The Equity Incentive Plan is expected to be administered by the Graphjet Technology Board with respect to awards to non-employee directors and by Graphjet Technology’s remuneration committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of Graphjet Technology directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under stock exchange rules. The plan administrator will have the authority to interpret and adopt rules for the administration of the Equity Incentive Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Equity Incentive Plan, including any vesting and vesting acceleration conditions.

Note 16 - Warrants

In connection with the reverse recapitalization, the Company has assumed 12,028,075 Energem warrants outstanding, which consisted of 11,500,000 public warrants and 528,075 private warrants. All of these warrants met the criteria for equity classification.

Each whole Warrant entitles the registered holder to purchase one whole share of the Company’s common stock at a price of $11.50 per share. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of shares of common stock. This means that only a whole Warrant may be exercised at any given time by a warrant holder. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Warrants will expire five years after the completion of the Company’s initial business combination or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 30 business days, after the closing of the initial business combination, it will use its reasonable commercially reasonable efforts to file, and within 60 business days following its initial business combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Warrants. The Company will use its commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the above, if the Company’s common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elect, it will not be required to file or maintain in effect a registration statement, but it will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Company may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant:

●	at any time while the Warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The summary of warrants activity is as follows:

	Warrants Outstanding	Ordinary Shares Issuable	Weighted Average Exercise Price	Average Remaining Contractual Life
September 30, 2023	-	-	$-	-
Granted	12,028,075	12,028,075	$11.50	5.00
Forfeited	-	-	$-	-
Exercised	-	-	$-	-
September 30, 2024	12,028,075	12,028,075	$11.50	4.00

The Company accounted for the 12,028,075 Warrants assumed from the merger as equity instruments in accordance with ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”.

Note 17 - Concentrations of Risks

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, deposits and other receivables.

(a) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In Malaysia, the insurance coverage for cash deposits of each depositor at each bank is RM 250,000 (approximately $60,650). As of September 30, 2024, cash balance of RM 1,416,568 ($343,660) was deposited with financial institutions located in Malaysia, of which RM 916,568 ($222,360) was subject to credit risk. Cash deposits at each United States financial institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2024, the Company did not exceed the FDIC insured limits. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company’s operating subsidiary is in Malaysia, and their functional currency is RM. As a result, the Company is exposed to foreign exchange risk as the Company’s results of operations may be affected by fluctuations in the exchange rate between USD and RM. If the RM appreciates against the USD, the value of the Company’s RM revenues, earnings, and assets as expressed in the Company’s USD financial statements will decline. The Company has not entered any hedging transactions in an effort to reduce the Company’s exposure to foreign exchange risk.

The Company is also exposed to risk from its deposits and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

(b) Vendor concentration risk

For the year ended September 30, 2024, two suppliers accounted for approximately 73.2% and 26.8% of the total cost raw material purchased. For the year ended September 30, 2023, the Company did not make any raw material purchases.

Note 18 - Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the Company’s chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has only one geographic operating location in Malaysia, so the Company determines that reporting operating segments by geographic locations is not necessary.

The Company’s organizational structure is based on a number of factors that the CODM uses to evaluate, view and run its business operations which include, but not limited to, customer base, homogeneity of service and technology. The Company’s operating segments are based on such organizational structure and information reviewed by the CODM to evaluate the operating segment results. Based on management’s assessment, the Company determined that it has only one operating segment as defined by ASC 280.

The following table presents major accounts of statements of operations by segments for the years ended September 30, 2024 and 2023.

	For the Year Ended September 30,
	2024	2023
Advertising and marketing expenses	$385,624	$58,293
Salaries and benefits expenses	595,077	86,494
Provision for bonus	13,804,877	-
Insurance expense	606,025	-
Legal and consulting expenses	964,654	481,979
Other operating expenses	1,081,757	598,735
Total operating expenses	17,438,014	1,225,501
Segment operating loss	(17,438,014)	(1,225,501)
Interest expense, net	(375,782)	(616,398)
Income tax expense	(1,511)	-
Segment net loss	$(17,815,307)	$(1,841,899)

Note 19 - Commitments and Contingencies

Lease commitments

Effective July 1, 2019, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

The Company entered in four operating lease agreements in New York and Malaysia, which will expire till July 2025. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The leases contain options to extend at the time of expiration, but the Company will not exercise it. The Company did not recognize the operating lease ROU assets and lease liabilities on the balance sheet as this lease had an initial term of 12 months or less.

Operating lease expenses was recorded under general and administrative expenses for the years ended September 30, 2024 and 2023 amounted to $197,765 and $98,345, respectively.

The following table sets forth the Company’s undiscounted future minimum lease payment schedule as of September 30, 2024. There were no commitment and contingency other than those stated below:

Commitments and Contingencies	Terms	Amount
Rental of premise	Rental payments due from October 2024 to March 2025	$90,415
Rental of factory	Rental payments due from October 2024 to July 2025	43,668
		$134,083

Note 20 - Subsequent Events

The Company has evaluated all events that occurred after September 30, 2024 through the date the consolidated financial statements were available for issuance and identified the following subsequent events occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

On November 1, 2024, the Company successfully completed a fundraising exercise amounting to approximately $1.4 million (MYR 6 million) gross proceeds from new external shareholders. In connection with this fundraising, the Company issued a total of 653,081 Class A ordinary shares to unrelated third-party investors.

On February 28, 2025, Graphjet received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of (i) the Company’s delay in filing its Quarterly Report on Form 10-K for the period ended September 30, 2024 (the “Initial Delinquent Filing”) with the Securities and Exchange Commission (the “SEC”) and (ii) the Company’s delay in filing its Annual Report on Form 10-Q for the period ended December 31, 2024 (the “Second Delinquent Filing”), the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”).

The Notice states that the Company has 60 calendar days, or until April 29, 2025, to submit a plan to regain compliance with the Listing Rule with respect to the delinquent reports. On April 29, 2025, Graphjet had submitted the plan to regain compliance.

On April 30, 2025, the Company signed a debt settlement agreement with Lim Hooi Beng to settle the amount of $2,152,588 (RM 8,872,969) owing via the issuance of Class A ordinary shares in two tranches: 1. RM 13,000,000 value of shares 12 months from the date of the agreement, and 2. RM 20,000,000 value of shares 24 months from the date of the agreement.

On April 30, 2025, the Company signed a debt settlement agreement with Liu Yu to settle the amount owing of $1,486,704 in the following manner: 1. payment of $221,593 12 months from the date of the agreement; 2. payment of $702,610 24 months from the date of the agreement, and; as part of his severance and interest due, $1 million which shall fall due 24 months from the date of agreement and shall be repaid in 10 consecutive monthly instalments of $100,000 each, payable on the first day of each calendar month commencing from the due date.

On May 15, 2025, Graphjet Technology and Aiden Lee Ping Wei entered into a Warrant Subscription Agreement, pursuant to which Graphjet Technology issued 20,000,000 warrants to purchase up to 200,000,000 of the Company’s Class A ordinary shares, at an exercise price of $0.055 to Aiden Lee Ping Wei.

On May 22, 2025, the Company issued an additional 322,567 Class A Ordinary Shares to Joseph Rallo and 322,568 Class A Ordinary Shares to D. Boral Capital LLC. The issuance is part an adjustment between the agreed share price of USD10.00 per share and the lowest VWAP for a 5-day period up to the registration of the 202,500 Class A Ordinary Shares issued earlier to satisfy $2,025,000 due pursuant to the Satisfaction and Discharge of Indebtedness between the Company, Graphjet Technology Sdn Bhd and EF Hutton LLC.

On June 4, 2025, the Company received a determination letter (the “Determination”) from Nasdaq advising the Company that Nasdaq had determined that the Company had not provided a definitive plan evidencing its ability to achieve compliance with the “Listing Rule” before July 15, 2025. The Determination stated that, as a result, (i) the Company’s request for continued listing on Nasdaq was denied,(ii) the trading of the Company’s Class A Ordinary Shares would be suspended at the opening of business on June 13, 2025 and (iii)a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”),which will remove the Company’s securities from listing and registration on Nasdaq.

On June 11, 2025, the Company submitted an appeal to Nasdaq requesting a hearing before the Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company intends to present to the Panel its plan to regain and thereafter maintain compliance with the Listing Rule. The hearing request stays the suspension of the Company’s securities and the filing of the Form 25-NSE for a period of 15 days from the date of the request. In connection with the hearing request, the Company also requested a stay of the suspension pending the hearing.

Note 21 - Restatement of Previously Issued Financial Statements

The Company identified material misstatements in its previously issued financial statements as of September 30, 2023 and for the year ended September 30, 2023 as below, and as a result the Company has restated the previously issued consolidated financial statements as of September 30, 2023 and for the year ended September 30, 2023 in accordance with ASC 250 Accounting Changes and Error Corrections, to reflect the effects of the restatement adjustments and to make certain corresponding disclosures.

The categories of adjustments and their impacts on previously issued financial statements are described below and identified in the Restatement Reconciliation Tables in the column entitled “Reference”:

a.	The Company failed to record the correct cost of the intellectual property purchased from a related party, incorrectly recorded the amortization expense, and incorrectly recorded the liability without considering imputed interest related to the intellectual property purchased. Such failure has resulted in the misstatements of “Intangible assets, net”, “Compensation payable to a shareholder”, “Accumulated deficit” and “Accumulated other comprehensive (loss) profit” as of September 30, 2023, and misstatements of “General and administrative expenses” and “Net loss” for the year ended September 30, 2023.

b.	The Company incorrectly recorded the merger transaction costs as general and administrative expenses, and incorrectly recorded the liability related to the intellectual property purchased. Such failure has resulted in the misstatements of “Deferred merger costs”, “Accumulated deficit” and “Accumulated other comprehensive (loss) profit” as of September 30, 2023, and misstatements of “General and administrative expenses” and “Net loss” for the year ended September 30, 2023.

c.	The Company incorrectly recorded some professional expenses incurred in year ended September 30, 2023 to record in the year of 2024. Such failure has resulted in the misstatements of “Other payables and accrued expenses” and “Accumulated deficit” as of September 30, 2023, and misstatements of “General and administrative expenses” and “Net loss” for the year ended September 30, 2023.

d.	The Company incorrectly classified the payable to directors as non-current liabilities. Such failure has resulted in the misstatements of “Current liabilities” and “Non-current liabilities” as of September 30, 2023.

In the following tables, the Company presented a reconciliation of consolidated balance sheets, statements of operations and comprehensive loss, and cash flows as previously issued for these prior periods to the restated and revised amounts.

Summary of Restatements - Consolidated Balance Sheets:

	As of September 30, 2023
	As previously reported	Adjustments	Reference	As restated
ASSETS

CURRENT ASSETS
Cash	$1,430	$-		$1,430
Prepaid expenses	154,519	-		154,519
Advance to a related company	97,882	-		97,882
Deposits	127,664	-		127,664
Other receivables	54,468	-		54,468
Total current assets	435,963	-		435,963

OTHER ASSETS
Property and equipment, net	1,598	-		1,598
Intangible assets, net	5,826,499	(5,826,499)	a	-
Software, net	337	-		337
Deferred merger costs	-	704,334	b	704,334
Total non-current assets	5,828,434	(5,122,165)	a, b	706,269

Total assets	$6,264,397	$(5,122,165)	a, b	$1,142,232

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Loans from third parties	$510,234	$-		$510,234
Other payables and accrued expenses	348,807	41,450	c	390,257
Payable to directors	-	2,231,781	d	2,231,781
Total current liabilities	859,041	2,273,231	c, d	3,132,272

OTHER LIABILITIES
Payable to directors	2,231,781	(2,231,781)	d	-
Compensation payable to a shareholder	5,756,366	(418,093)	a	5,338,273
Total non-current liabilities	7,988,147	(2,649,874)	a, d	5,338,273

Total liabilities	8,847,188	$(376,643)	a, c, d	8,470,545

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 137,750,000* shares issued and outstanding as of September 30, 2023	13,775	-		13,775
Additional paid-in capital	587,499	-		587,499
Accumulated deficit	(3,255,885)	(4,727,705)	a, b, c	(7,983,590)
Accumulated other comprehensive income	71,820	(17,817)	a, b, c	54,003
Total shareholders’ deficit	(2,582,791)	(4,745,522)	a, b, c	(7,328,313)

Total liabilities and shareholders’ deficit	$6,264,397	$(5,122,165)	a, b, c	$1,142,232

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4.

Summary of Restatements - Consolidated Statements of Operations and Comprehensive loss:

	For the Year Ended September 30, 2023
	As previously reported	Adjustments	Reference	As restated

Operating expenses:
General and administrative expenses	$2,316,454	$(1,090,953)	a, b, c	$1,225,501
Total operating expenses	2,316,454	(1,090,953)	a, b, c	1,225,501

Loss from operations	(2,316,454)	1,090,953	a, b, c	(1,225,501)

Other income (expenses)
Interest expense, net	(24,207)	(592,191)	a	(616,398)
Total other expense, net	(24,207)	(592,191)	a	(616,398)

Loss before income taxes	(2,340,661)	498,762	a, b, c	(1,841,899)

Income tax expense	-	-		-

Net loss	$(2,340,661)	$498,762	a, b, c	$(1,841,899)

Foreign currency translation adjustment	68,394	55,604	a, b	123,998

Total comprehensive loss attributable to ordinary shareholders	$(2,272,267)	$554,366	a, b, c	$(1,717,901)

Weighted average number of ordinary shares outstanding - basic and diluted*	137,750,000	-		137,750,000

Loss per ordinary share - basic and diluted	$(0.02)	$0.01	a, b, c	$(0.01)

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4.

Summary of Restatements - Consolidated Statements of Cash Flows:

	For the Year Ended September 30, 2023
	As previously reported	Adjustments	Reference	As restated

Cash flows from operating activities:
Net loss	$(2,340,661)	$498,762	a, b, c	$(1,841,899)
Adjustments to reconcile net loss to net cash used in operating activities.
Amortization expense	431,593	(431,593)	a	-
Depreciation expense	103	-		103
Changes in operating assets and liabilities
Prepaid expenses	(77,215)	-		(77,215)
Advance to a related company	10,289	-		10,289
Deposits	(127,664)	-		(127,664)
Other receivables	(34,183)	-		(34,183)
Interests payable	23,380	-		23,380
Other payables and accrued expenses	119,147	41,450	c	160,597
Payable to directors	1,704,724	592,191	a	2,296,915
Net cash provided by operating activities	(290,487)	700,810	a, b, c	410,323

Cash flows from investing activities:
Purchases of property and equipment	(1,598)	-		(1,598)
Net cash used in investing activities	(1,598)	-		(1,598)

Cash flows from financing activities:
Payments of deferred merger costs	-	(700,810)	b	(700,810)
Net cash used in financing activities	-	(700,810)	b	(700,810)

Effect of exchange rate changes	68,394	-		68,394

Net change in cash	(223,691)	-		(223,691)

Cash - beginning of the year	225,121	-		225,121

Cash - end of the year	$1,430	$-		$1,430

Unaudited Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets	F-30
Unaudited Condensed Consolidated Statements of Operations	F-31
Unaudited Condensed Consolidated Statements of Comprehensive Loss	F-31
Unaudited Condensed Consolidated Statements of Shareholders’ Deficit	F-32
Unaudited Condensed Consolidated Statements of Cash Flows	F-33
Notes To Unaudited Condensed Consolidated Financial Statements	F-34

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2025	2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$51,314	$348,655
Accounts receivable, net	17,498	-
Inventories	66,015	73,922
Advance in purchase of machinery	127,436	-
Prepaid expenses	520	12,200
Deposits	29,246	29,888
Other receivables	110,384	113,108
Total Current Assets	402,413	577,773

NON-CURRENT ASSETS
Property and equipment, net	1,456,413	1,593,400
Intangible assets, net	2,756	262
Operating right-of-use assets	29,439	-
Total Non-current Assets	1,488,608	1,593,662

Total Assets	$1,891,021	$2,171,435

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Loans from third parties	$607,253	$600,626
Loans from prior shareholders	474,203	358,326
Payables to prior shareholders	3,010,125	2,159,866
Compensation payable to a prior shareholder	-	737,894
Other payables and accrued expenses	1,134,526	1,232,422
Deferred underwriting commission payable	-	1,541,025
Provision for bonus	10,350,000	13,800,000
Loans from a shareholder	502,633	-
Operating lease liabilities, current	29,439	-
Total Current Liabilities	16,108,179	20,430,159

NON-CURRENT LIABILITIES
Payables to a prior shareholder	3,575,716	-
Compensation payable to a prior shareholder	1,250,459	-
Total Non-current Liabilities	4,826,175	-

Total Liabilities	20,934,354	20,430,159

COMMITMENTS AND CONTINGENCIES (See Note 19)

SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary share, $0.006 par value; 8,333,333 shares authorized; 2,467,337 and 2,445,647 shares issued and outstanding as of June 30, 2025 and September 30, 2024*	14,804	14,674
Additional paid-in capital	29,743,558	7,812,836
Accumulated deficit	(48,567,032)	(25,798,897)
Accumulated other comprehensive loss	(234,663)	(287,337)
Total Shareholders’ Deficit	(19,043,333)	(18,258,724)

Total Liabilities and Shareholders’ Deficit	$1,891,021	$2,171,435

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4 and share combination at a ratio of one-for-sixty effected on August 25, 2025 as described in Note 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
		As Restated		As Restated
Revenues	$49,316	$-	$49,316	$-
Cost of revenue	76,005	-	76,005	-
Gross loss	(26,689)	-	(26,689)	-

Operating expenses:
General and administrative expenses	1,672,011	2,012,938	2,877,016	16,328,960
Share compensation expense	19,200,000	-	19,200,000	-
Total operating expenses	20,872,011	2,012,938	22,077,016	16,328,960

Loss from operations	(20,898,700)	(2,012,938)	(22,103,705)	(16,328,960)

Other income (expenses)
Interest income (expense), net	384,284	(5,282)	357,456	(362,484)
Other expenses, net	(987,541)	(311)	(1,021,886)	(1,363)
Total other expenses, net	(603,257)	(5,593)	(664,430)	(363,847)

Loss before income tax	(21,501,957)	(2,018,531)	(22,768,135)	(16,692,807)

Income tax expense	-	-	-	-

Net loss	$(21,501,957)	$(2,018,531)	$(22,768,135)	$(16,692,807)

Foreign currency translation adjustment	(147,962)	(20,352)	52,674	(194,321)

Total comprehensive loss attributable to ordinary shareholders	$(21,649,919)	$(2,038,883)	$(22,715,461)	$(16,887,128)

Weighted average number of ordinary shares outstanding*
Basic	2,461,191	2,445,647	2,456,833	2,355,100
Diluted	2,461,191	2,445,647	2,456,833	2,355,100

Loss per share ordinary share*
Basic	$(8.74)	$(0.83)	$(9.27)	$(7.09)
Diluted	$(8.74)	$(0.83)	$(9.27)	$(7.09)

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4 and share combination at a ratio of one-for-sixty effected on August 25, 2025 as described in Note 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY

(DEFICIT)

	Ordinary Share (Restated)		Additional paid-in Capital	Accumulated Deficit	Accumulated other comprehensive
	Shares*	Amount*	(Restated)	(Restated)	income (loss)	Total
BALANCE, September 30, 2023	2,295,833	$13,775	$587,499	$(7,983,590)	$54,003	$(7,328,313)
Net loss	-	-	-	(405,129)	-	(405,129)
Foreign currency translation	-	-	-	-	(164,851)	(164,851)
BALANCE, December 31, 2023 (unaudited)	2,295,833	$13,775	$587,499	$(8,388,719)	$(110,848)	$(7,898,293)
Issuance of ordinary shares upon completion of reverse recapitalization	111,480	669	(1,933,408)	-	-	(1,932,739)
Issuance of ordinary shares for PIPE investment	4,167	25	2,499,975	-	-	2,500,000
Loan payment converted to shares	34,167	205	8,199,795	-	-	8,200,000
Net loss	-		-	(14,269,147)	-	(14,269,147)
Foreign currency translation	-		-	-	(9,118)	(9,118)
BALANCE, March 31, 2024 (unaudited)	2,445,647	$14,674	$9,353,861	$(22,657,866)	$(119,966)	$(13,409,297)
Net loss	-	-	-	(2,018,531)	-	(2,018,531)
Foreign currency translation	-	-	-	-	(20,352)	(20,352)
BALANCE, June 30, 2024 (unaudited)	2,445,647	$14,674	$9,353,861	$(24,676,397)	$(140,318)	$(15,448,180)

BALANCE, September 30, 2024	2,445,647	$14,674	$7,812,836	$(25,798,897)	$(287,337)	$(18,258,724)
Sales of ordinary shares	10,885	65	989,762	-	-	989,827
Net loss	-	-	-	(689,155)	-	(689,155)
Foreign currency translation	-	-	-	-	226,818	226,818
BALANCE, December 31, 2024 (unaudited)	2,456,532	$14,739	$8,802,598	$(26,488,052)	$(60,519)	$(17,731,234)
Net loss	-	-	-	(577,023)	-	(577,023)
Foreign currency translation	-	-	-	-	(26,182)	(26,182)
BALANCE, March 31, 2025 (unaudited)	2,456,532	$14,739	$8,802,598	$(27,065,075)	$(86,701)	$(18,334,439)
Issuance of ordinary shares to underwriter	10,754	65	1,540,960	-	-	1,541,025
Issuance of warrants	-	-	19,400,000	-	-	19,400,000
Additional ordinary shares of round-up adjustment due to share consolidation	51	-	-	-	-	-
Net loss	-	-	-	(21,501,957)	-	(21,501,957)
Foreign currency translation	-	-	-	-	(147,962)	(147,962)
BALANCE, June 30, 2025 (unaudited)	2,467,337	$14,804	$29,743,558	$(48,567,032)	$(234,663)	$(19,043,333)

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4 and share combination at a ratio of one-for-sixty effected on August 25, 2025 as described in Note 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended June 30,
	2025	2024
	(unaudited)	(unaudited)
		As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,768,135)	$(16,692,807)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	215	76
Depreciation	128,200	3,858
Share compensation expense	19,200,000	-
Amortization of operating lease right-of-use assets	34,854	-
Loss from debt settlement	984,183	-
Loss from disposal of intangible assets	192	-
Change in operating assets and liabilities:
Accounts receivables	(16,813)	-
Advance in purchase of machinery	(122,445)	-
Prepaid expenses	10,971	93,486
Advance to a related company	-	97,353
Inventories	6,071	-
Deposits	-	(43,877)
Other receivables	283	(47,355)
Interests payable	42,214	17,424
Other payables and accrued expenses	131,377	193,371
Provision for bonus	-	13,800,000
Operating lease liabilities	(34,854)	-
Payables to shareholders	590,052	-
Net cash used in operating activities	(1,813,635)	(2,578,471)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(29,469)	(1,271,734)
Purchases of intangible assets	(2,808)	-
Net cash used in investing activities	(32,277)	(1,271,734)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans - related party	578,235	-
Proceeds from long-term debt - related party	-	2,583,996
Repayments to long-term debt - related party	-	(105,988)
Payments of deferred merger costs	-	(919,446)
Proceeds from the completion of reverse recapitalization	-	1,231
Proceeds from PIPE investment	-	2,500,000
Proceeds from issuance of ordinary shares	989,827	-
Net cash provided by financing activities	1,568,062	4,059,793

Effect of exchange rate changes	(19,491)	(122,809)

NET CHANGE IN CASH	(297,341)	86,779

Cash, beginning of the period	348,655	1,430

Cash, end of the period	$51,314	$88,209

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of ordinary share upon the reverse recapitalization	$-	$1,932,739
Reclassification of deferred merger costs to additional paid-in capital	$-	$704,334
Issuance of shares for the settlement of amount due to shareholders	$-	$8,200,000
Issuance of ordinary share for the settlement of the deferred underwriting commission payable	$1,541,025	$-
Issuance of warrants for the settlement of salary payable and share compensation expense to shareholder	$19,400,000	$-
Operating lease assets obtained in exchange for operating lease liabilities	$63,140	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIODS ENDED JUNE 30, 2025 AND 2024

(In U.S. dollars, unless stated otherwise)

Note 1 - Description of Organization and Business Operations

1.1 Organization and Nature of Business

Graphjet Technology (the “Company”, “we,” “us” or “our”) is the owner of the state-of-the-art patented technology for the manufacture of graphene and graphite. The Company is a former blank check company incorporated in the Cayman Islands on August 6, 2021 under the name Energem Corp. (“Energem”) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses.

The Company acquired Graphjet Technology Sdn. Bhd. (“Graphjet”), a Malaysian based company that produces graphite, graphene and graphene-based anode battery material. The breakthrough technology transforms a sustainable, abundant and renewable agricultural waste product, palm kernel shells into highly valued artificial graphene and graphite at significantly lower carbon emissions. For research and development in graphite and graphene applications, Graphjet collaborates with National University of Malaysia (UKM) and University Teknikal Malaysia Melaka (UTEM) as Technology Advisor Panel to provide technology advisory for the applications. The Company is a member of Industrial Liaison Program (ILP) of Massachusetts Institute of Technology (MIT).

The Company intends to be a low-cost producer of the highest quality artificial graphite and graphene. Graphjet has a patent on its bio-mass process and production method for graphite and a patent pending for graphene, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale.

Since Graphjet Technology uses a widely available waste product as their source, they are able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

To date of this filing, Graphjet has not had any sales of its graphite and graphene products but plans to sample the products to multinational companies within the industry for market acceptance and procurement purposes, intending to replace current high-cost suppliers. Until now, the Company has funded its operations primarily with proceeds through equity investments from its current shareholders. Starting from June 2025, Graphjet has generated some revenues from selling its side products to fund its operations as well.

On August 25, 2025, the Company effected a share capital reorganization of the Company’s outstanding ordinary shares, each Preferred share and Class B ordinary share was reclassified into one ordinary share (the “Share Capital Reorganization”).

On August 25, 2025, the Company effected a share combination of the Company’s outstanding ordinary shares, par value $0.0001 per share, at a ratio of one-for-sixty (the “Share Combination”). The common shares listed on The Nasdaq Capital Market commenced trading on The Nasdaq Capital Market on a post-Share Combination adjusted basis at the open of business on August 25, 2025. As a result of the Share Combination, the number of issued and outstanding ordinary shares immediately prior to Share Combination was reduced such that every sixty shares of common shares held by a shareholder immediately prior to the Share Combination were combined and reclassified into one ordinary share, par value $0.006 per share.

Warrants and equity incentive plan, to purchase the Company’s ordinary shares were also proportionately adjusted in accordance with their terms to reflect the Share Combination.

All ordinary share amounts and per share numbers discussed herein have been retroactively adjusted for the Share Combination.

1.2 Business Combination

On March 14, 2024 (the “Closing date”), Graphjet consummated a merger (the “Merger”) with Energem. Pursuant to the Business Combination Agreement, (i) Energem acquired all of the issued and outstanding Graphjet Pre-Transaction Shares from the Selling Shareholders and Graphjet became a wholly-owned subsidiary of Energem, (ii) Energem changed its name to Graphjet Technology, and (iii) each Selling Shareholder received a number of Energem Ordinary Shares subject to the Consideration Shares formula, which is the number of Energem Ordinary Shares equal to the aggregate Consideration Shares divided by the number of Graphjet Pre-Transaction Shares outstanding immediately prior to the Closing, multiplied by the number of Graphjet Pre-Transaction Shares held by such Selling Shareholder.

The Business Combination (see Note 4) was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Graphjet Technology was treated as the acquired company and Graphjet was treated as the acquirer for financial statement reporting purposes.

Pursuant to ASC 805-40 Reverse Acquisitions, for financial accounting and reporting purposes, Graphjet was deemed the accounting acquirer with Graphjet Technology being treated as the accounting acquiree, and the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”). Accordingly, the audited consolidated financial statements of the Company represent a continuation of the financial statements of Graphjet, with the Merger being treated as the equivalent of Graphjet issuing stock for the net assets of Graphjet Technology, accompanied by a recapitalization. The net assets of Graphjet Technology were stated at historical costs, with no goodwill or other intangible assets recorded, and were consolidated with Graphjet financial statements on the Closing Date. The number of Graphjet ordinary shares for all periods prior to the Closing Date have been retrospectively increased using the exchange ratio that was established in accordance with the Merger Agreement (the “Exchange Ratio”).

1.3 Acquisition of Subsidiary

In April 2024, the Company’s subsidiary, Graphjet acquired 100% equity interest in GTI US Corp, incorporated in Nevada for a consideration of $10,000. As of June 30, 2025, $5,000 consideration was paid and the balance remains as payable. GTI US Corp is still dormant as of June 30, 2025.

Note 2 - Going Concern and Liquidity

In assessing the Company’s ability to continue as a going concern, the Company monitors and analyses its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses, and capital expenditure obligations.

The Company’s management has considered whether there is substantial doubt about its ability to continue as a going concern due to the Company incurred a net loss of $22,768,135 during the nine months ended June 30, 2025 and, as of that date, the Company had a negative working capital of $15,705,766. These conditions raise doubt about the Company’s ability to continue as a going concern.

To sustain its ability to support the Company’s operating activities and to alleviate the situation, the Company considered supplementing its sources of funding through the following:

●	other available sources of financing from banks and other financial institutions or private lenders;

●	and equity financing.

The Company can make no assurances that required financings will be available for the amounts needed, or on terms commercially acceptable to the Company, if at all. If one or all of these events does not occur or subsequent capital raises are insufficient to bridge financial and liquidity shortfall, there would likely be a material adverse effect on the Company and would materially adversely affect its ability to continue as a going concern.

As such, the Company’s management has determined that the factors discussed above have raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results and cash flows for the periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year or any future interim period. The interim unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the years ended September 30, 2024 and 2023.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries, Graphjet and GTI US Corp. All intercompany balances and transactions, and any unrealized income and expenses arising from intercompany transactions, are eliminated in preparing the unaudited condensed consolidated financial statements.

Use of estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period and the accompanying notes, including allowance for expected credit losses, the useful lives of property and equipment, and impairment of long-lived assets.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Foreign currency

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. Shareholders’ equity account is translated at historical exchange rate. Transaction gains and losses are recognized in the Company’s Unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss based on the difference between the foreign exchange rates on the transaction date and on the reporting date. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

For Graphjet, Malaysian Ringgit (“RM”) has been determined to be the functional currency. Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of June 30,	As of September 30,
	2025	2024

Period-end RM: US$1 exchange rate	4.2125	4.1220

	For the nine months ended June 30,
	2025	2024
Period-average RM: US$1 exchange rate	4.3842	4.7175

Cash

Cash primarily consists of bank deposits, which are unrestricted as to withdrawal and use.

Accounts receivable, net

Accounts receivable includes trade accounts due from customers. Accounts receivables are recorded at the invoiced amount less an allowance for expected credit losses and do not bear interest. Accounts receivable usually are due after 7 to 60 days, depending on the credit term with its customers.

Management reviews the adequacy of the allowance for credit losses on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition and credit history to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary. As of June 30, 2025, no allowance for credit losses of accounts receivable was recognized.

Inventories

Inventories are measured at the lower of cost and net realizable value.

The cost of inventories is calculated using the weighted average method, and includes the cost incurred in acquiring the inventories and incidental cost in bringing them to their existing location and condition. For work-in-progress, cost of production comprised the costs of raw material, packaging material, manufacturing overhead and direct labor, which are allocated to products based on normal operating capacity. As of June 30, 2025 and September 30, 2024, the Company had $66,015 and $73,922 inventories, respectively, which primarily consisted of work-in-progress.

Prepaid expenses

Prepaid expenses represent amounts advanced to suppliers for goods or services that will be received in the future. Certain suppliers require advance payments when the orders are placed, and the prepaid expenses will be utilized to offset the Company’s future payments. These amounts are unsecured, non-interest bearing and generally short-term in nature.

Other receivables

Other receivables primarily include receivables from employee advances and others. Management regularly reviews the aging of the accounts and changes in payment trends and records provision for credit losses when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of June 30, 2025 and September 30, 2024, the Company provided no provision for credit losses, respectively.

Property and equipment, net

Property and equipment are stated at historical cost less accumulated depreciation. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance, and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation is removed from the accounts, and any difference between the selling price and net carrying amount is recorded as a gain or loss in the consolidated statements of operations and comprehensive loss. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2025 and September 30, 2024, no impairment of long-lived assets was recognized.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. The Company determined that upon further review of the warrant agreements, the Company concluded that its warrants qualify for equity accounting treatment.

Upon completion of the Business Combination, all of Graphjet’s outstanding public and private warrants (See Note 16) were replaced by the Company’s public and private warrants. The Company treated such warrants replacement as a warrant modification and no incremental fair value was recognized.

Fair value of financial instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize - revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange.

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company’s revenue is principally derived from sales of graphene and graphite products and related side products. Pursuant to the Company’s contracts with customers, the Company’s only performance obligation of the sales contract is the delivery of products to the customer, amounts charged per product is fixed and determinable. The Company recognized the product revenue when control of the products is passed to the customer, which is the point in time that the customers are able to direct the use of and obtain substantially all of the economic benefit of the goods. The transfer of control typically occurs at a point in time based on consideration of when the customer has an obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the customer has accepted the goods.

Cost of revenues

Cost of revenues mainly consists of cost to manufacture products, primarily includes the cost to purchase raw materials, direct labor, and other related costs that are attributable to production.

Operating Leases

Effective July 1, 2021, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses for lease payments on a straight-line basis over the lease term.

Operating lease right-of-use of assets

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. The Company’s incremental borrowing rate is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease. Lease payments included in the measurement of the lease liability comprise fixed lease payments.

Lease liability is measured at amortized cost using the effective interest rate method.

It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company’s assessment of option purchases, contract extensions or termination options.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews there coverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows. For the three and nine months ended June 30, 2025, the Company did not recognize impairment loss on its ROU assets.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined Cayman Islands, the United States and Malaysia are the Company’s only major tax jurisdictions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2025 and September 30, 2024, and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company is an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands. In Malaysia and Nevada US, current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years. Due to operating losses, the Company’s tax provision was nil for the nine months ended June 30, 2025 and 2024.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. For the three and nine months ended June 30, 2025 and 2024, the calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. There are no other potential dilutive securities outstanding for the three and nine months ended June 30, 2025 and 2024, as a result, diluted loss per share is the same as basic loss per share for the periods presented.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent issued accounting standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startup Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expands annual and interim disclosure requirements for reportable segments. These requirements include: (i) disclosure of significant expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”); (ii) disclosure of an amount for other segment items (equal to the difference between segment revenue less segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss) by reportable segment and a description of their composition; (iii) annual disclosure of a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods; (iv) clarification that, if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report those additional measures of segment profit or loss; (v) disclosure of the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) disclosure of segment profit or loss in assessing segment performance and deciding how to allocate resources; and (vi) requiring a public entity that has a single reportable segment provide all the disclosures required by the amendments in this ASU, and all existing segment disclosures in Topic 280. ASU 2023-07 is effective for the Company’s annual periods beginning January 1, 2024, and for interim periods beginning January 1, 2025. The Company adopted ASU 2023-07 in the year ended September 30, 2024, and applied the amendments retrospectively to all prior periods presented in these consolidated financial statements. Refer to Note 18 segment information.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued Accounting Standards Update No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”), which requires additional disclosures about specific types of expenses included in the expense captions presented on the face of the financial statements. The guidance is effective for fiscal years beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The guidance may be applied either: (1) prospectively to financial statements issued for reporting periods after the effective date, or (2) retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the potential impact of adopting this new guidance on its unaudited condensed consolidated financial statements and related disclosures.

In January 2025, the FASB issued Accounting Standards Update No. 2025-01 to clarify the effective date of ASU 2024-03 (disaggregation of income statement expenses) for non-calendar year-end entities. The clarification ensures that initial adoption is required in an annual reporting period (rather than unintentionally in an interim period) for entities with non-calendar year ends. The amendments align with the effective dates stated in ASU 2024-03 (annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027) and early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2024-03 (as clarified by ASU 2025-01) on its unaudited condensed consolidated financial statements and related disclosures.

In July 2025, the FASB issued Accounting Standards Update No. 2025-05, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets” (“ASU 2025-05”), which introduces a practical expedient (for all entities) and an accounting policy election for non-public entities when estimating expected credit losses for current receivables and contract assets under ASC 606. The standard is effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years, and early adoption is permitted. The amendments are applied prospectively, and eligible entities can choose to apply the practical expedient and accounting policy election, with required disclosures. The Company is currently evaluating the potential impact of adopting ASU 2025-05 on its unaudited condensed consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

Note 4 - Reverse Recapitalization

Upon the consummation of the Business Combination, the following transactions were completed, based on the Company’s capitalization as of March 14, 2024:

(i)	All Energem public shares of 5,387, and all Energem founder shares of 56,718 remained outstanding.

(ii)	46,000 shares to Energem’s financial advisor

(iii)	All 41,668 issued and outstanding shares of Graphjet were converted into 2,295,833 shares

(iv)	3,375 shares to underwriter in connection with the Transactions.

The following table presents the number of the Company’s ordinary shares issued and outstanding immediately following the Reverse Recapitalization (as defined below):

Ordinary
Share
Energem’s ordinary shares outstanding prior to Reverse Recapitalization	73,844
Less: redemption of Energem’s ordinary shares	(11,739)
Ordinary shares issued to underwriter	3,375
Ordinary shares issued to financial advisor	46,000
Total ordinary shares issued upon completion of reverse recapitalization	111,480
Conversion of Graphjet’s ordinary shares	2,295,833
Total ordinary shares issued and outstanding upon completion of reverse recapitalization	2,407,313

Graphjet was determined to be the accounting acquirer given Graphjet effectively controlled the combined entity after the Transactions. The transaction is accounted for as a reverse recapitalization (“Reverse Recapitalization”), which is equivalent to the issuance of ordinary shares by Graphjet for the net monetary assets of Energem, accompanied by a recapitalization. Graphjet is determined as the accounting acquirer and the historical financial statements of Graphjet became the Company’s historical financial statements, with retrospective adjustments to give effect of the Reverse Recapitalization. The net assets of Energem were recognized as of the closing date at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Graphjet and Graphjet’s operations are the only ongoing operations of the Company.

In connection with the Reverse Recapitalization, the Company raised approximately $1,200 of proceeds, presented as cash flows from financing activities.

The following table reconcile the elements of the Reverse Recapitalization to the consolidated statements of cash flows and the changes in shareholders’ deficit:

March 14,
2024
Funds held in Energem’s trust account	$3,760,259
Funds held in Energem’s operating cash account	1,231
Less: payments of transaction costs incurred by Energem	(3,760,259)
Proceeds from the Reverse Recapitalization	1,231
Less: non-cash net deficit assumed from Energem	(3,474,995)
Net distributions from issuance of ordinary shares upon the Reverse Recapitalization	$(3,473,764)

The shares and corresponding capital amounts and all per share data related to Graphjet’s outstanding ordinary share prior to the Reverse Recapitalization have been retroactively adjusted using the Exchange Ratio of 55.1.

Note 5 - Deposits

Deposit allocation	Nature	As of June 30, 2025	As of September 30, 2024
		(unaudited)
Public relations consulting services	Refundable	28,486	29,112
Photocopiers rented for offices use	Refundable	760	776
Total deposits		$29,246	$29,888

Note 6 - Property and Equipment

Property and equipment included in continuing operations consist of the following:

	As of June 30, 2025	As of September 30,
	(unaudited)	2024
Office equipment	$17,790	$13,298
Renovation	155,975	153,886
Plant and machinery	1,446,001	1,456,801
Subtotal	1,619,766	1,623,985
Less: accumulated depreciation	(163,353)	(30,585)
Total property and equipment, net	$1,456,413	$1,593,400

Depreciation of property and equipment is computed on a straight-line basis over its estimated useful life at the following annual rates:

Office equipment	20%
Renovation	20%
Plant and machinery	10%

Depreciation expense amounted to $43,800 and $2,247 for the three months ended June 30, 2025 and 2024, respectively, and $128,200 and $3,858 for the nine months ended June 30, 2025 and 2024, respectively, which have been recorded in general and administrative expenses in the unaudited condensed consolidated statements of operations.

Note 7 - Loans from Third Parties

The Company obtained loans of $522,255 (RM 2,200,000) from external parties Mr. Goh Meng Keong and Mr. Goh Seng Wei, to fund the acquisition of Graphene Patent, and in return they charged the Company with interest, in accordance with arm’s length transaction principle. For the three months ended June 30, 2025 and 2024, there were interest expenses of $6,361 and $5,780, respectively. For the nine months ended June 30, 2025 and 2024, there were interest expenses of $18,766 and $17,424, respectively. The principal amount, maturity date and interest rate for the loans are shown below:

	June 30, 2025 (unaudited)	September 30, 2024
Total interest payable	$84,998	$66,905
Total debt and interest payable	$607,253	$600,626

Lender	Principle	Interest Rate	Lending Date	Due Date
Goh Meng Keong	$474,777	5% p.a	March 22, 2022	September 30, 2025
Goh Seng Wei	$47,478	5% p.a	May 26, 2022	Due on demand

Note 8 - Loans from Prior Shareholders

Short-term Loans

Loans from prior shareholders

(1). On August 4, 2024, August 15, 2024 and October 25, 2024, the Company entered three loan agreements with Mr. Aw Jeen Rong for working capital purpose. Aw Jeen Rong is the Company’s prior shareholder and owned 6.0% of the Company’s ordinary shares as of September 30, 2024. The loans are unsecured, fixed term of repayment, and interest free per the debt settlement agreement dated on April 30, 2025. As of June 30, 2025, total loans drawdown was $299,110. For the three and nine months ended June 30, 2025, there were interest expense of $1,984 and $13,079, respectively. The principal amount, maturity date and interest rate for the loans are shown in the table below:

Lender	Principal	Interest Rate	Lending Date	Due Date
Aw Jeen Rong*	$104,451	-	August 4, 2024	February 4, 2025 (extended to April 30, 2026)
Aw Jeen Rong*	$142,433	-	August 15, 2024	February 15, 2025 (extended to April 30, 2026)
Aw Jeen Rong*	$52,226	-	October 25, 2024	April 30, 2026

	June 30, 2025 (unaudited)	September 30, 2024
Total interest payable	$15,711	$2,145
Total debt and interest payable	314,821	254,449

*	Mr. Aw Jeen Rong resigned as director of Graphjet on March 14, 2025, and his balance as of September 30, 2024 was reclassified from loan from a director to loan from a prior shareholder to conform to the current year’s presentation.

(2) On September 4, 2024 and November 5, 2024, the Company entered two loan agreements with Mr. Liu Yu for working capital purpose. Liu Yu is the Company’s prior shareholder and owned 24.3% of the Company’s ordinary shares as of September 30, 2024. The loan is unsecured, fixed term of repayment, and interest free per the debt settlement agreement dated on April 30, 2025. As of June 30, 2025, total loan drawdown was $152,308. For the three and nine months ended June 30, 2025, there were interest expense of $1,008 and $6,413, respectively. The principal amount, maturity date and interest rate for the loans are shown in the table below:

Lender	Principal	Interest Rate	Lending Date	Due Date
Liu Yu	$101,246	-	September 4, 2024	March 5, 2025 (extended to April 30, 2026)
Liu Yu	$51,062	-	November 5, 2024	April 30, 2026

	June 30, 2025 (unaudited)	September 30, 2024
Total interest payable	$7,074	$408
Total debt and interest payable	159,382	103,877

Payables to prior shareholders

Mr. Lim Hooi Beng and Mr. Aw Jeen Rong are the prior shareholders of the Company.

	June 30, 2025 (unaudited)	September 30, 2024
Lim Hooi Beng*	$3,003,003	$2,152,588
Aw Jeen Rong	7,122	7,278
Payables to prior shareholders	$3,010,125	$2,159,866

*	Mr. Lim Hooi Beng resigned as director of Graphjet on May 5, 2025.

Mr. Lim Hooi Beng and Mr. Aw Jeen Rong own 13.8% and 6.0% of the ordinary shares of the Company as of September 30, 2024.

On March 11, 2024, the Company entered into the debt-to-equity conversion agreements with Mr. Lim Hooi Beng. The Company issued 12,917 ordinary shares at $4.00 per share amounting $3,100,000 to partially settle the outstanding balance. The fair value of those ordinary shares was $2.7 per share, and the difference between the share price per agreement and the fair value is considered as shareholder contribution and charged to additional paid-in-capital.

On April 30, 2025, the Company signed a debt settlement agreement with Lim Hooi Beng to settle the amount of $2,049,658 (RM 8,872,969) owing and provision for bonus $3,450,000 (RM 14,935,050) via the issuance of ordinary shares in two tranches: 1. RM 13,000,000 value of shares 12 months from the date of the agreement, and 2. RM 20,000,000 value of shares 24 months from the date of the agreement. Pursuant to ASC 470-50-40-2, the carrying amount of the debt approximately $5.5 million (RM 23,808,019) was derecognized, and the Company recognized a debt settlement loss of approximately $1.0 million (RM 4,314,854). The Company reclassified the debt as current liability and non-current liability in accordance with ASC 480 based on the appropriate classification of the settlement shares.

Long-term Loans

Payables to a prior shareholder

	June 30, 2025 unaudited	September 30, 2024
Lim Hooi Beng	$3,575,716	$-

Mr. Lim Hooi Beng is the prior shareholder of the Company and owned 13.8% of the Company’s ordinary shares as of September 30, 2024.

On April 30, 2025, the Company signed a debt settlement agreement with Lim Hooi Beng to settle the amount of $2,049,658 (RM 8,872,969) owing and provision for bonus $3,450,000 (RM 14,935,050) via the issuance of ordinary shares in two tranches: 1. RM 13,000,000 value of shares 12 months from the date of the agreement, and 2. RM 20,000,000 value of shares 24 months from the date of the agreement. Pursuant to ASC 470-50-40-2, the carrying amount of the debt approximately $5.5 million (RM 23,808,019) was derecognized, and the Company recognized a debt settlement loss of approximately $1.0 million (RM 4,314,854). The Company reclassified the debt as current liability and non-current liability in accordance with ASC 480 based on the appropriate classification of the settlement shares.

Compensation payable to a prior shareholder

On March 10, 2022, Graphjet entered into Intellectual Property Sales Agreement with Mr. Liu Yu, as supplemented by the letter from Mr. Liu Yu to Graphjet dated July 29, 2022, pursuant to which Graphjet purchased the process for producing palm-based graphene, an intellectual property held by Mr. Liu Yu for approximately $6.3 million payable within the 19th to 36th month period from July 29, 2022. Liu Yu is the Company’s prior shareholder and owned 24.3% of the Company’s ordinary shares as of September 30, 2024. The transfers of IP to the Company by Mr. Liu Yu in exchange for stock prior to or at the time of the company’s IPO through merging with a US SPAC should be recorded at the transferors’ historical cost. Based upon the Company’s records, there is no historical basis of the IP. The excess paid over the IP carrying basis of approximately $6.3 million should be charged as a compensation payable in accordance with ASC 805-50-30-5.

As of September 30, 2022, the Company repaid approximately $0.5 million in cash to Mr. Liu Yu. On March 11, 2024, the Company entered the debt-to-equity conversion agreements with Mr. Liu Yu. The Company issued 21,250 ordinary shares at $4.00 per share amounting $5,100,000 to partially settle the outstanding balance. The fair value of those ordinary shares was $2.7 per share, and the difference between the share price per agreement and the fair value is considered as shareholder contribution and charged to additional paid-in-capital.

The approximately $5.8 million outstanding compensation payable was discounted at an imputed interest rate of 12% per annum, and the amortization expense of debt discount is included in the interest expenses. During the three and nine months ended June 30, 2024, the Company recorded $nil and $345,060 interest expense for the amortization, respectively.

On April 30, 2025, the Company signed a debt settlement agreement with Liu Yu to settle the amount owing of approximately $1.5 million in the following manner: 1. payment of $221,593 12 months from the date of the agreement; 2. payment of $702,610 24 months from the date of the agreement, and; as part of his severance and interest due, $1 million which shall fall due 24 months from the date of agreement and shall be repaid in 10 consecutive monthly instalments of $100,000 each, payable on the first day of each calendar month commencing from the due date. The approximately $1.5 million outstanding compensation payable was discounted at an imputed interest rate of 15% per annum, and the amortization expense of debt discount is included in the interest expenses. During the three and nine months ended June 30, 2025, the Company recorded $479,687 and $479,687 interest expense for the amortization, respectively.

As of June 30, 2025 and September 30, 2024, the outstanding balance on the payable is $1,250,459 and $737,894, respectively.

Note 9 - Other Payables and Accrued Liabilities

	June 30, 2025 (unaudited)	September 30, 2024
Payroll payable	$244,997	$282,461
Rental payable	107,300	70,354
Professional fees	550,430	574,713
Accrued expenses	231,799	304,894
Total other payables and accrued liabilities	$1,134,526	$1,232,422

Note 10 - Deferred Underwriting Commission Payable

On December 21, 2023, the Company entered into a Satisfaction and Discharge of Indebtedness Agreement (the “Agreement”) with its underwriter in satisfaction of the $4,025,000 Deferred Underwriting Commission pursuant to the Underwriting Agreement dated November 15, 2021. In lieu of the Company tendering the full amount of the Deferred Underwriting Commission in cash, the underwriter agreed to accept: (1) $2,000,000 in cash at the time of the closing of the Business Combination, and (2) 3,375 unregistered ordinary shares of the Company (“Ordinary Shares”), which when multiplied by the $10.00 per share price agreed to between the Company and the underwriter (the “Agreed Share Price”) equals $2,025,000 (the “Original Aggregate Share Value”), to be issued and delivered to the underwriter at the closing of the Business Combination. Pursuant to Section 2.1 of the Agreement, the Company agreed to perform the following post-closing covenants if the lowest of the VWAP for a period of five (5) trading days immediately prior to the effectiveness date of the registration statement or prior to eligible date for release pursuant to Rule 144 is lower than the Agreed Share Value, the Company should compensate the underwriter either in cash or issuing additional ordinary shares in an amount equal to the difference between the aggregate VWAP value on any given date and the Original Aggregate Share Value (the “True-Up Obligation”).

As of September 30, 2024, the Company had finalized the settlement of the True-Up Obligation by agreeing to issue 10,754 ordinary shares to the underwriter. However, because the shares had not yet been legally issued as of the reporting date, the Company recorded a liability of approximately $1.5 million, representing the fair value of the shares to be issued. Upon issuance of the shares on May 22, 2025, the liability was reclassified to additional paid-in capital, with no income statement impact.

Note 11 - Provision for Bonus

On February 29, 2024, the Board of Directors of Graphjet approved the proposed bonus plan to reward the senior management team of Graphjet for the successful business combination and corporate listing. The total provision made is $13,800,000 according to the plan.

On April 30, 2025, the Company signed a debt settlement agreement with Lim Hooi Beng to settle the amount of $2,049,658 (RM 8,872,969) owing and provision for bonus $3,450,000 (RM 14,935,050) via the issuance of ordinary shares in two tranches: 1. RM 13,000,000 value of shares 12 months from the date of the agreement, and 2. RM 20,000,000 value of shares 24 months from the date of the agreement. Therefore, the total remaining provision for bonus is $10,350,000 as of June 30, 2025.

Note 12 - Related Party Loans

Loans from a shareholder

In May and June 2025, the Company entered five loan agreements with Mr. Lee Ping Wei for working capital purpose. Lee Ping Wei owned 48.5% and 6.1% of the Company’s ordinary shares as of June 30, 2025 and September 30, 2024, respectively. The loans are unsecured, with interest bearing of 15% per annum and due on demand. As of June 30, 2025, total loans drawdown was $498,516. For the three months ended June 30, 2025, there was interest expense of $3,956. The principal amount, maturity date and interest rate for the loans are shown in the table below:

Lender	Principal	Interest Rate	Lending Date	Due Date
Lee Ping Wei	$118,694	15% p.a	May 28, 2025	Due on demand
Lee Ping Wei	$71,217	15% p.a	June 3, 2025	Due on demand
Lee Ping Wei	$71,217	15% p.a	June 10, 2025	Due on demand
Lee Ping Wei	$118,694	15% p.a	June 16, 2025	Due on demand
Lee Ping Wei	$118,694	15% p.a	June 26, 2025	Due on demand

	June 30, 2025	September 30,
	(unaudited)	2024
Total interest payable	$4,117	$-
Total debt and interest payable	502,633	-

Note 13 - Income Taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

USA

GTI US Corp is incorporated in the United States and is subject to a federal tax rate of 21%. GTI US Corp is still dormant as of June 30, 2025.

Malaysia

The Company’s subsidiary Graphjet was incorporated in Malaysia and is subject to Malaysian Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Malaysian tax laws. The applicable tax rate is 24% in Malaysia.

Since Graphjet has had no taxable income, the Company’s tax provision was zero for the three and nine months ended June 30, 2025 and 2024. As of June 30, 2025 and September 30, 2024, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate for the three and nine months ended June 30, 2025 and 2024 was 0%.

The components of the Company’s income tax provision were as follows for the period indicated:

	For the three months ended June 30, 2025	For the three months ended June 30, 2024	For the nine months ended June 30, 2025	For the nine months ended June 30, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Current	$-	$-	$-	$-
Deferred	-	-	-	-
Total income tax expense	$-	$-	$	$

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	June 30, 2025 (unaudited)	September 30, 2024

Deferred Tax Assets:
Net operating loss carry-forwards	$4,876,038	$4,406,475
Capital allowances	150,591	105,298
Less: valuation allowance	(5,026,629)	(4,511,773)
Deferred tax assets, net	-	-
Deferred tax liabilities:
Capitalized R&D expenses	-	-
Deferred tax (liabilities) assets, net	$-	$-

Movement of valuation allowance:

	June 30, 2025 (unaudited)	September 30, 2024

Balance at beginning of the year	$4,511,773	$281,826
Addition	514,856	4,229,947
Balance at end of the year	$5,026,629	$4,511,773

As of June 30, 2025 and September 30, 2024, the Company had net operating losses carry forward of approximately $20.3 million and approximately $18.3 million, respectively, from the Company’s Malaysian subsidiary, which can be carried forward ten years to offset taxable income.

Valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. If events occur in the future that allow the Company to realize part or all of its deferred income tax, an adjustment to the valuation allowances will result in a decrease in tax expense when those events occur.

Due to the limited operating history of the Malaysian subsidiary, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $4.9 million and $4.5 million related to Malaysian subsidiary as of June 30, 2025 and September 30, 2024, respectively.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of June 30, 2025 and September 30, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax as of June 30, 2025 and September 30, 2024.

Note 14 - Shareholders’ Equity

The Company’s ordinary shares trade on the NASDAQ stock exchange under the symbol “GTI”. Pursuant to the terms of the Amended and Restated Certificate of Incorporation, the company’s authorized share capital is $50,000 divided into 8,333,333 Ordinary Shares each of par value $0.006 per share.

On December 20, 2023, Energem and Graphjet negotiated and entered into a definitive purchase agreement for a PIPE investment (the “PIPE Investment Purchase Agreement”) with Dato’ Sri Pang Chow Huat and/or investment vehicles directly managed by such investor (the “PIPE Investor”) as amended and restated on January 10, 2024. Pursuant to the PIPE Investment Purchase Agreement, Graphjet sold to the PIPE Investor 76 Graphjet Pre-Transaction Shares before the Closing of the Business Combination that was exchanged for 4,167 Combined Entity Ordinary Shares for a total of $2,500,000.

On March 14, 2024, the Company completed its reverse recapitalization with Energem (see Note 4). The shares and corresponding capital amounts and all per share data related to Graphjet’s outstanding ordinary shares prior to the reverse recapitalization in the accompanying consolidated financial statements have been retrospectively adjusted using the Exchange Ratio of 55.1. All of the Graphjet Technology ordinary shares issued and outstanding at the consummation of the business combination have been fully paid.

On November 1, 2024, the Company successfully completed a fundraising exercise amounting to approximately $1.0 million (MYR 4.4 million) net proceeds from new external shareholders. In connection with this fundraising, the Company issued a total of 10,885 Ordinary shares to unrelated third-party investors.

On May 22, 2025, the Company issued an additional 5,377 Ordinary Shares to Joseph Rallo and 5,377 Ordinary Shares to D. Boral Capital LLC. The issuance is part an adjustment between the agreed share price of USD 10.00 per share and the lowest VWAP for a 5-day period up to the registration of the 3,375 Ordinary Shares issued earlier to satisfy $2,025,000 due pursuant to the Satisfaction and Discharge of Indebtedness between the Company, Graphjet Technology Sdn Bhd and EF Hutton LLC.

As of June 30, 2025 and September 30, 2024, we had issued and outstanding Ordinary Shares 2,467,337 and 2,445,647 shares, each with par value of $0.006. The holder of each share of ordinary shares is entitled to one vote.

All share amounts and per share amounts above have been retroactively adjusted for the sixty-for-one share combination, effective August 25, 2025. (See Note 1)

Note 15 - Equity Incentive Plan

At the Special Meeting on February 28, 2024, Energem shareholders considered and approved the Equity Incentive Plan and reserved an amount of ordinary shares equal to 10% of the fully diluted issued and outstanding Combined Entity Ordinary Shares following the Business Combination for issuance thereunder. The Equity Incentive Plan was approved by the Energem board of directors on the same day. The Equity Incentive Plan became effective immediately upon the Closing of the Business Combination. A total number of shares equal to 201,558 have been reserved for future issuance under the Equity Incentive Plan.

Graphjet Technology’s employees, consultants and directors, and employees, consultants and directors of its subsidiaries will be eligible to receive awards under the Equity Incentive Plan. The Equity Incentive Plan is expected to be administered by the Graphjet Technology Board with respect to awards to non-employee directors and by Graphjet Technology’s remuneration committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of Graphjet Technology directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under stock exchange rules. The plan administrator will have the authority to interpret and adopt rules for the administration of the Equity Incentive Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Equity Incentive Plan, including any vesting and vesting acceleration conditions.

Note 16 - Warrants

In connection with the reverse recapitalization, the Company has assumed 200,468 Energem warrants outstanding, which consisted of 191,667 public warrants and 8,801 private warrants. All of these warrants met the criteria for equity classification.

Each whole warrant entitles the registered holder to purchase one whole share of the Company’s common stock at a price of $690 per share. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Company’s initial business combination or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 30 business days, after the closing of the initial business combination, it will use its reasonable commercially reasonable efforts to file, and within 60 business days following its initial business combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the above, if the Company’s common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elect, it will not be required to file or maintain in effect a registration statement, but it will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.6 per warrant:

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $1,080 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

On May 15, 2025, Graphjet Technology and Aiden Lee Ping Wei entered into a Warrant Subscription Agreement, pursuant to which Graphjet Technology issued 333,333 warrants to purchase up to 3,333,333 of the Company’s ordinary shares, at an exercise price of $3.3 to Aiden Lee Ping Wei, for $200,000. The purchaser may not transfer any of the warrant shares for a period of twelve (12) months from the Effective Date. Once the purchaser has exercised up to 483,333 shares underlying the warrants, the Company’s shareholders must approve the issuance of the shares underlying the remaining warrants. The warrants had a fair value of $19.4 million, based upon using the Black-Scholes Options Pricing Model with the flowing inputs:

Share price	$5.82
Exercise price	$3.3
Expected terms (in years)	5
Expected volatility	222.8%
Annual risk-free interest rate	4.06%

The $200,000 cash purchase consideration offset the salary and claim payable the Company owed to the purchaser, the excess of fair value over the cash purchase consideration amounted to $19.2 million was treated as share compensation expense and additional paid-in capital.

The summary of warrants activity is as follows:

	Warrants Outstanding	Ordinary Shares Issuable	Weighted Average Exercise Price	Average Remaining Contractual Life
September 30, 2024	200,468	200,468	$690.00	4.00
Granted	333,333	333,333	$3.30	5.00
Forfeited	-	-	$-	-
Exercised	-	-	$-	-
June 30, 2025	533,801	533,801	$261.19	4.44

The Company accounted for the 200,468 warrants assumed from the merger and the 333,333 warrants issued to Aiden Lee Ping Wei as equity instruments in accordance with ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”.

Note 17 - Concentrations of Risks

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, deposits and other receivables.

(a) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In Malaysia, the insurance coverage for cash deposits of each depositor at each bank is RM 250,000 (approximately $56,000). As of June 30, 2025, cash balance of RM 195,157 ($46,329) was deposited with financial institutions located in Malaysia, which was not subject to credit risk. Cash deposits at each United States financial institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of June 30, 2025, the Company did not exceed the FDIC insured limits. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company’s operating subsidiary is in Malaysia, and their functional currency is RM. As a result, the Company is exposed to foreign exchange risk as the Company’s results of operations may be affected by fluctuations in the exchange rate between USD and RM. If the RM appreciates against the USD, the value of the Company’s RM revenues, earnings, and assets as expressed in the Company’s USD financial statements will decline. The Company has not entered any hedging transactions in an effort to reduce the Company’s exposure to foreign exchange risk.

The Company is also exposed to risk from its deposits and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

(b) Vendor concentration risk

For the three months ended June 30, 2025, one supplier accounted for 100% of the total raw material purchases. For the nine months ended June 30, 2025, three suppliers accounted for approximately 47.0%, 46.5% and 6.5% of the total raw material purchases.

For the three and nine months ended June 30, 2024, the Company did not make any raw material purchases.

Note 18 - Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the Company’s chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has only one geographic operating location in Malaysia, so the Company determines that reporting operating segments by geographic locations is not necessary.

The Company’s organizational structure is based on a number of factors that the CODM uses to evaluate, view and run its business operations which include, but not limited to, customer base, homogeneity of service and technology. The Company’s operating segments are based on such organizational structure and information reviewed by the CODM to evaluate the operating segment results. Based on management’s assessment, the Company determined that it has only one operating segment as defined by ASC 280.

The following table presents major accounts of statements of operations by segments for the three and nine months ended June 30, 2025 and 2024.

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2025 (unaudited)	2024 (unaudited)	2025 (unaudited)	2024 (unaudited)
Revenues	$49,316	$-	$49,316	$-
Cost of revenues	76,005	-	76,005	-
Segment gross loss	(26,689)	-	(26,689)	-
Advertising and marketing expenses	-	182,461	104,409	313,574
Salaries and benefits expenses	1,144,402	277,903	1,651,091	334,607
Provision for bonus	-	-	-	13,606,765
Insurance, legal and consulting expenses	439,778	1,170,578	698,523	1,366,574
Other operating expenses	87,831	381,996	422,993	707,440
Share compensation expense	19,200,000	-	19,200,000	-
Total operating expenses	20,872,011	2,012,938	22,077,016	16,328,960
Segment operating loss	(20,898,700)	(2,012,938)	(22,103,705)	(16,328,960)
Interest income (expense), net	384,284	(5,282)	357,456	(362,484)
Other expenses, net	(987,541)	(311)	(1,021,886)	(1,363)
Income tax expense	-	-	-	-
Segment net loss	$(21,501,957)	$(2,018,531)	$(22,768,135)	$(16,692,807)

Note 19 - Commitments and Contingencies

Lease commitments

The Company has entered in one operating factory lease agreement in Selangor expiring through January 2026. The lease contains an option to extend at the time of expiration, and the Company has the right of priority of exercising the option. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants. The lease is classified as an operating lease, and lease expense for the lease is recognized on the straight-line basis over the lease term which the Company estimated to be 1.5 years.

Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate which is implicit in the lease. The Company determines the incremental borrowing rate for each lease based primarily on its lease term in Malaysia, which is approximately 6.4% p.a. The total operating lease expenses for the lease agreement for the three and nine months ended June 30, 2025 were $12,525 and $36,951, respectively.

Weighted-average remaining term and discount rate related to leases were as follows:

	As of June 30, 2025	As of September 30, 2024
	(Unaudited)
Weighted-average remaining term in number of years
Operating leases	0.58	-
Weighted-average discount rate
Operating leases	6.4 % p.a	-

The following table sets forth the Company’s undiscounted future minimum lease payment schedule as of June 30, 2025:

Lease payments
Twelve months ending June 30, 2026	$29,911
Total lease payments	29,911
Less: discount	472
Present value of lease liabilities	29,439
Current lease liabilities	(29,439)
Non-current lease liabilities	$-

The Company also entered in two operating lease agreements in Malaysia, which will expire till March 2026. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The leases contain options to extend at the time of expiration, but the Company will not exercise it. The Company did not recognize the operating lease ROU assets and lease liabilities on the balance sheet as this lease had an initial term of 12 months or less.

Operating lease expenses for the two lease agreements amounted to $3,413 and $55,910 for the three months ended June 30, 2025 and 2024, respectively, and $55,351 and $145,176 for the nine months ended June 30, 2025 and 2024, respectively, which were recorded under general and administrative expenses.

The following table sets forth the Company’s undiscounted future minimum lease payment schedule as of June 30, 2025. There were no commitment and contingency other than those stated below:

Commitments and Contingencies	Terms	Amount
Rental of premise	Rental payments due from July 2025 to March 2026	$6,920

Note 20 - Subsequent Events

The Company has evaluated all events that occurred after June 30, 2025 through the date the unaudited condensed consolidated financial statements were available for issuance and identified the following subsequent events occurred that would require recognition or disclosure in the Company’s unaudited condensed consolidated financial statements.

On July 17, 2025, Chris Lai, the Company’s CEO/CFO attended the hearing with the Nadsaq Hearing Panel (the “Hearing Panel”) and, together with the Company’s attorney, presented the Company’s case to the Hearing Panel. During the hearing, Chris Lai made a commitment to the Hearing Panel that the Company’s Forms 10Q for the three months ended December 31, 2024, March 31, 2025, and June 30, 2025 would be filed by the middle of September 2025.

On July 25, 2025, the Company received a decision letter from the Nasdaq Hearings Panel granting the Company’s request to continue its listing on The Nasdaq Stock. The decision is conditioned on the Company (i) demonstrating compliance with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) on or before August 29, 2025, (ii) demonstrating compliance with Nasdaq Listing Rule 5450(c)(1) (the “Periodic Filing Rule”) on or before September 15, 2025, and (iii) providing the Panel with an update regarding the Company’s fundraising plans on or before September 30, 2025.

On August 7, 2025, the Company held an extraordinary general meeting of the shareholders of the Company to vote and approve 1) The Share Capital Reorganization Proposal 2) The Share Consolidation Proposal 3) The Charter Amendment Proposal and 4) The Adjournment Proposal. On the same day, the Board approved the implementation of the share consolidation at a ratio of 1-for-60 (the “Share Consolidation”). The share consolidation is expected to become effective on August 25, 2025.

On August 14, 2025, the Company executed two separate Subscription Agreements with Yasuka Infinity SDN BHD (“Yasuka Infinity”) and Goh Meng Keong. The Subscription Agreement with Yasuka Infinity is to settle a debt of USD$ 21,129.80 owed by the Company to Yasuka Infinity. As settlement of the debt, the Company agreed to issue 195,646 ordinary shares, which is 3,261 post-Share Consolidation shares. The Subscription Agreement with Goh Meng Keong is also to settle a debt of USD$ 553,201.33 owed by the Company to Goh Meng Keong. As settlement of the debt, the Company agreed to issue 11,100,000 ordinary shares, which is 185,000 post-Share Consolidation shares. On August 25, 2025, the Company issued 3,261 post-Share Consolidation shares to Yasuka Infinity and 185,000 post-Share Consolidation shares to Goh Meng Keong.

On August 19, 2025, the Company entered into a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Cosmo Esteem SDN BHD, a company incorporated in and under the laws of Malaysia (the “Vendor”) and Graphjet Technology SDN BHD, a wholly owned subsidiary of the Company (the “Purchaser”). Pursuant to the Sale and Purchase Agreement, the Purchaser will buy the property from which the Company currently operates from, which is owned by the Vendor. As payment for the property to the Vendor, the Company agreed to issue 97,462,455 of its ordinary shares at a per share price of USD$ 0.074, to Tan Chin Teong, which is 1,624,375 post-Share Consolidation Shares. On August 25, 2025, the Company issued 528,464 post-Share Consolidation shares to Tan Chin Teong.

On August 25, 2025, the Share Consolidation became effective, causing every 60 ordinary shares issued and outstanding to automatically be combined into one ordinary share. The Share Consolidation did not affect any shareholder’s percentage ownership, except for adjustments that resulted from the treatment of fractional shares, which were rounded up to the nearest whole share. Further, the par value of the ordinary shares was reduced from $0.0001 per share to $0.006 per share.

Note 21 - Restatement of Previously Issued Financial Statements

The Company identified material misstatements in its previously issued unaudited condensed financial statements as of June 30, 2024 and for the three and nine months ended June 30, 2024 as below, and as a result the Company has restated the previously issued unaudited condensed consolidated financial statements as of June 30, 2024 and for the three and nine months ended June 30, 2024 in accordance with ASC 250 Accounting Changes and Error Corrections, to reflect the effects of the restatement adjustments and to make certain corresponding disclosures.

The categories of adjustments and their impacts on previously issued financial statements are described below and identified in the Restatement Reconciliation Tables in the column entitled “Reference”:

a.	The Company failed to record the correct cost of the intellectual property purchased from a related party, incorrectly recorded the amortization expense, and incorrectly recorded the liability without considering imputed interest related to the intellectual property purchased. Such failure has resulted in the misstatements of “Intangible assets, net”, “Accumulated deficit” and “Accumulated other comprehensive (loss) profit” as of June 30, 2024, and misstatements of “General and administrative expenses” and “Net loss” for the three and nine months ended June 30, 2024.

b.	The Company incorrectly recorded the merger transaction costs as general and administrative expenses. Such failure has resulted in the misstatements of “Deferred merger costs”, “Additional paid-in capital”, “Accumulated deficit” and “Accumulated other comprehensive (loss) profit” as of June 30, 2024, and misstatements of “General and administrative expenses” and “Net loss” for the nine months ended June 30, 2024.

c.	The Company incorrectly classified other expenses as general and administrative expenses, and under accrued the bonus of the senior management team of Graphjet for the successful business combination and corporate listing, and classified changes in payable to director as operating activities. Such failure has resulted in the misstatements of “Provision for bonus”, “Accumulated deficit” and “Accumulated other comprehensive (loss) profit” as of June 30, 2024, and misstatements of “General and administrative expenses”, “Other expenses, net” and “Net loss” for the three and nine months ended June 30, 2024, and misstatements of “Statements of cash flows” for the nine months ended June 30, 2024.

d.	The Company incorrectly recorded the accounts related to reverse recapitalization. Such failure has resulted in the misstatements of “Balance sheet” as of June 30, 2024, misstatements of “Weighted average number of ordinary shares outstanding - basic and diluted” for the three and nine months ended June 30, 2024, and misstatements of “Statements of cash flows” for the nine months ended June 30, 2024.

e.	The Company incorrectly used historical exchange rate to translated certain accounts from Malaysian Ringgit (“RM”) into US$. Such failure has resulted in the misstatements of “Balance sheet” as of June 30, 2024, and misstatements of “Statements of operations and comprehensive loss” for the three and nine months ended June 30, 2024, and misstatements of “Statements of cash flows” for the nine months ended June 30, 2024.

In the following tables, the Company presented a reconciliation of consolidated balance sheets, statements of operations and comprehensive loss, and cash flows as previously issued for these prior periods to the restated and revised amounts.

Summary of Restatements - Unaudited Condensed Consolidated Statements of Operations and Comprehensive loss:

	For the Three Months Ended June 30, 2024
	As previously reported	Adjustments	Reference	As restated

Operating expenses:
General and administrative expenses	$2,132,149	$(119,211)	a, c, e	$2,012,938
Total operating expenses	2,132,149	(119,211)	a, c, e	2,012,938

Loss from operations	(2,132,149)	119,211	a, c, e	(2,012,938)

Other income (expenses)
Interest expense, net	(5,796)	514	e	(5,282)
Other expenses, net	-	(311)	c	(311)
Total other expense, net	(5,796)	203	c, e	(5,593)

Loss before income taxes	(2,137,945)	119,414	a, c, e	(2,018,531)

Income tax expense	-	-		-

Net loss	$(2,137,945)	$119,414	a, c, e	$(2,018,531)

Foreign currency translation adjustment	(18,415)	(1,937)	a, c, e	(20,352)

Total comprehensive loss attributable to ordinary shareholders	$(2,156,360)	$117,477	a, c, e	$(2,038,883)

Weighted average number of ordinary shares outstanding - basic and diluted*	2,445,688	(41)	d	2,445,647

Loss per ordinary share - basic and diluted*	$(0.87)	$0.04	a, b, c, d e	$(0.83)

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4 and share combination at a ratio of one-for-sixty effected on August 25, 2025 as described in Note 1.

Summary of Restatements - Unaudited Condensed Consolidated Statements of Operations and Comprehensive loss:

	For the Nine Months Ended June 30, 2024
	As previously reported	Adjustments	Reference	As restated

Operating expenses:
General and administrative expenses	$14,139,078	$2,189,882	a, b, c, e	$16,328,960
Total operating expenses	14,139,078	2,189,882	a, b, c, e	16,328,960

Loss from operations	(14,139,078)	(2,189,882)	a, b, c, e	(16,328,960)

Other income (expenses)
Interest expense, net	(17,440)	(345,044)	a, c	(362,484)
Other expenses, net	-	(1,363)	c	(1,363)
Total other expense, net	(17,440)	(346,407)	a, c	(363,847)

Loss before income taxes	(14,156,518)	(2,536,289)	a, b, c, e	(16,692,807)

Income tax expense	-	-		-

Net loss	$(14,156,518)	$(2,536,289)	a, b, c, e	$(16,692,807)

Foreign currency translation adjustment	(29,994)	(164,327)	a, b, c, e	(194,321)

Total comprehensive loss attributable to ordinary shareholders	$(14,186,512)	$(2,700,616)	a, b, c, e	$(16,887,128)

Weighted average number of ordinary shares outstanding - basic and diluted*	972,814	1,382,286	d	2,355,100

Loss per ordinary share - basic and diluted*	$(14.55)	$7.46	a, b, c, d, e	$(7.09)

*	Giving retroactive effect to reverse recapitalization effected on March 14, 2024 to reflect exchange ratio of approximately 55.1 as described in Note 4 and share combination at a ratio of one-for-sixty effected on August 25, 2025 as described in Note 1.

Summary of Restatements - Unaudited Condensed Consolidated Statements of Cash Flows:

	For the Nine Months Ended June 30, 2024
	As previously reported	Adjustments	Reference	As restated

Cash flows from operating activities:
Net loss	$(14,156,518)	$(2,536,289)	a, b, e	$(16,692,807)
Adjustments to reconcile net loss to net cash used in operating activities.
Amortization expense	323,772	(323,696)	a, e	76
Depreciation expense	3,870	(12)	e	3,858
Foreign currency translation	(29,994)	29,994	e	-
Changes in operating assets and liabilities
Prepaid expenses	125,596	(32,110)	d, e	93,486
Advance to a related company	97,882	(529)	e	97,353
Deposits	(43,114)	(763)	e	(43,877)
Other receivables	(47,018)	(337)	e	(47,355)
Interests payable	17,433	(9)	e	17,424
Other payables	(289,900)	290,000	d	100
Accrued expenses	(878,520)	1,071,791	d, e	193,271
Related party payable	(88,542)	88,542	d	-
Deferred underwriting fee	(2,000,000)	2,000,000	d	-
Payable to directors	2,463,297	(2,463,297)	a, c, d, e	-
Provision for bonus	10,154,677	3,645,323	c	13,800,000
Net cash used in operating activities	(4,347,079)	1,768,608	a, b, c, d, e	(2,578,471)

Cash flows from investing activities:
Purchases of property and equipment	(1,271,043)	(691)	e	(1,271,734)
Net cash used in investing activities	(1,271,043)	(691)	e	(1,271,734)

Cash flows from financing activities:
Proceeds from issuance of shares	6,260,259	(6,260,259)	d	-
Repayment of working capital loan	(555,358)	555,358	d	-
Proceeds from long-term debt - related party	-	2,583,996	c	2,583,996
Repayments to long-term debt - related party	-	(105,988)	c	(105,988)
Payments of deferred merger costs	-	(919,446)	b, e	(919,446)
Proceeds from the completion of reverse recapitalization	-	1,231	d	1,231
Proceeds from PIPE investment	-	2,500,000	b, c, d, e	2,500,000
Net cash provided by financing activities	5,704,901	(1,645,108)	b, c, d, e	4,059,793

Effect of exchange rate changes	-	(122,809)	e	(122,809)

Net change in cash	86,779	-		86,779

Cash - beginning of the period	1,430	-		1,430

Cash - end of the period	$88,209	$-		$88,209

GRAPHJET TECHNOLOGY

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$6,111.81
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant as officers or directors to the maximum extent permitted by applicable law.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Memorandum of Association or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the applicable statute, the registrant’s Memorandum of Association, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 15. Recent Sales of Unregistered Securities.

On May 15, 2025, Graphjet Technology and Aiden Lee Ping Wei entered into a Warrant Subscription Agreement, pursuant to which Graphjet Technology issued 20,000,000 warrants to purchase up to 200,000,000 of the Company’s Class A ordinary shares, at an exercise price of $0.055 to Aiden Lee Ping Wei. After the Share Consolidation, the amount of warrants now held by Aiden Lee Ping Wei is 333,334 warrants to purchase up to 3,333,340 Class A ordinary shares, at an exercise price of $3.30.

On August 14, 2025, the Company executed two separate Subscription Agreements with Yasuka Infinity SDN BHD (“Yasuka Infinity”) and Goh Meng Keong. The Subscription Agreement with Yasuka Infinity is to settle a debt of USD$ 21,129.80 owed by the Company to Yasuka Infinity. As settlement of the debt, the Company agreed to issue 195,646 ordinary shares to Yasuka Infinity. On August 25, 2025, the Company issued 3,261 post-Share Consolidation shares to Yasuka Infinity. The Subscription Agreement with Goh Meng Keong is also to settle a debt of USD$ 553,201.33 owed by the Company to Goh Meng Keong. As settlement of the debt, the Company agreed to issue 11,100,000 ordinary shares to Goh Meng Keong. On August 25, 2025, the Company issued 185,000 post-Share Consolidation shares to Goh Meng Keong.

On August 19, 2025, the Company entered into a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Cosmo Esteem SDN BHD, a company incorporated in and under the laws of Malaysia (the “Vendor”) and Graphjet Technology SDN BHD, a wholly owned subsidiary of the Company (the “Purchaser”). Pursuant to the Sale and Purchase Agreement, the Purchaser bought the property from which the Company currently operates from, which is owned by the Vendor. As payment for the property, the Company agreed to issue 97,462,455 ordinary shares of the Company at a per share price of USD$ 0.074, to Tan Chin Teong. Following the Share Consolidation, the amount of Ordinary Shares issuable is 1,624,375 (the “Original Share Number”) at a per share price of USD$ 4.44 (the “Original Issue Price”). Moreover, Section 3.2 of the Sale and Purchase Agreement contains an adjustment provision stating that additional shares will be issuable, pursuant to a formula set forth therein, if the market price of the Ordinary Shares falls below the Original Issue Price. As the market price has fallen below the Original Issue Price, the number of shares issuable to Tan Chin Teong has been adjusted from the Original Share Number to 11,593,977. As of the date of this Registration Statement, 528,464 Ordinary Shares have been issued to Tan Chin Teong under the Sale and Purchase Agreement, and the Company will be seeking Shareholder approval for the remaining 11,065,513, which are subject to the shareholder approval requirement under Nasdaq Listing Rule 5635(d).

On September 5, 2025 and September 9, 2025 Tan Chin Teong transferred 500,000 of his Class A Ordinary Shares to third parties. Tan Chin Teong currently holds 28,646 ordinary shares.

On December 1, 2025, the Company entered into a Debt Settlement and Subscription Agreement with Aiden Lee Ping Wei to partially settle the outstanding bonus provision. Under the agreement, the Company had on December 5, 2025 issued 635,000 Class A Ordinary Shares at an issue price of $0.972 per share aggregating to settlement of $617,220.

Item 16. Exhibits.

Exhibit No.	Description
3.1*	Amended and Restated Memorandum of Association and Articles of Association.

4.1*	Warrant Subscription Agreement dated May 15, 2025, by and between Graphjet Technology and Aiden Lee Ping Wei

4.2*	Form of Warrant dated May 16, 2025, by and between Graphjet Technology and Aiden Lee Ping Wei

5.1*	Opinion of Harney Westwood & Riegels (Cayman) LLP

10.1*	Debt Settlement and Subscription Agreement dated August 14, 2025, by and between Graphjet Technology and Yasuka Infinity Sdn Bhd

10.2*	Debt Settlement and Subscription Agreement dated August 14, 2025, by and between Graphjet Technology and Goh Meng Keong.

10.3*	Sale and Purchase Agreement dated August 19, 2025, by and between Graphjet Technology, Graphjet Technology Sdn Bhd, and Cosmo Esteen Sdn Bhd.

10.4*	Master Loan Agreement dated October 16, 2025, by and between Graphjet Technology and International Liquidity, LLC.

10.5*	Master Pledge Agreement dated October 16, 2025, by and between Graphjet Technology and International Liquidity, LLC.

23.1*	Consent of Kreit & Chiu CPA, LLP

23.2*	Consent of Harney Westwood & Riegels (Cayman) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

to reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Selangor, Country of Malaysia, on December 22, 2025.

GRAPHJET TECHNOLOGY

/s/ Chris Lai Ther Wei
Name:	Chris Lai Ther Wei
Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Graphjet Technology, hereby severally constitute and appoint Chris Lai Ther Wei to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2025.

Signature	Title	Date

/s/ Chris Lai Ther Wei	Chief Executive Officer, Chief Financial Officer and Director	December 22, 2025
Chris Lai Ther Wei	(Principal Executive Officer and)
Principal Financial and Accounting Officer

/s/ Ang Chee Yong	Independent Director	December 22, 2025
Ang Chee Yong

/s/ Chen Siow Woon	Independent Director	December 22, 2025
Chen Siow Woon

/s/ Pwa Yee Guo	Independent Director	December 22, 2025
Pwa Yee Guo

/s/ Tan Song Jie	Independent Director	December 22, 2025
Tan Song Jie

*	Signed by Chris Lai Ther Wei pursuant to the power of attorney signed by each individual and filed with this Registration Statement.